--------------------------------------------------------------------------------

COMPLETE APPRAISAL
OF REAL PROPERTY

TOTEM VALLEY BUSINESS CENTER
12800 N.E. 126th Place
Kirkland, King County, Washington

--------------------------------------------------------------------------------

IN A SELF-CONTAINED REPORT

As of May 9, 1997

Prepared for:

PRUDENTIAL SECURITIES, INCORPORATED
199 Water Street, 16th Floor
New York, New York 10292

Prepared by:

CUSHMAN & WAKEFIELD OF OREGON, INC.
Valuation Advisory Services
200 S.W. Market Street, Suite 200
Portland, Oregon  97201

Cushman & Wakefield of Oregon, Inc.                                       [LOGO]
200 SW Market Street, Suite 200
Portland, OR 97201-5730
Tel: (503) 279-1745
Fax: (503) 279-1791



May 22, 1997

Mr. Chester Piskorowski
Senior Vice President
PRUDENTIAL SECURITIES, INCORPORATED
199 Water Street, 16th Floor
New York, New York  10292

Re:      Complete Appraisal of Real Property
         Totem Valley Business Center
         12800 N.E. 126th Place
         Kirkland, Washington

Dear Mr. Piskorowski:

        In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Oregon, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the Totem Valley Business Center.

        The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

        This report was prepared for Prudential Securities, Incorporated and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield of Oregon, Inc.

        This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

        The property was inspected by and the report was prepared by Steven A. Zenker, MAI.

Mr. Chester Piskorowski
Prudential Securities, Incorporated
Page 2
May 22, 1997

        Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 9, 1997, was:

                   SEVEN MILLION TWO HUNDRED THOUSAND DOLLARS
                                   $7,200,000

        This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF OREGON, INC.


/s/ Steven A. Zenker, MAI
--------------------------
Steven A. Zenker, MAI
Director
State Certified Appraiser No. 270-11 ZE-NK-ES-A399BM

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

PROPERTY NAME:                     Totem Valley Business Center

LOCATION:                          12800 N.E. 126th Place
                                   Kirkland, King County Washington

GENERAL OVERVIEW:                  This is modern one-story seven building
                                   industrial park of 105,115 square feet
                                   constructed from 1983 to 1985 on an 8.19 acre site. The improvements, which are 50.8 percent office and 49.2 percent warehouse, has painted tilt-up concrete panels toward the rear (interior) of each building. The exterior walls, facing the parking areas are finished with a rough-hewn wood sheathing walls, and concrete slab floor. Ceiling clearances in the warehouse area are 14 feet.

INTEREST APPRAISED:                Leased Fee Estate

DATE OF VALUE:                     May 9, 1997

DATE OF INSPECTION:                May 9, 1997

OWNERSHIP:                         Prudential Bache Securites and Equitec

LAND AREA:                         8.19, or 356,588 square feet acres

1996-97 PROPERTY ASSESSMENT:       $5,881,600

1996-97 PROPERTY TAXES:            $78,497.96

ZONING:                            LI, Light Industrial, and PUD, Planned Unit
                                   District, City of Kirkland

HIGHEST AND BEST USE

       If Vacant:                  Industrial Development

       As Improved:                Office services/business park property. The
                                   current improvements represent the highest and best use.

IMPROVEMENTS

       Type: Seven one-story, tilt-up concrete office services/and warehouse buildings

       Year Built:                 Three of the buildings were built in 1983 and
                                   the remaining four in 1985

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

OPERATING DATA AND FORECASTS
   Current Occupancy                                   99.1%

   Forecasted Stabilized Occupancy:                    92.0%

VALUE INDICATORS
   Cost Approach                                       N/A

   Sales Comparison Approach                           $6,800,000 to $7,400,000
     Value Per Square Foot:                            $65.00 to $70.00

   Income Approach--Direct Capitalization
     Current Vacancy:                                  99.1%
     Stabilized Vacancy Rate:                          8.0%
     Effective Gross Income:                           $1,018,805
     Net Operating Income:                             $691,497
     Overall Capitalization Rate:                      9.35%
   Indicated Value:                                    $7,400,000

   Income Approach--Discounted Cash Flow Analysis
     Stabilized Vacancy Rate:                          8.0%
     Estimated Vacancy Between Tenants:                2 months
     Probability of Renewal                            75.0%
     Tenant Improvement Allowance
       New Leases (Office):                            $5.00/SF per square foot
       New Tenants in Previously
          Occupied Space (Office):                     $2.50 per square foot
       Warehouse Space:                                $1.00 per square foot
     Estimated Market Rental Growth Rate:              3.5%
     Reversion Year Capitalization Rate:               9.75%
     Transaction Costs in Reversion Sale:              3.0%
     Discount Rate:                                    11.75%
     Implicit First Year Capitalization Rate:          9.74%
   Indicated Value:                                    $7,100,000

VALUE CONCLUSION:                                      $7,200,000
     Value Per Square Foot:                            $68.50(Net Rentable Area)
     Implicit Capitalization Rate:                     9.60%

EXPOSURE TIME IMPLICIT
       IN MARKET VALUE ESTIMATE:                       12 months

SPECIAL ASSUMPTIONS AFFECTING VALUATION:

o Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

SPECIAL RISK FACTORS:

        Special risk factors associated with this property were taken into consideration in our appraisal.

o   None

FAVORABLE INFLUENCES

o   Good market conditions

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            PAGE

PHOTOGRAPHS OF SUBJECT PROPERTY...............................................1

INTRODUCTION..................................................................4
     Identification of Property...............................................4
     Property Ownership and Recent History....................................4
     Purpose and Intended Use of the Appraisal................................4
     Extent of the Appraisal Process..........................................4
     Date of Value and Property Inspection....................................5
     Property Rights Appraised................................................5
     Definitions of Value, Interest Appraised, and Other Pertinent Terms......5
     Legal Description........................................................6

REGIONAL ANALYSIS.............................................................7

NEIGHBORHOOD ANALYSIS........................................................19

INDUSTRIAL MARKET ANALYSIS...................................................21

PROPERTY DESCRIPTION.........................................................24
     Site Description........................................................24
     Improvements Description................................................25

REAL PROPERTY TAXES AND ASSESSMENTS..........................................29

ZONING.......................................................................31

HIGHEST AND BEST USE.........................................................32

VALUATION PROCESS............................................................34

SALES COMPARISON APPROACH....................................................36

INCOME CAPITALIZATION APPROACH...............................................42

RECONCILIATION AND FINAL VALUE ESTIMATE......................................57

ASSUMPTIONS AND LIMITING CONDITIONS..........................................60

CERTIFICATION OF APPRAISAL...................................................62

ADDENDA......................................................................63

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

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                                    [PHOTO]







================================================================================

                            Westerly view of subject

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                                    [PHOTO]







================================================================================

                            Westerly view of subject

================================================================================

================================================================================





                                    [PHOTO]








================================================================================

                            Northerly view of subject

================================================================================





                                    [PHOTO]








================================================================================

                      Interior view of typical office space

================================================================================

================================================================================






                                    [PHOTO]







================================================================================

                      Interior view of typical office space

================================================================================





                                    [PHOTO]






================================================================================

                    Interior view of typical warehouse space

================================================================================

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

IDENTIFICATION OF PROPERTY

     The subject property, Totem Valley Business Center, consists of seven single-story, average quality, tilt-up concrete, multi-tenant office services/business park buildings. The improvements total 105,115 square feet and include varying amounts of office space. We have not valued the condominium interest.

     The subject has one vacant space totaling 980 square feet. The improvements were constructed on a 356,588 square foot, 8.19-acre, irregular, level to gently sloping, site at street grade, on the southwest corner of 128th Lane N.E. and N.E. 125th Place in Kirkland, Washington. Access is direct from N.E. 125th Place via two curb-cuts and 128th Lane N.E. 128th Lane N.E. is a 40-foot, paved, private road crossing leased to the subject by Burlington Northern Railroad. This Private Roadway and Crossing Agreement was signed in October 1982 and can be terminated by Burlington Northern Railroad at any time with 30 days notice. This drive provides convenient access to the subject property. However, its absence would not adversely affect rents.

     The subject's street address is 12800 N.E. 126th Place, Kirkland, Washington. The King County Department of Assessments identifies the subject as Tax Account Numbers 034870-0020, -0030, 034871-0020, 866335-0010, -0020, -0040,
-0070, -0080.

PROPERTY OWNERSHIP AND RECENT HISTORY

     The subject property is owned by Prudential Bache Securities/Equitec Real Estate Partnership, a California limited partnership. According to public records, the property was purchased by Prudential Bache/Equitec on February 12, 1987 for $6,179,000. There have been no recorded sales of the property over the last three years.

PURPOSE AND INTENDED USE OF THE APPRAISAL

     The purpose of this appraisal is to estimate the market value of a leased fee estate on May 9, 1997. The appraisal is to be used to assist the client in evaluating current offers to purchase the properties from Equitec and other offers that may arise.


EXTENT OF THE APPRAISAL PROCESS

     In the process of preparing this appraisal, we:

     o    Inspected the building and the site improvements with Ms. Paula
          Canton.

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the Ms. Canton.

     o Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

--------------------------------------------------------------------------------

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

     o Prepared an estimate of stabilized income and expense (for capitalization purposes).

     o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

     o    Prepared Sales Comparison and Income Approaches to value.

DATE OF VALUE AND PROPERTY INSPECTION

     The date of value is May 9, 1997, which is also the date of our last inspection.

PROPERTY RIGHTS APPRAISED

     We have appraised a leased fee estate.

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     EXPOSURE TIME

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

--------------------------------------------------------------------------------

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

     Based on our discussions with numerous real estate professionals, coupled with the marketing times of the sales data presented herein, we conclude that a marketing period of no more than twelve months would be required in order to sell the property.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     FEE SIMPLE ESTATE

     Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     LEASED FEE ESTATE

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     MARKET RENT

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     CASH EQUIVALENT

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     MARKET VALUE AS IS ON APPRAISAL DATE

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

LEGAL DESCRIPTION

     The legal description is lengthy and is in the Addenda.

--------------------------------------------------------------------------------

                     [GRAPHICAL REPRESENTATION OF REGIONAL
                              MAP OF SUBJECT AREA]

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

CENTRAL PUGET SOUND AREA

     The subject property is located in the City of Kirkland. The City of Kirkland is in the northeast portion of the Central Puget Sound area of the State of Washington. The Puget Sound region is the central financial and distribution core for the Pacific Northwest, as well as the largest population center. The major share of patrons for the subject property are to be drawn from the Central Puget Sound area, and the economic health of the overall region will have a direct impact on the subject property. (Refer to the facing Regional Map.)

     A PERSPECTIVE

     The Central Puget Sound area consists of an approximately 100-mile long strip of land, varying in width from 30 to 50 miles with the Puget Sound to the west and the Cascade Mountain Range to the east. This area includes four PMSAs and MSAs as designated by the U.S. Census Bureau. They are Seattle-Bellevue-Everett, Tacoma, Olympia and Bremerton. The chart below summarizes the counties and major cities in each PMSA/MSA. The
Seattle-Tacoma-Bremerton CMSA includes all four PMSA's.

================================================================================
                                PUGET SOUND PMSAS AND MSAS
--------------------------------------------------------------------------------
        NAME                    COUNTIES               MAJOR CITIES
================================================================================
Seattle/Bellevue/Everett  King/Snohomish/Island     Seattle, Bellevue, Everett
--------------------------------------------------------------------------------
Tacoma                    Pierce                    Tacoma
--------------------------------------------------------------------------------
Olympia                   Thurston                  Olympia, Lacey
--------------------------------------------------------------------------------
Bremerton                 Kitsap                    Bremerton
================================================================================


     In the last five years, population growth has shifted away from the core Seattle/Bellevue/Everett area into the formerly rural areas of Pierce, Thurston and Kitsap counties. This shift was caused by restrictive land use policies enacted in King County and to a lesser extent Snohomish County. These land use policies required a gauntlet of environmental, land use, and fiscal impact reviews. Meanwhile, the rural surrounding counties took a much more moderate approach, making development more feasible. As a result, only a fair amount of generally high-priced housing construction occurred in King and Snohomish counties; and rapid construction of moderately priced housing occurred in rural Pierce, Thurston and Kitsap counties. The population figures below bear out this occurrence.

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------



==========================================================================================================================
                                                   POPULATION TRENDS
--------------------------------------------------------------------------------------------------------------------------
                                                                                            % change          Proj.
                         1980             1985             1990         April 1, 1995      1990-1995           1999
==========================================================================================================================
Seattle                    492,846          491,100          516,259           532,900         3.2                N/A
--------------------------------------------------------------------------------------------------------------------------
King County              1,269,898        1,356,552        1,507,305         1,613,600         7.1              1,755,064
--------------------------------------------------------------------------------------------------------------------------
Seattle PMSA             1,651,666        1,787,307        2,033,128         2,208,100         8.6              2,399,124
--------------------------------------------------------------------------------------------------------------------------
Tacoma PMSA                485,667          529,753          586,203           660,200        12.6                681,692
--------------------------------------------------------------------------------------------------------------------------
Olympia MSA                124,264          139,738          161,238           189,200        17.3                197,135
--------------------------------------------------------------------------------------------------------------------------
Bremerton MSA              147,152          168,709          189,731           220,600        16.3                232,453
--------------------------------------------------------------------------------------------------------------------------
Seattle Region CMSA      2,408,749        2,625,507        2,970,300         3,278,100        10.4              3,510,404
--------------------------------------------------------------------------------------------------------------------------
Washington State         4,132,353        4,415,785        4,866,692         5,429,900        11.6              5,637,869
==========================================================================================================================

Source: All census figures reported by the Washington State Office of Financial
        Management. 1999 Projections by Urban Decision Systems

     In absolute growth in numbers of people, the Seattle PMSA had the most new residents from 1990 to 1995, with 174,972; Tacoma was second with 73,997; and Bremerton was third with 30,869 additional people.

DEMOGRAPHICS

     The Seattle region currently ranks as the 13th largest market in the U.S. The region enjoys a diverse economic base, which transformed the area from a "blue collar" orientation centered on manufacturing, natural resources, and the military to a "white collar" technology and science orientation. Although the list of major employers belies this trend, many of the Boeing jobs are in highly technical engineering and computer service areas. In the Seattle PMSA, 65 percent of jobs are classified as "white collar." Likewise, the Olympia PMSA contains 64 percent "white collar" jobs. The Tacoma PMSA and the Bremerton PMSA possess only 56 percent in this category jobs. The state wide ratio is nearly 60/40 white collar to blue collar.

     The area's average income per household in 1994 ranged from 38,105 to $44,100. The areas income growth has lagged behind the national income growth over the last three years due to Boeing layoffs, which negatively effected Seattle's economy. However, an increase in income per household of 24 percent is projected for each PMSA by 1999. The chart below summarizes the average household income by PMSA/MSA since 1990 with projected income for 1999.

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------


================================================================================
                      AVERAGE HOUSEHOLD INCOME BY PMSA/MSA
-------------------------------------------------------------------------------
                                                                       1990-1999
                     1990        1994           1999 (proj.)           % change
================================================================================
Seattle             $44,144     $48,720           $55,225                25.1
--------------------------------------------------------------------------------
Tacoma               35,682      39,219            44,420                24.5
--------------------------------------------------------------------------------
Olympia              35,816      39,066            43,831                22.4
--------------------------------------------------------------------------------
Bremerton            37,890      41,706            43,260                24.7
--------------------------------------------------------------------------------
Washington State     38,105      41,897            47,408                24.4
================================================================================

Source: Urban Decision Systems, 1995

     Because of the concentration of "white collar" jobs in Seattle and Bellevue, the Seattle PMSA retains the highest average income. Tacoma and Bremerton's average income is lower due to their heavy concentration of military personnel and a large proportion of "blue collar" jobs. Olympia employs a similar proportion of "white collar" jobs to Seattle, but many are in lower paying clerical and administrative state jobs. Overall, however, the region produces incomes above national averages and in the top ten of metropolitan areas nationwide.

     Despite relatively high housing prices, between 59.4 and 64.4 percent of the households are owner-occupied dwellings. Statewide, 61.7 percent of homes were owner-occupied in 1994. Household size is also fairly consistent across the region ranging from 2.43 in Seattle to 2.63 in Bremerton.


TRANSPORTATION

     The Central Puget Sound region is well-served by an excellent transportation network which include freeways, railroads, buses, an international airport, two deep water port facilities, and a widely used ferry system.

     o There are two major interstate freeways in the region: Interstate 5 which runs north to Vancouver, B.C. and south to San Diego, and Interstate 90 which runs east to Boston. Amtrak and Greyhound/Trailways provide daily service in and out of the area. There are plans to improve and expand several major state highways including State Route 18 from Auburn to North Bend, and State Route 522 from Woodinville to Monroe.

     o Public transportation within the region is provided by an extensive system of buses. The buses generally run at the county level, but provide service across county lines to both Tacoma and Everett. The Regional Transit Authority ("RTA") took a regional transportation plan to the voters for the third time in November 1996. Voters approved the amended plan, which will include both light rail and an expanded busing system.

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------


     o The Seattle-Tacoma International Airport is served by 30 scheduled commercial passenger airlines including 11 international carriers. In 1995, SeaTac served nearly 23 million passengers, a 2 million increase from 1994. Air cargo continues to increase significantly as well. The graphs following demonstrate the increase in both passenger and cargo traffic.


-----------------------------------------
         SEA TAC INTERNATIONAL                   [GRAPHICAL REPRESENTATION OF
               PASSENGERS                                 BAR CHART]

            Domestic    International
  1989     13,710,455    1,530,803
  1990     14,399,529    1,840,780
  1991     14,759,181    1,554,108
  1992     16,462,515    1,499,702
  1993     17,393,111    1,407,413
  1994     19,482,971    1,489,848
  1995     21,123,132    1,667,788
-----------------------------------------
Source: Port of Seattle, Aviation
Marketing Dept.

-----------------------------------------
        SEA TAC INTERNATIONAL                    [GRAPHICAL REPRESENTATION OF
       CARGO IN (METRIC TONS)                             BAR CHART]

          Domestic    International
    1989   173,998       52,241
    1990   186,394       59,022
    1991   208,810       59,411
    1992   225,736       58,505
    1993   256,280       51,046
    1994   274,482       50,550
-----------------------------------------

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

     o Seattle Harbor, a natural deep water harbor comprised of Elliott Bay, the Duwamish Waterway, Lake Union, Lake Washington and the connecting Lake Washington Ship Canal, is the nation's leading gateway to Asia and Alaska and is among the three busiest container ports in the United States. In 1994, the Port of Seattle increased its TEU (20-foot equivalent units) holdings to over 1.3 million; an increase of 250 thousand from 1993. The Port of Seattle is presently coordinating two major expansions. The expansion of Terminal 5 for it's major tenant, American President Lines, is currently underway, encompassing approximately 300 acres and budgeted at approximately $300 million. In mid 1995, the Port began coordinating a second major expansion-this for Costco on Terminal 19. At present, approximately 60 properties are being acquired, with the expansion expected to be complete by late 1999 or early 2000. Combined, the Port of Seattle and the Port of Tacoma are second in container volume on the West Coast only to Los Angeles. These expansions should enhance their already strong market position in coming years.

EMPLOYMENT

     o The Seattle CMSA historically has depended upon lumber and aircraft for its economic base. Over the last five years, however, the State of Washington and the Central Puget Sound area have experienced economic diversification from increased international trade, tourism, and an influx of high-technology.

     o The chart below displays that services make up the largest sector of regional employment at 28 percent. Wholesale/retail trade makes up 24 percent, Government employment makes up 16 percent and manufacturing is the fourth largest sector at 15 percent. Manufacturing is third in the Seattle PMSA, reflecting the relatively high concentration of Boeing employment in the Seattle area.

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------



---------------------------------------------------------
              PUGET SOUND AREA EMPLOYMENT

       KING, SNOHOMISH, ISLAND & PIERCE COUNTIES

November 1995 (Revised)     K,S&I     Pierce    Total
Manufacturing              184,800    23,500   208,300
Construction                65,300    12,800    78,100
Transportation              72,700    10,100    82,800
Wholesale & Retail Trade   290,500    56,700   347,200
F.I.R.E.                    74,200    12,500    86,700
Services                   332,100    61,500   393,600
Government                 177,000    46,600   223,600

---------------------------------------------------------


---------------------------------------------------------
                       [PIE CHART]
               Government                 16%
               Manufacturing              15%
               Construction                5%
               Transportation              6%
               Wholesale & Retail Trade   24%
               F.I.R.E.                    6%
               Services                   28%
---------------------------------------------------------



     o The Puget Sound Economic Forecaster published by Conway Pederson Economics, Inc. projects employment growth of 2.3 percent in 1995 and
          2.9 percent in 1996. The largest growth areas are expected to be wholesale/retail trade and services. Manufacturing and government are projected to show small gains. Such a projection is supported by the fact that from 1991 to 1995 the service sector increased employment by 53,000, or 19 percent across the Puget Sound Region. Likewise, the wholesale/retail sector increased employment by 22,400 or 8 percent.

     o The Olympia and Bremerton SMSA's are heavily concentrated with government jobs with Olympia as state capital and Bremerton the home of the U.S. Naval Shipyard. These areas are particularly vulnerable to cuts in government spending at state and federal levels. At best, the number of government jobs will not grow at the rate enjoyed in the past. Nonetheless, the government (federal, state, county and city) along with Boeing remain the dominant employers in the Puget Sound Region; as demonstrated by the following chart:

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                TOP 15 EMPLOYERS OF THE PUGET SOUND REGION (1995)
--------------------------------------------------------------------------------
                                    Company                          Employees
================================================================================
The Boeing Company                                                     83,300
U.S. Department of Defense                                             75,350
U.S. Army - Fort Lewis                                                 21,800
Puget Sound Naval Shipyard and Submarine Base (Bremerton)              21,570
Washington State Government (Olympia)                                  21,350
University of Washington                                               16,700
U.S. Postal Service (King County)                                      10,500
City of Seattle                                                        10,000
Microsoft                                                              10,000
Group Health Cooperative                                                9,135
Nordstrom                                                               7,875
King County Government                                                  7,342
Seafirst Bank                                                           7,276
U.S. Air Force - McChord Base                                           7,172
U.S. West Communications                                                6,440
================================================================================

     o Manufacturing suffered a 27 percent net loss of employment from 1991 to 1995, equaling 60,300 jobs. Much of the loss was attributed to the elimination of 37,000 jobs by Boeing. This had a drastic effect on the area's employment, because each Boeing job was estimated to support
          2.8 other jobs in the area. However, Boeing has already re-hired 13,100 new and laid off workers for newly created jobs so far in 1996.

OUTLOOK

     During the early 90's, the area's employment growth slowed due to Boeing layoffs, however, total Puget Sound area employment grew by 0.8 percent in 1993 and 1.4 percent in 1994. This increase was caused by steady growth in services, wholesale/retail and relatively small high-tech and bio-technology firms like Microsoft. An additional 13,300 new Boeing jobs should further bolster the area's employment growth during 1996. Please reference unemployment statistics below.

================================================================================
                                 UNEMPLOYMENT TRENDS
--------------------------------------------------------------------------------
                                                    November            November
                                                      1995                1996
================================================================================
Seattle-Bellevue-Everett PMSA                         5.2%                4.1%
--------------------------------------------------------------------------------
Tacoma PMSA                                           6.1%                5.4%
--------------------------------------------------------------------------------
Washington State                                      6.5%                5.8%
--------------------------------------------------------------------------------
United States                                         5.3%                5.0%
================================================================================

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

BOEING

     Boeing, the area's largest employer, employs 52 percent of all manufacturing workers in the Seattle PMSA. An analysis of the regional economy is not complete without an examination of the competitive position of The Boeing Company.

POSITIVE FACTORS FOR BOEING'S ECONOMIC FUTURE

     o Commercial airplanes and related services accounted for 77 percent of Boeing's 1994 revenues.1 Boeing is the market leader in this industry, with a current market share of 69.7 percent. Boeing's competitors include McDonnell Douglas, with a 9.9 percent share, and Airbus, with a 14.8 percent share. All other 70-plus-seat jet aircraft manufacturers accounted for 5.6 percent. Boeing is expected to increased its market share over the next decade.2

     o An upswing in ordering, delivery, and thus employment is projected for 1997. Orders for 1996 were 717 planes, with deliveries of 218 aircraft. The following graph shows projections of continuing increases through 1998. Production goals for 1997 are 40 planes per month by year end, up from 22.5 at January 1997, with projected of $33 billion, up from $22.7 billion for 1996. This will significantly exceed 1994 revenues of $16.8 billion. Airplane production for domestic carriers accounted for 60 percent of deliveries in 1995; however, future growth is expected from international carriers. In fact, of the 261 planes ordered in 1995, nine were for domestic customers.

     o A record year for Boeing's commercial aircraft business, combined with major victories in defense contracting competitions, has left Boeing scrambling for adequate personnel and facilities. McDonnell Douglas has suffered setbacks in both sectors. On December 15, 1996 Boeing and McDonnell Douglas announced a merger. Assuming approval by shareholders and government regulators, Boeing should gain significant strength in all aerospace markets, especially given its recent purchase of Rockwell.

----------
1 The Boeing Company, 1994 Annual Report.

2 "Boeing plans bigger 747 to crowd rival jumbos," Steve Wilhelm, Puget Sound
  Business Journal, December 25, 1995.

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   BOEING'S PROJECTED AIRPLANE PRODUCTION

================================================================================
                            1992    1993     1994    1995     1996    1997
--------------------------------------------------------------------------------
Airplanes Ordered           207      247     120      261     717     380
Airplanes Delivered         446      330     270      205     218     340
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                    [GRAPHICAL REPRESENTATION OF BAR CHART]


--------------------------------------------------------------------------------
Sources: 1992-1995: The Boeing Co., 1996-1998; analysts' estimates.
As of 12/22/95.

     o Chief rival Airbus suffered a setback by a new World Trade Organization rule prohibiting them from turning to government backers for more than 30 percent of the capital required to develop new models. Without this infusion Airbus will have to line up outside partners to fund a new jumbo jet.

     o Airbus, made a strategic decision to design and market the smaller 330 and 340 models. At present, these designs are not meeting with strong demand. The primary strategic advantages held by Airbus are its smaller backlog and thus shorter delivery time-frame, both factors which continue to win Airbus contacts.

     o Quiet engine requirements, coupled with aging fleets, will continue to propel domestic orders. It is estimated that 2,250 planes are still flying at stage II engine noise output levels, while stage III is required by the year 2000. Assuming that 30 percent of these planes are retrofitted with quieting devices, 1,600, or 400 per year, will still need to be replaced. A good percentage of these orders should go to Boeing.

     o Both the new 777 and the redesigned 737 have been popular with customers. Current demand is for larger planes, with an interior design providing an efficient seating plan. Both the 777 and redesigned 737 are consistent with these market requirements. Boeing recently canceled the planned 747-600X, a stretch version of the 420-seat 747-400. Boeing felt larger capacity was not as important as longer range.

     o The establishment of a Boeing office in Bombay, India. India's economy is rapidly growing and, as a result, the number of airlines have grown from 2 to 17. Five of those domestic airlines use 26 Boeing 737's. Over the past three years, the rate of travel growth within India has exceeded 12 percent and

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

          Boeing forecasts that India will need $18 billion of new aircraft over the next 20 years to meet demand. Boeing is well-positioned within the Indian airline market to supply these needs.

     o Boeing estimates that 2,000 airplanes will be at least 25 years old by 1995. These planes will have to be replaced because of increasing maintenance and fuel costs and more stringent noise regulations.


CHALLENGES FOR BOEING:

     o Uphold its industrial leadership by doing the best job of meeting customer needs. To satisfy its customers in additional benefits in terms of what it calls "one-stop shopping" for customer support--in providing spares, training and field services representatives.

     o To satisfy its customers needs in an increasing complex global market, by responding with products and services that deliver superior value.

     o To ensure customers remain enthusiastic about Boeing's airplanes and support.

CONCLUSION

     Korea, Japan, Taiwan and China all have developing aerospace industries. Foreign sales account for 60 percent of Boeing's production and is likely to increase as a result of Boeing's strong presence in China and India. In order to preserve its access to foreign markets, Boeing is likely to subcontract increasingly to foreign suppliers. In the past, this has led to a drop in employment in the Seattle area. However, with the increased demand for Boeing's new planes (the 777 and 737-700), the Seattle area is expected to experience a substantial growth in Boeing jobs.

INTERNATIONAL TRADE

     Because of its proximity to both the Pacific Rim and the European economic community, the region is expected to experience continued economic growth through international trade. The dramatic economic development and trade expansion of Pacific Rim countries has had a significant impact on the Puget Sound region which supports two world-class ports, the Port of Seattle and the Port of Tacoma. The economic growth of Japan and its Pacific Rim neighbors has contributed heavily to increased trade, and trans-Pacific trade with the U.S. surpassing trans-Atlantic trade for the first time in 1985. As a result of increase total volume and shorter shipping time between Asia and the Northwest, Puget Sound ports have been able to increase their share of total U.S. trade considerably.

     Through its deep water ports, Puget Sound makes a major economic contribution to all four counties in the central Puget Sound region. The Port of Seattle in King County dominates the Northwest ports, currently leading the nation in container exporting. The Port of Seattle not only employs 1,200 people, it generates an additional 83,000 related jobs in King County and over 118,500 jobs state-wide.

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

     Pierce County's Port of Tacoma is growing rapidly, due in part to the attraction of four major shipping lines, Sealand, Maersk, Evergreen and K-line. However, the growth of both the Port of Tacoma and the Port of Seattle is most directly linked to the increase in Pacific Rim trade and the proximity of the ports to Asian markets.

     As a result, Washington currently has the highest per capita reliance on foreign trade of any state in the nation. A total of 350,000 jobs (one in five), are related to foreign trade, with 210,000 directly related to Asian trade. Many U.S. manufacturers who use foreign imports are in the Puget Sound area, and over 20,000 jobs attributable to foreign-owned companies. As the number of foreign-owned companies is increasing, direct foreign investment in Washington will soon reach $980 million.

     The economies of Snohomish and Kitsap County also are inextricably linked to the Puget Sound. Kitsap County's economy is directly dependent on the Puget Sound Naval Shipyard in Bremerton, which is a service and repair facility for major naval vessels. Snohomish County employment has benefited from the recently completed Navy Home Port Project in Everett. The Home Port is used for the atomic-powered aircraft carrier USS Nimitz, along with 11 support vessels, including battleships, cruisers and supply ships.

HIGH-TECH INDUSTRIES

     Emerging high-tech companies have played an increasing role in economic growth in the region. High-tech companies headquartered or with major presence in the Seattle area include AT&T Wireless (formerly McCaw Cellular), Microsoft, Aldus, Nintendo, John Fluke Manufacturing (test equipment), Physio Control (medical equipment), Honeywell and Sundstrand. About 800 advanced-technology companies employ about 75,000 workers in the Seattle-Tacoma area. These companies have high visibility and high revenue per employee, producing economic benefits greater than direct employment. These companies are concentrated in the Everett to Redmond corridor along Interstate 405.

     In the fall of 1995, Washington State officials and industry representatives successfully completed negotiations with one of the newest high-tech entrants, Intel. This developer and manufacturer of computer processors will locate in Dupont, between Olympia and Tacoma, and will employ approximately 6,000 workers. The attraction of Intel is significant for future high-tech entrants, as Washington State was willing to provide more competitive incentives in the form of various subsidiaries then was rival Oregon.

     With fiscal year 1995 revenues nearly $6 billion, Microsoft has ascended into position as a high-tech leader regionally, nationally and internationally. Microsoft has grown from a small concern to the world's largest producer of software for personal computers. Microsoft continues to grow with successful, innovative operating systems and applications software. It is easy to overestimate the impact of this sector due to its high visibility and high output per worker, but the "computer and data processing" subcategory (part of business services) accounts for only 18,000 jobs in the PMSA, or 1.54 percent of total jobs in the Seattle PMSA.

--------------------------------------------------------------------------------

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

BIOTECHNOLOGY

     Washington's growth in biotechnology continues. A 1995 survey by Washington Biotechnology Foundation estimates current employment at 9,500, with 1,000 new jobs expected by 1999. These are high-education, high-pay jobs with an average salary of $43,000. Job growth over the next decade is projected at 7 percent annually. This small but high-growth sector should continue to provide spin-off benefits for the region.

CONCLUSION

     Seattle is both the trade and financial capital of the Pacific Northwest and enjoys a high quality of life. The region has succeeded in sustaining continued population growth, providing a high level of government and social services, and diversifying its economy with the introduction of new industries-particularly high-technology. Technology-based companies including Microsoft, Advanced Technology Labs, Space Labs Medical, Nintendo and Intel should continue to bolster the local economy in 1996 and beyond.

--------------------------------------------------------------------------------

                          [GRAPHICAL REPRESENTATION OF
                       NEIGHBORHOOD MAP OF SUBJECT AREA]

                                                           NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

GENERAL

Location:                Totem Lake, Kirkland, Washington

Character:               The area is improved with a variety of industrial,
                         commercial, and residential properties. The commercial properties are oriented along N.E. 124th Street.

Boundaries
     North:              N.E. 132nd Street
     East:               Sammamish River
     South:              N.E. Redmond Drive
     West:               Interstate Highway 405

LAND USES

Primary Land Uses:       Single and multi-tenant, high technology office
                         service/business parks and retail.

Secondary Land Uses:     Single and multi-family residential and retail
Adjacent Land Uses
     North:              Industrial building
     East:               Interface Industries (industrial)
     South:              State Motor Vehicle Emissions Inspection facility and
                         a car wash
     West:               Totem Lake Commerce Center (high-cube warehouse
                         building)

Nuisances:               None noted

ACCESS

Freeways:                The main access to Interstate 405 is via N.E. 124th
                         Street.

North/South Arterials:   The main north/south arterials are 124th Avenue N.E.
                         and 120th Avenue N.E.

East/West Arterials:     The main east/west arterials are 124th Avenue N.E. and
                         132nd Avenue N.E.

Other Transportation:
     Airlines:           Seatac International Airport, 20 miles southwest

     Rail:

       Passenger:         Twelve miles southwest

       Commercial:        Five blocks south

     Other: Kirkland has an efficient surface bus transportation system.

--------------------------------------------------------------------------------

                                                           NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

DEVELOPMENT CHARACTERISTICS

Age of Improvements:              Late 1950s to 1990s for newer commercial
                                  development.

Stage of Life Cycle:              Stable to improving with vacant sites still
                                  available for development.

Percent of Land Development:      Approximately 85 percent.

Comments:

     In summary, the subject neighborhood has access to the major traffic arteries connecting the Totem Lake area of Kirkland to the Seattle MSA. Land uses in the neighborhood are diverse but consist primarily of light industrial, office services/business park, high technology, office space and residential. External obsolescence, nuisances, hazards, including toxic wastes, or other adverse influences were not observed. The labor supply is adequate, drawing not only from adjoining communities but from the entire greater Seattle area. The real estate in this area is in the young to mature stage of its life cycle with an adequate infrastructure in place to serve the needs of the community.

--------------------------------------------------------------------------------

                                                      INDUSTRIAL MARKET ANALYSIS
--------------------------------------------------------------------------------

PROJECT DEFINITION

     The subject property is defined by the Cushman & Wakefield Research Services Group as an Office/Service Center and Warehouse/Distribution project. The subject is further identified as being in the Kirkland sub-market of the Eastside industrial market.

MARKET OVERVIEW

     As of the first quarter of 1997, the Eastside market had a speculative inventory of industrial space totaling 25,675,928 square feet. This total inventory is broken out as follows:

==========================================================================
            PRODUCT TYPE                      Square Feet         Percent
==========================================================================
Manufacturing                                   3,443,577            13.4
Warehouse/Distribution                          8,160,407            31.8
High-Tech                                       6,788,279            26.4
Office/Service Center                           7,283,665            28.4
                                              -----------          ------
TOTAL                                          25,675,928           100.0
==========================================================================

     Of the eight sub-markets which comprise the Eastside market, Kirkland is the fifth largest, with 2,453,598 square feet of industrial space, or 9.6 percent of the total. Product in the Kirkland sub-market is broken out as follows:

===============================================================================
                PRODUCT TYPE                       Square Feet          Percent
===============================================================================
Manufacturing                                         647,297             26.4
Warehouse/Distribution                                716,541             29.2
High Tech                                             128,170              5.2
Office/Service Center                                 961,590             39.2
                                                   ----------           ------
TOTAL                                               2,453,598            100.0
===============================================================================

     During the first quarter of 1997, the vacancy rate for the Eastside industrial market increased 0.5 percentage points from the previous quarter to
6.6 percent. This represents total availabilities of 1,705,771 square feet. Absorption for the quarter was a negative 141,822 square feet. This equates to an annualized net absorption of approximately 810,000 square feet. This pace is well ahead of the 637,529 square feet absorbed in 1992, the 713,428 square feet absorbed in 1993 and the 99,053 square feet absorbed in 1994.

--------------------------------------------------------------------------------

                                                      INDUSTRIAL MARKET ANALYSIS
--------------------------------------------------------------------------------

     Of the eight sub-markets, four exhibited negative absorption in the first quarter (Bellevue -98,595 SF; -19,296 SF; Redmond (Willows) -97,738 SF; and Kirkland -54,579 SF. The market was supported by the 73,823 square feet absorbed in the Woodinville sub-market and 41,515 square feet in the Bothell sub-market. Of the four product groups, High Tech and Office/Service Center exhibited negative absorption for the quarter.

VACANCY

     The overall vacancy rate for Eastside industrial product as of the first quarter of 1997 was 6.6 percent. This increase in the vacancy rate was partially the result of several owner/user buildings which became available during the quarter. The overall vacancy rate for the Kirkland sub-market was slightly higher than the overall market at 8.9 percent. The first quarter 1997 vacancy rates by product category for the Eastside market and the Kirkland sub-market are shown below:

================================================================================
                                             Eastside             Kirkland
                                             Vacancy               Vacancy
             PRODUCT TYPE                      Rate                 Rate
================================================================================
Manufacturing                                  4.9%                 1.5%
Warehouse/Distribution                         8.6%                12.2%
High Tech                                      5.0%                54.3%
Office/Service Center                          6.8%                 5.5%
TOTAL                                          6.6%                 8.9%
================================================================================

     The Kirkland sub-market had the second highest overall vacancy rate after the Woodinville sub-market at 11.7 percent. All other submarkets had single digit vacancy rates. The lower vacancy rates in the other markets reflect lower vacancy rates in the largest product segment or warehouse/distribution space.

SUPPLY AND DEMAND OUTLOOK

        Speculative development on the Eastside has been inhibited by the lack of available land and the long delays in permit processing, plan approval and the high mitigation fees required by the county and local municipalities.

     The Eastside is continuing to see new construction in the market. At the end of 1996, there were 15 projects with a combined building area of 1.8 million square feet planned for the Eastside market. Most of these projects are located in either Redmond (East) or Woodinville. There are currently eight projects totaling 928,902 square feet that are under construction. This space is evenly split between warehouse/distribution and high tech. None of the projects under construction or proposed are slated for the Kirkland sub-market.

--------------------------------------------------------------------------------

                                                      INDUSTRIAL MARKET ANALYSIS
--------------------------------------------------------------------------------

SUBJECT'S PRIMARY COMPETITION AND POSITION WITHIN THE KIRKLAND AREA

     As will be outlined in the Income Capitalization Approach section of this report, there are approximately five business parks within a one-and-a-half mile radius that compete with the subject. These five parks have an average occupancy level of 93 percent and an average age of 13 years versus the subject's occupancy level of 99 percent and effective age of twelve years. Tenants that are prevalent in these business parks include engineering firms, laboratories, and computer companies. These firms are attracted to the area due to the presence of such firms a Microsoft, Boeing, etc. Many of these firms that are located in the area business parks are start-up companies.

CONCLUSION

     The subject is in a unique market position. It is one of the few close-in industrial spaces in the Kirkland sub-market with good access to Interstate 405. The property has been adequately maintained and is in average condition given the age of the improvements. The demand for industrial property in this area has consistently been strong.

--------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

SITE DESCRIPTION

Location:                 The subject site is at the southwest corner of 128th
                          Lane N.E. and N.E. 126th Place. The street address is
                          12800 N.E. 126th Place, Kirkland, King County,
                          Washington.

Shape:                    Irregular, with good width and depth for development

Land Area:                Metro Scan Real Estate Services indicates total land
                          area is 356,588 square feet, or 8.19 acres. This does not include the additional lots owned by Prudential
                          Bache Securities/Equitec. Nor does it include any of the property under Totem Valley East.

Frontage:                 The site has approximately 650 feet of frontage on
                          N.E. 125th Place, along the north property line, and 300 feet along 128th Lane N.E.

Topography/Terrain:       The site slopes gently from north to south.

Street Improvements:      N.E. 125th Place is improved with asphalt surfacing,
                          curbs and gutters and pedestrian cutaways. 128th Lane
                          N.E. is improved with asphalt surfacing and curbs along the east (subject) side.

Soil Conditions:          We did not receive nor review a soil report. However,
                          we assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities
        Water:            City of Kirkland
        Sewer:            City of Kirkland
        Electricity:      Puget Sound Power & Light Company
        Gas:              Washington Natural Gas
        Telephone:        U.S. West Communications

Access:                   Access to the site is via two curb cuts from N.E.
                          125th Place and a single drive from 128th Lane N.E. 128th Lane N.E. is a private drive and provides parking directly from the drive.

--------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------


Land Use Restrictions:    We were not given a title report to review. We do not
                          know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:             The site is in Flood Zone X, areas determined to be
                          outside the 500-year flood plain, as designated on the Flood Insurance Rate Map dated September 29, 1989. The
                          Community Panel Number is 530081-0337.

Wetlands:                 We were not given a Wetlands survey. If subsequent
                          engineering data reveal the presence of regulated wetlands, it could materially affect property value.
                          We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:           The site is in Earthquake Zone 3, area of moderate
                          damage, as designated on the I.S.O. Earthquake Zone
                          Map, dated 1981.

Site Improvements:        Please refer to the following Improvements Description
                          section for a discussion of the site improvements.

Hazardous Substances:     We observed no evidence of toxic or hazardous
                          substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Comments:                 The site has adequate frontage and accessibility from
                          both N.E. 125th Place and 128th Lane N.E. Primary access is via two curb cuts on N.E. 125th Place and a single drive along 128th Lane N.E. The site has adequate depth and width to accommodate a variety commercial and industrial uses.

IMPROVEMENTS DESCRIPTION

     The subject site is improved with seven office services/business park buildings totaling 105,115 square feet. Each building has been finished according to the needs of the tenant. Currently, the office build-out equates to 53,381 square feet, or 50.8 percent of the building area.

     Site improvements include open asphalt paved parking spaces in good to fair condition, asphalt surfaced truck loading areas along the interior of the buildings and professional landscaping. The site improvements are in good to excellent condition and are well maintained.

--------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------


     We were not provided with either plans or specifications. Therefore, the details in this section are based on a physical inspection of the property on May 9, 1997.

General Description
    Year Built:                             Three of the buildings were built in
                                            1983 and the remaining four in 1985

    Building Area:                          105,115 square feet

Construction Detail:
        Foundation:                         5" Reinforced concrete slab on
                                            spread footings

        Structural Framing:                 Painted tilt-up concrete panels.

        Exterior Walls:                     Painted tilt-up concrete panels
                                            toward the rear (interior) of each
                                            building. The exterior walls, facing
                                            the parking areas are finished with
                                            a rough-hewn wood sheathing.

        Floors:                             Reinforced concrete slab.

        Roof Structure:                     Flat roof on 1/2" OSB on panelized
                                            roof system supported by glu-lam
                                            beams, wood joist, purlin and wood
                                            posts. The front of the building has
                                            a mock mansard roof system.

        Roof Cover:                         Built-up flat roof.

        Windows:                            4-1/2" aluminum storefront with
                                            double pane insulated glass.

        Pedestrian Doors:                   Glass entry doors with required
                                            hardware. Interior doors are solid
                                            core, birch veneer in a metal frame
                                            with appropriate hardware. Several
                                            3'x7,' 18 gauge metal exit doors are
                                            at the interior of the buildings,
                                            next to the metal roll-up,
                                            grade-level doors.

        Loading Doors:                      Grade-level loading bays have
                                            10'x10' metal roll-up doors.

Mechanical Detail
        Heating and Cooling:                Roof mounted HVAC systems with
                                            individually controlled thermostats.

        Plumbing:                           The service is assumed to meet city
                                            code.

        Electrical Service:                 The service is assumed to meet city
                                            code.

        Elevator Service:                   None

--------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

        Fire Protection:                    The buildings are not equipped with
                                            a sprinkler system. The owners are
                                            currently in the process of
                                            installing a fire monitor system.

Interior Detail
        Layout: The layout of the building improvements appears functional. The buildings are well laid-out and can adequately serve both single and multi-tenant occupants.

        Floor Covering:                     Carpet and vinyl tile in the office
                                            areas and exposed concrete in the
                                            warehouse areas.

        Walls: Painted wallboard sheathing over metal studs in the office area only.

        Ceilings:                           Suspended 2'x4' T-bar grid system at
                                            9' above finish floor in the office
                                            area. Several of the suites have
                                            vaulted ceilings. The warehouse
                                            areas have exposed roof support
                                            system.

        Lighting:                           Ceiling recessed fluorescent
                                            fixtures are located in the office
                                            areas. The warehouse areas have
                                            suspended fluorescent lighting.

        Restrooms:                          As specified by building code.

Site Improvements
        On-Site Parking:                    Approximately 439 open asphalt paved
                                            parking spaces in good condition.
                                            Additional parking is available
                                            along the interior of the buildings.

        Landscaping:                        Professional landscaping complements
                                            the design of the buildings,
                                            including the waterfall and stream.

        Condition:                          Good

        Americans With Disabilities Act:    The Americans With Disabilities Act
                                            (ADA) became effective January 26,
                                            1992. We have not made, nor are we
                                            qualified by training to make, a
                                            specific compliance survey and
                                            analysis of this property to
                                            determine whether or not it is in
                                            conformity with the various detailed
                                            requirements of the ADA. It is
                                            possible that a compliance survey
                                            and a detailed analysis of the
                                            requirements of the ADA could reveal
                                            that the property is not in
                                            compliance with one or more of the
                                            requirements of the Act. If so, this
                                            fact could have a negative effect
                                            upon the value of the property.

--------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

                                            Since we have not been provided with
                                            the results of a survey, we did not
                                            consider possible non-compliance
                                            with the requirements of ADA in
                                            estimating the value of the
                                            property.

Hazardous Substances:                       We are not aware of any potentially
                                            hazardous materials (such as
                                            formaldehyde foam insulation,
                                            asbestos insulation, radon gas
                                            emitting materials, or other
                                            potentially hazardous materials)
                                            which may have been used in the
                                            construction of the improvements.
                                            However, we are not qualified to
                                            detect such materials and urge the
                                            client to employ an expert in the
                                            field to determine if such hazardous
                                            materials are thought to exist.

Comment: The quality of construction is average. Both the site improvements and buildings are in good condition. The building layout is functional and appears to serve the needs of both the multi and single-tenant users. Several sites within the complex were sold as condominium units shortly after completion of the subject. Our physical description and valuation analysis does not consider these units, although they do share in common area maintenance charges with rental tenants.

                                            The Marshall Valuation Service, a
                                            nationally recognized cost manual,
                                            lists normal life expectancies of
                                            buildings similar to the subject at
                                            45 years. The improvements are
                                            between 12 and 14 years old and
                                            suffer some incurable physical
                                            deterioration. Functional
                                            obsolescence was not observed.

                                            This improvement description is
                                            intended to relate to the reader the
                                            overall quality and quantity of the
                                            subject development. The valuation
                                            section which follows is based upon
                                            the improvement description as set
                                            forth above.

--------------------------------------------------------------------------------

                                             REAL PROPERTY TAXES AND ASSESSMENTS
--------------------------------------------------------------------------------

     The building is subject to the taxing jurisdiction of the City of Kirkland and King County. Under Washington State law, real estate is to be assessed at 100 percent of the fair market value. King County re-values all real estate every year unless a change in status, such as new construction, a merger or a change in the legal description warrants a reassessment prior to the scheduled revaluation. Properties are physically reappraised every six years. The subject will next be appraised in 1997- 98. The assessors' parcel identification number is 034870-0020, -0030, 034871-0020 and 866335-0010, -0020, -0040, -0070 and
-0080.

     The 1996-97 tax year is the most recent year for which assessed valuation and property tax information is available. The 1996-97 assessed values of the subject are shown below.

================================================================================
 PARCEL NO.       Land           Improvements         Total            Taxes
--------------------------------------------------------------------------------
034870-0020     $   92,000         $   71,200       $  163,200       $ 2,177.95
034870-0030         56,700             43,800          100,500         1,341.20
034871-0020        113,000            251,900          364,900         4,869.70
866335-0010        502,400            581,900        1,084,300        14,471.56
866335-0020        388,300            511,900          900,200        12,014.69
866335-0040        425,600            541,500          967,100        12,907.49
866335-0070        549,100            700,700        1,249,800        16,680.20
866335-0080        378,400            673,200        1,051,600        14,035.17
                 ---------         ----------       ----------       -----------
Total           $2,505,500         $3,376,100       $5,881,600       $78,497.96
================================================================================

     The effective 1996-97 tax rate applicable to the subject is $13.3464 per $1,000 of assessed valuation and the total 1996-97 property taxes are $78,497.96. There were no delinquent taxes due on the property during our investigation. The current tax rate is noted as being typical for the area.

     Based on discussions with the King County Assessor's office and our knowledge of the market, assessed values of properties have increased anywhere from 0 to 8 percent over the last five years. In our analysis, we are projecting that the subject will witness an average 3.5 percent increase per year.

     Market value presumes a sale as of the effective date of the appraisal. The Assessor would revalue the property using market data every year. The presumed subject sale would be a very good indicator of market value. Based on this presumption, in our discounted cash flow, we modeled the taxes as follows for the subject.

--------------------------------------------------------------------------------

                                             REAL PROPERTY TAXES AND ASSESSMENTS
--------------------------------------------------------------------------------


================================================================================
   FISCAL YEAR             Tax Rate            Estimate Value            Taxes
================================================================================
     1996-97               $13.3464              $5,881,6001            $78,4971
     1997-98               $13.3464              $7,200,0002            $96,0942
================================================================================

1 Actual Assessed Value and Taxes
2 Based on our concluded value

After 1997-98, the taxes are increased at 3.5 percent per year.

--------------------------------------------------------------------------------

                                                                          ZONING
--------------------------------------------------------------------------------

     The subject site is zoned LI, Light Industry District by the City of Kirkland. This zone is intended for office services/business park, industrial, retail and other related uses as specified by the ordinance. Zoning regulations applicable to the subject are as follows:

     Minimum Lot Area:          None required
     Minimum Lot Width:         None required
     Maximum Lot Depth:         None required
     Maximum Lot Coverage:      92 percent

     Maximum Building Height:   Thirty feet above average building elevation

     Required Yards:
        Front: 30 feet and must be increased one foot for each foot that any portion of the structure exceeds 30 feet above average building elevation.

        Landscaping:            Required on street frontages and in the parking
                                areas.

     Parking: One per each 1,000 square feet of gross floor area.

     The subject had been zoned L1 but was changed to LI with a Planned Unit Development (PUD) upon annexation into Kirkland. According to Department of Community Development file number SP-81-143, the subject improvements were approved July 5, 1985.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

--------------------------------------------------------------------------------

                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

HIGHEST AND BEST USE OF SITE, AS THOUGH VACANT

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of The Appraisal Institute, the highest and best use of the site as though vacant may be defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements. In evaluating the site's highest and best use, as though vacant, the use must be (1) legally permissible, (2) physically possible, (3) financially feasible, and (4) maximally productive.

     The first test concerns permitted uses. The subject property is zoned LI, Light Industry District by the City of Kirkland. According to our understanding of the zoning ordinance, noted earlier in this report, the site may include a variety of industrial developments consisting of manufacturing, processing, assembling, distribution and warehousing, personal services and business services. Commercial service uses are limited in the zone. It does not appear likely the LI and L1-PUD zoning could be changed to a more intensive commercial or heavier industrial designation.

     The second test is what is physically possible. As discussed in the Property Description, there are no apparent physical factors such as topography, ingress and egress, soil conditions, flooding or other adverse conditions. Further, an 8.19 acre site is large enough to accommodate most light industrial uses. Utility services are available to the site and are considered to service the subject adequately. The site is typical with no observable characteristics that would limit the development potential for light industrial uses.

     The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. Since the subject property is located within a light-industrial/office oriented area, we considered a light-industrial/office property to be the most likely use of the subject, as if vacant. As outlined in the Market Analysis section of this report, economic conditions in the subject neighborhood, as well as the competing market area are stable. Based on lack of land in the subject market, and the relatively low vacancy rate, it is thought that the highest and best use of the subject, as if vacant, would be for the development of a light-industrial/office.

HIGHEST AND BEST USE OF PROPERTY, AS IMPROVED

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

--------------------------------------------------------------------------------

                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

     As noted in the Property Analysis section of this report, the subject site is improved with a 105,115 square foot service business park that was built from 1983 to 1985. The improvements are in average condition and suffer from a small amount of deferred maintenance. The property is multi-tenant and has historically been occupied by individual users.

     The land-to-building ratio for the subject property is 3.39:1, which is similar to other service/business parks in the area. Based upon the condition of the local market and the age of the surrounding improvements, redevelopment of the site is not likely.

     When capitalizing this income stream into an estimate of value, it results in a total that exceeds the value of the sites as assessed. As a result, the current use is considered economically feasible. There is not any remodeling or repositioning which would produce a higher return in the existing improvements. Therefore, as improved, the property is considered a proper use within the definition of highest and best use.

--------------------------------------------------------------------------------

                                                               VALUATION PROCESS
--------------------------------------------------------------------------------

     Appraisers have three approaches available to them in valuing improved property: the Cost, the Sales Comparison and the Income Approaches. Often, the real property interest being appraised will dictate the validity of a particular approach. Further, the type and age of the property and the quantity and quality of data may affect the applicability of a particular approach in a specific appraisal situation.

     In this instance, only the Sales Comparison and Income Approaches to value will be used in the appraisal of the subject property. Specifically, the Cost Approach was omitted from this analysis for three reasons. First, because of the age of the improvements, replacement cost new and depreciation estimates would be highly subjective. It has been our experience that informed buyers give little weight to the Cost Approach in their investment decisions.

     Secondly, while most market participants do not rely on the Cost Approach as a determinant of value, some investors use only a very elementary comparison of the purchase price/value to the replacement or reproduction costs (absent any form of depreciation) as a benchmark in gauging property acquisitions (i.e., the property is being acquired as a percentage of its costs, say 40 to 50 percent). This comparison provides investors an additional level of comfort relative to the price paid but, provides no support for market value. This elementary comparison loses overall significance as the age of the structure increases.

     Thirdly, due to the built-up nature of the neighborhood, there has been a lack of recent land sales. For these reasons, we have not included a Cost Approach to value in our appraisal.

     IN THE SALES COMPARISON APPROACH, WE PERFORMED THE FOLLOWING STEPS:

     o Searched the market for recent multi-tenanted, sales of business parks;

     o    Analyzed those sales on the basis of the sales price per square foot;
          and

     o    Correlated the value indications into a value range.

     IN DEVELOPING THE INCOME CAPITALIZATION APPROACH WE:

     o Studied rents in effect in this and competing buildings to estimate potential rental income at market levels.

     o    Estimated income from sources other than rentals.

     o Studied the recent history of operating expenses at this and competing buildings to estimate an appropriate level of stabilized expenses and reserves for replacement.

     o Estimated net operating income by subtracting stabilized expenses from potential gross income.

     o Capitalized stabilized net operating income into an indication of capital value.

--------------------------------------------------------------------------------

                                                               VALUATION PROCESS
--------------------------------------------------------------------------------

     o Prepared a discounted cash flow analysis in which net operating income and property value at reversion are discounted to an estimate of current market value at a market-derived discount rate. Potential gross revenues are estimated based on modeling the actual rents and recovery provisions in effect through the term of existing leases. As existing leases expire, the space is estimated to rent at the then current market rental rate with appropriate allowances for downtime. Spaces now vacant will be rented at market rates and at the time intervals discussed in the Income Approach section of this report. From potential gross revenues, we subtract vacancy and operating expenses to arrive at an estimate of net operating income over the forecast period.

     The appraisal process is concluded by a review and re-examination of the approaches to value. Consideration is given to the type and reliability of data used, and the applicability of each approach. Finally, the two approaches are reconciled and a final value conclusion will be estimated.

--------------------------------------------------------------------------------

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

METHODOLOGY

     In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

     1. research recent, relevant property sales and current offerings throughout the competitive area;

     2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

     3. identify sales that include favorable financing and calculate the cash equivalent price;

     4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

     5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

     6.   interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per net rentable square foot. All comparable sales were analyzed on this basis. We present on the following page a summary of the improved properties that we compared with the subject property, and a map showing their locations. Detail sheets describing these sales can be found in the Addenda.

--------------------------------------------------------------------------------

                    [GRAPHICAL REPRESENTATION OF COMPARABLE
                           SALES MAP OF SUBJECT AREA]

                                          Totem Valley Business Center
                                              Kirkland, Washington

                                             Improved Sales Summary

===============================================================================================================
  Comp.                                                     SF Land                              Cash
  Sale                                  Sale      Year    SF Building     %                    Equivalent
  No.           Name/Location           Date     Built     LTB Ratio    Office   % Occupied      Sale Price
===============================================================================================================
  I-1    Springbrook II Business Park   Nov-96    1984      231,304      40%        96%          $4,500,000
         7611 S. 180th Street                                80,973
         Kent, Washington                                    2.86:1

  I-2    Willows Park I & II            Oct-96    1979      234,353      49%        94%          $6,100,000
         15225-15265 N.E. 95th Street                        96,820
         Redmond, Washington                                 2.42:1

  I-3    Willows Commerce Park          Oct-96    1996      378,536      65%       100%         $16,000,000
         9461, 9521 Willows Road                            168,370
         Redmond, Washington                                 2.25:1

  I-4    Northward Business Park        Sep-96    1990      469,577      39%       100%          $9,455,283
         19203 68th Avenue South                            213,699
         Kent, Washington                                    2.20:1

  I-5    West Valley Executive Park     Jun-96    1982      734,857      38%        93%         $10,655,000
         6601 South 190th Street                            205,655
         Kent, Washington                                    3.57:1

 Subject Totem Valley Business Center    N/A     1983-85    356,588      51%        99%             N/A
         12800 N.E. 126th Place                             105,115
         Kirkland, Washington                                3.39:1
---------------------------------------------------------------------------------------------------------------
                                        Low:      1979       80,973 *    38%        93%          $4,500,000
         Data Range:                   High:      1996      213,699 *    65%       100%         $16,000,000
                                       Mean:      1986      153,103 *    46%        97%          $9,342,057
---------------------------------------------------------------------------------------------------------------
 *     Building Area Only
===============================================================================================================




================================================================================
                                            Sale
  Comp.                                    Price                      Overall
  Sale                                     Per SF        NOI      Capitalization
  No.           Name/Location               (GLA)      Per SF          Rate
================================================================================
  I-1    Springbrook II Business Park       $55.57       $5.14         9.24%
         7611 S. 180th Street
         Kent, Washington

  I-2    Willows Park I & II                $63.00       $6.04         9.58%
         15225-15265 N.E. 95th Street
         Redmond, Washington

  I-3    Willows Commerce Park              $95.03       $8.54         8.99%
         9461, 9521 Willows Road
         Redmond, Washington

  I-4    Northward Business Park            $44.25       $4.11         9.29%
         19203 68th Avenue South
         Kent, Washington

  I-5    West Valley Executive Park         $51.81       $4.91         9.48%
         6601 South 190th Street
         Kent, Washington

 Subject Totem Valley Business Center        N/A         N/A            N/A
         12800 N.E. 126th Place
         Kirkland, Washington
-------------------------------------------------------------------------------
                                            $44.25       $4.11         8.99%
        Data Range:                         $95.03       $8.54         9.58%
                                            $61.93       $5.75         9.32%
-------------------------------------------------------------------------------
 *     Building Area Only
================================================================================

--------------------------------------------------------------------------------

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF SALES PRICE PER SQUARE FOOT

     In the following discussion, we compare the sales noted on the previous page with the subject based on these attributes: Property Rights Conveyed, Financing Terms, Conditions of Sale, Location, Market Conditions, Investment Desirability, Quality and Condition, and Office Build-Out.

     CASH EQUIVALENCY

     All of the sales were transacted on cash equivalent terms and there were no seller financing or submarket interest rate financing provided by third party lenders. Therefore, no adjustments are considered warranted for cash equivalency.

     PROPERTY RIGHTS CONVEYED

     All of the sales were purchased on a leased fee basis, therefore, no adjustment is required.

     CONDITIONS OF SALE

     Interviews with the buyer, seller, or representative indicated that each of the six sales involved arms-length transactions. Accordingly, no adjustments for conditions of sale are required.

     LOCATION

     All of the comparables are considered to have the same general location as the subject. In addition, none of the properties have any access or related problems. Accordingly, no adjustments for location are required.

     MARKET CONDITIONS

     All things considered, we find it important to analyze the most recent sales possible. In our review of the market over the last two years, we note there has been a decrease in capitalization rates and an increase in rental rates. All of the sales were consummated within the last eleven months and are considered to be fairly recent. Accordingly, no adjustments for market conditions are required.

     OCCUPANCY STATUS

     Occupancy status relates to a property's tenant mix and occupancy, as well as its acceptance within the market. The subject is considered to be a desirable property based on its occupancy history and strength of its tenants. All of the comparables are considered to have the same occupancy status as the subject. We have therefore made no adjustments to the comparables for this latter property difference.

     CONDITION AND QUALITY

     The sales reflect varying dates of construction ranging from 1979 up through 1996. The subject was constructed from 1983 to 1985. All of the comparables, with the exception of I-3 and I-4, are approximately the same age as the subject and are considered to be the same

--------------------------------------------------------------------------------

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


condition. Comparables I-3 and I-4 are newer, better quality properties than the subject and therefore require downward adjustments.

     OFFICE BUILD-OUT

     The subject has an average office build-out of 51 percent while the comparables have varying build-outs from 38 to 65 percent. Comparable I-2 is considered to have approximately the same amount of office build-out as the subject. By contrast, Comparables I-1, I-4, and I-5 have a lesser amount of relative office area, thus indicating an upward adjustment. Comparable I-6 has a greater amount of relative office build-out, indicating a downward adjustment.

     After considering all of the characteristics involved with the sale comparables, an overall comparative rating has been completed to show the general comparability of the sales. The characteristics of the sales are shown below.

====================================================================================================================================
                                                   IMPROVED SALES ADJUSTMENT CHART
------------------------------------------------------------------------------------------------------------------------------------
                     Cash      Property    Conditions                Market      Occupancy    Condition/     Office       Overall
Comp.  Price/SF   Equivalent    Rights       of Sale    Location   Conditions      Status       Quality     Build-Out   Adjustment
------------------------------------------------------------------------------------------------------------------------------------
 I-1    $55.57       None        None         None        None        None          None         None        Upward       Upward
 I-2    $63.00       None        None         None        None        None          None         None         None         None
 I-3    $95.03       None        None         None        None        None          None       Downward     Downward     Downward
 I-4    $44.25       None        None         None        None        None          None       Downward      Upward        None
 I-5    $51.81       None        None         None        None        None          None         None        Upward       Upward
====================================================================================================================================

     The preceding comparable sales present a range of prices between $44.25 and $95.03 per square foot. Based on the enclosed comparables and in consideration of the above adjustment chart, we have concluded on a market value per square foot for the subject of $55.00 to $65.00. We have placed the greatest emphasis on sale I-2 ($63.00 per square foot), which required no adjustments.

COMPARING PROPERTIES BASED ON NOI PER SQUARE FOOT

     In addition to the aforementioned considerations, net operating income per square foot is a key factor in the analysis of the comparables as they relate to the subject. As a function of rent (either market or contract), the net operating income per square foot of gross leasable area is determined by such factors as property location, as well as the age, quality, size, relative size of the parking facility, and physical condition of the improvements. The net operating income per square foot collectively measures the aggregate effect of these variables, and serves as an indication of the relative productivity of a given property. Although we recognize this is not an independent approach to value, it is a useful analysis when the comparables are drawn from varying geographic areas.

     Among sales of properties, price per square foot indications tend to be influenced primarily by the earning capacity or relative productivity of the real estate, i.e., the ability of a property to achieve a particular level of net operating income (NOI) per square foot of gross leasable area. The office market is particularly sensitive to this productivity factor, as high net income and low operating costs are integral to the success of any office building. Thus, an

--------------------------------------------------------------------------------

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

industrial complex is effectively analyzed by its net operating income per square foot, as this factor reflects the property's market performance by accounting for its rental income producing capabilities. In review of the comparable properties, we note a range of NOI per square foot of occupied area from $4.11 to $8.54. The subject property reflects an NOI per square foot of $6.583 which is within the range indicated by the comparables, hence the value per square foot of the subject would conceivably fall within the mid portion of the exhibited value range. The adjusted sales price for the five comparable sales is shown below.

================================================================================
                COMPARING PROPERTIES BASED ON NOI PER SQUARE FOOT
================================================================================
                NOI/SF
                Subject
              ----------                Unadjusted             Adjusted Sales
Sale No.      Comparable        x        Price/SF                 Price/SF
================================================================================
  I-1            $6.58                    $55.57                   $71.14
                 -----
                 $5.14
--------------------------------------------------------------------------------
  I-2            $6.58                    $63.00                   $68.63
                 -----
                 $6.04
--------------------------------------------------------------------------------
  I-3            $6.58                    $95.03                   $73.22
                 -----
                 $8.54
--------------------------------------------------------------------------------
  I-4            $6.58                    $44.25                   $70.84
                 -----
                 $4.11
--------------------------------------------------------------------------------
  I-5            $6.58                    $51.81                   $69.43
                 -----
                 $4.91
================================================================================

     On an adjusted basis, the five comparable properties indicated prices ranging from $68.63 to $73.22 per square foot. In the Income Capitalization Approach, we determined a reasonable overall capitalization rate (OAR) for the subject of approximately 9.35 percent. The above adjusted sales prices do not consider the differences in OARs of the comparable sales. We must further adjust these figures to better represent a sale at the subject's overall level. Comparables I-3 sold with a lower OAR than our concluded capitalization rate for the subject. As such, a downward adjustment to the above figure for this comparable is warranted. By contrast, Comparables I-2 and I-5 sold with higher capitalization rates, indicating an upward adjustment. The remaining comparables do not require adjustments.

     In consideration of the above comparative factors and the subject's projected net operating income as determined later in this report, a value indication for the subject property is considered to be from approximately $69.00 to $72.00 per square foot.


----------
1 Based on an NOI of $691,497 (located in direct capitalization section) divided by 105,115 SF of building area.

--------------------------------------------------------------------------------

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

SUMMARY AND CONCLUSION

================================================================================
                           ITEM                          Low                High
================================================================================
Value Indicated on Basis of Price Per Square
Foot of NRA:  Per Square Fooot                           $55                $65

Value Indicated Based on Ratio of NOI to                 $69                $72
Sales Price Derived From Comparisonn Sales:
Per Square Foot
================================================================================

     As discussed, the price per square foot indications vary considerably due to variations in site location and exposure; improvement quality, condition, and age; as well as functional utility and efficiencies of the improvements; and, most importantly, the level and quality of rent (income) which is determined collectively through the market perception of the above noted factors.

     The sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of an industrial development. Such statistics, however, do not explicitly convey by themselves many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

     Considering the characteristics of the subject relative to the above, we believe that a unit rate range of $65.00 to $70.00 per square foot is appropriate. Applying this unit rate range to 105,115 square feet results in a value of approximately $6,800,000 to $7,400,000.

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

METHODOLOGY

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash-flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash-flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return). We used both methods in our analysis of the subject.


OCCUPANCY STATUS

     As indicated in the property description, the subject development is comprised of seven industrial buildings with a total area of 105,115 feet. As of the date of appraisal, this property was 99.1 percent leased.

ESTIMATING POTENTIAL GROSS INCOME

     We have estimated market rental rates by examining recent leases in this property and by investigating recent rental rates in competitive industrial parks.

RECENT SUBJECT LEASES

     In the following table we have summarized all of the leases that have occurred over the last year in the subject.

====================================================================================================================================
                                                   RECENT SUBJECT LEASES
====================================================================================================================================
                         Building Area (SF)          Lease Start           Lease          Rental Rate ($/SF/MO)             Lease
                        -----------------------                                          ----------------------
       Tenant Name      Office        Warehouse          Date              Term          Office          Warehouse          Basis
====================================================================================================================================
Faith E. Sargent         539             N/A             12/96            2 yrs          $0;87              N/A           Triple Net
------------------------------------------------------------------------------------------------------------------------------------
Master International    1,078           1,300             4/96            2 yrs          $0.90             $0.42          Triple Net
------------------------------------------------------------------------------------------------------------------------------------
Financial Center        1,022            N/A             12/96            3 yrs          $0.90              N/A           Triple Net
------------------------------------------------------------------------------------------------------------------------------------
Virtual Eyes            1,075           1,075            02/97            3 yrs          $0.90             $0.41          Triple Net
------------------------------------------------------------------------------------------------------------------------------------
Control Technology       361             570             12/96            3 yrs          $0.87             $0.42          Triple Net
------------------------------------------------------------------------------------------------------------------------------------
Virutal Eyes             N/A             832              1/97            3 yrs           N/A              $0.45          Triple Net
------------------------------------------------------------------------------------------------------------------------------------
All Pro Enviro           N/A            1,002            10/96            3 yrs           N/A              $0.42          Triple Net
====================================================================================================================================

     As seen, there were seven leases consummated at the subject over the last year. The lease rates range from $0.87 to $0.90 per square foot per month for office space and from

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

$0.41 to $0.45 per square foot for warehouse space. Overall, the rent levels and lease terms achieved presently at the subject are considered consistent with terms typically attained at other competitive properties.

MARKET RENT ANALYSIS

     The tabulation on the following page summarizes the rental rates for comparable facilities considered in our analysis.

     With respect to the enclosed rent comparables, several common observations may be drawn concerning leases in the area. In general, space in the subject's area is generally leased on a triple-net basis. On a triple-net basis, the lessee is responsible for all operating expenses encountered on an annual basis, in addition to rent payments.

     In the analysis and comparison of the lease rates of the enclosed comparables, conversations with these properties' developers and/or leasing agents revealed that lease rates for space do not typically vary according to size, rather, rates are more typically determined by the quality of improvements and degree of office finish. Thus, spaces generally rent for higher rates per square foot within newer properties and within those properties that have a higher degree of office finish. It is typical to see rental rates computed as a blend of office rent and warehouse rent in order to account for the commensurate rates charged for office versus warehouse space.

--------------------------------------------------------------------------------

                    [GRAPHICAL REPRESENTATION OF COMPARABLE
                          RENTALS MAP OF SUBJECT AREA]

                                                    TOTEM VALLEY BUSINESS CENTER
                                                        KIRKLAND, WASHINGTON

                                                      RENT COMPARABLE SUMMARY

=======================================================================================================

 Comp.                                                                                         Clear
  No.        Name/Location                             Building SF/  % Office   Year Built     Height
=======================================================================================================
  R-1   Willows Business Center 1-2                      72,580         55%        1980       14'-24'
        14920-30 N.E. 95th Street
        Redmond, Washington

  R-2   Willows Business Center 3-12                    139,892         55%        1985       14'-16'
        14620-950 N.E. 95th Street
        Redmond, Washington

  R-3   Pacific Business & Tech Center                  120,000         55%        1986       12'-22'
        15225 N.E. 90th Street
        Redmond, Washington

  R-4   Totem Square                                     64,800         45%        1980         12'
        11813 124th Avenue N.E.
        Redmond, Washington

  R-5   Quadrant Tech Center                             47,470         65%        1985         12'
        12341 134th Court N.E.
        Redmond, Washington
-------------------------------------------------------------------------------------------------------
Subject Totem Valley Business Center                    105,115         51%       1983-85       14'
        12800 N.E. 126th Place
        Kirkland, Washington
-------------------------------------------------------------------------------------------------------
                                           Low           47,470         45%         1980        12'
       Data Range:                         High         139,892         65%         1986        24'
                                           Mean          88,948         55%         1983        16'
=======================================================================================================


=========================================================================================
                                                 Lease Rates
 Comp.                                       --------------------                Current
  No.        Name/Location                   Warehouse     Office  Lease Basis  Occupancy
=========================================================================================
  R-1   Willows Business Center 1-2            $0.45        $0.90   Triple Net      96%
        14920-30 N.E. 95th Street
        Redmond, Washington

  R-2   Willows Business Center 3-12           $0.45        $0.90   Triple Net      97%
        14620-950 N.E. 95th Street
        Redmond, Washington

  R-3   Pacific Business & Tech Center         $0.50        $1.00   Triple Net      96%
        15225 N.E. 90th Street
        Redmond, Washington

  R-4   Totem Square                           $0.40        $0.75   Triple Net      85%
        11813 124th Avenue N.E.
        Redmond, Washington

  R-5   Quadrant Tech Center                   $0.45        $0.95   Triple Net      92%
        12341 134th Court N.E.
        Redmond, Washington
------------------------------------------------------------------------------------------
Subject Totem Valley Business Center           $0.45        $0.90   Triple Net      99%
        12800 N.E. 126th Place
        Kirkland, Washington
------------------------------------------------------------------------------------------
                                               $0.40        $0.75                   85%
       Data Range:                             $0.50        $1.00                   97%
                                               $0.45        $0.90                   93%
==========================================================================================

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

     As displayed by the summary, the comparables reflect an unadjusted overall market rental range of $0.40 to $0.50 per square foot per month for warehouse rates, and from $0.75 to $1.00 per square foot per month for office build space. It is noted that all of the comparables consist of multi-tenanted properties. A brief description of each of the enclosed rent comparables as they relate to the subject is provided.

     COMPARABLE R-1 consists of the Willows Business Center 1-2, which is located southeast of the subject on N.E. 95th Street. The property has a total rentable area of approximately 72,580 square feet with an average office build-out of 55 percent. This property is 96 percent occupied and exhibits rental rates of $0.45 per square foot per month for warehouse space and $0.90 per square foot per month for office space.

     The location and project amenities of this property are considered to be similar to that of the subject. Overall, the rents indicated by this comparable require no adjustments relative to the subject property.

     COMPARABLE R-2 consists of the Willows Business Center 3-12, which is located directly east of Comparable R-1. The property has a total rentable area of 139,892 square feet with an average office build-out of 55 percent. This property is 97 percent occupied and exhibits rental rates of $0.45 per square foot per month for warehouse space and $0.90 per square foot per month for office space.

     The location and project amenities of this property are considered to be similar to that of the subject. Overall, the rents indicated by this comparable require no adjustments relative to the subject property.

     COMPARABLE R-3 consists of the Pacific Business & Tech Center located approximately four miles southeast of the subject on N.E. 90th Street. This property consists of a four-building multi-tenant business park development. The property is presently 96 percent occupied with rental rates of $0.50 per square foot per month for warehouse space and $1.00 per square foot per month for office space.

     The project amenities, interior and exterior finish of this property are considered to be superior to the subject. Overall, the rent indicated by this property requires a downward adjustment.

     COMPARABLE R-4 consists of Totem Square located just southwest of the subject on 124th Avenue N.E. This three building complex was constructed in 1980. The property has an interior location making access and exposure a problem for the development. Currently, approximately 15 percent of the development is vacant. Quoted rental rates for this comparable are $0.45 per square foot per month for warehouse space and $0.90 per square foot per month for office space.

     The location and project amenities of this comparable are considered to be inferior to that of the subject. Overall, we would anticipate an upward adjustment of the rents for this comparable.

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

     COMPARABLE R-5 consists of the Quadrant Tech Center located just east of the subject off of 134th Street. This property consists of a two-building multi-tenant business park development. The property is presently 92 percent occupied with rental rates of $0.45 per square foot per month for warehouse space and $0.95 per square foot per month for office space.

     The project amenities, interior and exterior finish of this property are considered to be superior to the subject. Overall, the rent indicated by this property requires a downward adjustment.

     SUMMARY AND CONCLUSION

     As displayed by the summary, the comparables reflect overall market rental range of $0.40 to $0.50 per square foot per month with office space from $0.75 to $1.00 per square foot per month. It is noted that all of the comparables consist of multi-tenanted properties. The subject's asking rental range is $0.45 per square foot per month for warehouse space and $0.90 per square foot per month for office space. However, the most recent lease transactions have been $0.42 per square foot per month for warehouse space and $0.90 per square foot per month for office space.

     In relation to the enclosed comparables, the subject represents a newer development which would tend to make its rental rates at the upper end of the range indicated by the comparables. The two properties that are similar in quality to the subject are comparables R-2 and R-5. These latter comparables have indicated rental rates of $0.45 per square foot per month for warehouse space and $0.90 to $0.95 per square foot per month for office space. Accordingly, it is our opinion that the market rent for the subject should be $0.42 per square foot per month for warehouse space and $0.90 per square foot per month for office space.

     We will not include free rent in the rent calculation since the subject property is an established property in the Eastside market. Lease terms will average three years. Tenant improvements will be $5.00 for new tenants and $2.50 for roll-over tenants.

MARKET RENT GROWTH RATE

     We anticipate that the market rent for the subject buildings would grow by an annual Consumer Price Index (C.P.I.) of 3.50 percent.

RECOVERY OF OPERATING EXPENSES

     All of the subject leases are written on a triple net basis. Specifically excluded from reimbursable expenses are leasing commissions and tenant alteration costs.

     In the discounted cash flow analysis that follows, all re-leased space will be rented on a triple basis with the tenant responsible for all expenses with the exception of leasing commissions and tenant alteration costs.

--------------------------------------------------------------------------------

                                                    TOTEM VALLEY BUSINESS CENTER
                                             Historical and Projected Operating Expenses

====================================================================================================================================
                                     1995                        1996                  Budgeted 1997            C&W's Projected 1997
                             -------------------         -------------------         ------------------         --------------------
Expense Item                  Total         /SF           Total         /SF           Total         /SF           Total         /SF
------------                 --------      -----         --------      -----         --------      -----         --------      -----
Real Estate Taxes            $ 80,882      $0.77         $ 81,294      $0.77         $ 83,181      $0.79         $ 78,498      $0.75
Insurance                      10,247       0.10           12,790       0.12           10,735       0.10           11,000       0.10
Repairs & Maintenance          84,690       0.81           74,749       0.71           81,849       0.78           82,000       0.78
Administrative                 51,926       0.49           39,389       0.37           47,069       0.45           48,000       0.46
Utilities                      46,218       0.44           40,115       0.38           47,328       0.45           47,000       0.45
Ground Rent                    12,000       0.11           12,000       0.11           12,000       0.11           12,000       0.11
Management Fee                 33,908       0.32           35,597       0.34           37,480       0.36           41,000       0.39
                             --------      -----         --------      -----         --------      -----         --------      -----
Total                        $319,871      $3.04         $295,934      $2.82         $319,642      $3.04         $319,498      $3.04
====================================================================================================================================

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


VACANCY AND CREDIT LOSS

     Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. It is normally a prudent practice to expect some income loss as tenants vacate, fail to pay rent, or pay rent late.

     The subject property is 99.1 percent occupied. The 980 square feet of vacant space is anticipated to be leased within a six-month period.

     The rent comparables have an average occupancy of 93 percent. All but one of the comparables had occupancy levels greater than 92 percent. The overall occupancy rate for the Kirkland submarket is 88.1 percent with the occupancy for all office services/business park space at 93.4 percent. Based on this discussion, a vacancy allowance of eight percent will be used in this analysis.

OPERATING EXPENSES

     Operating expense projections for the subject property are based on a review and analysis of the building's 1995, 1996, and budgeted 1997 and expenses. We also spoke with Cushman & Wakefield property management personnel. Based on our analysis, we feel the historical data (shown on the facing page) is realistic. The only expense items which we significantly adjusted or added were Reserves for Replacement. For the purpose of our analysis, the reserve for replacements is considered inherent to the overall capitalization rate for direct capitalization purposes. However, we have allocated a specific amount for this category in the Discounted Cash Flow analysis.

     The following is a general summary of stabilized expenses. All expenses are shown based on 1997 figures. The expenses have been trended forward at an annual rate of 3.5 percent.

     It is noted that the following expenses reflect the current occupancy level for the building (99.1%). Some of the expenses, in fact, fluctuate based on occupancy of the building. The fluctuating expenses include: Management and Utilities. In the discounted cash flow that follows, these latter expenses will vary based on the occupancy of the building.

     REIMBURSABLE EXPENSES

     REAL ESTATE TAXES

     Our assumptions regarding real estate taxes were previously detailed in the "Real Property Taxes and Assessments" section of the appraisal. On a calendar year basis, the following schedule is forecasted. We have forecasted that taxes will increase by 3.5 percent per annum.

     INSURANCE

     We forecast that Insurance expenses would be $11,000 or $0.10 per square foot. The 1996 Insurance expense was $12,790 and the budgeted 1997 Insurance is $10,735. Based on actual and budgeted amounts, our estimate of $11,000 appears reasonable.

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

     REPAIRS AND MAINTENANCE

     The Repairs and Maintenance expense category includes all of the costs incurred in the regular maintenance of the building including common area maintenance, roof repair, etc. Management has projected a 9.5 percent increase from 1996 to 1997. The budgeted amount for 1997 is similar to the 1995 amount. Based on actual and budgeted amounts, we have estimated a Repairs and Maintenance expense of $82,000, or $0.78 per square foot.

     ADMINISTRATIVE

     This expense refers to costs related to the operation of the on-site management office. Administrative expenses include but are not limited to telephone service, travel, and office supplies. Management has projected a 20 percent increase from 1996 to 1997, but a 9 percent decrease from 1995 to 1997. Based on actual and budgeted amounts, we have estimated an Administrative expense of $48,000, or $0.46 per square foot.

     UTILITIES

     This category includes the cost of electricity, gas, water and sewer supplied to the buildings. The 1996 amount was $40,115, or $0.38 per square foot. The budgeted 1997 amount represents an 18 percent increase over the 1996 figure. Based on actual and budgeted amounts, we have estimated a Utilities expense of $47,000, or $0.45 per square foot. This latter amount is supported by past and budgeted operating statements.

     MANAGEMENT

     This category includes on-site property management. This expense is typically expressed as a percentage of effective gross income. Typical fees for managing a multi-tenant industrial park ranges between 2.0 percent and
     5.0 percent depending on the number of tenants and the duties involved. Based on past operating history of the subject, we have utilized a property management fee of 4.5 percent of effective gross income.

     NON-REIMBURSABLE EXPENSE

     RESERVES FOR REPLACEMENTS

     It is customary and prudent to deduct an annual sum from effective gross revenues to establish a reserve for replacing short-lived items throughout the property. Our forecast of $0.20 per square foot of net rentable building area is a reasonable annual amount to cover the cost of replacing roof, the mechanical systems and completing structural maintenance of the parking garage. In analyzing the comparable sales available in the subject market, we noticed that most proformas and income & expense provisions do not include a reserve for replacement. We are of the opinion that typical investors consider this a viable potential expense and while there may not be a line item expense allocated, the risk is inherent to the overall rate. We have included this expense n our discounted cash flow analysis.

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


     GROUND LEASE

     In October of 1982, a ground lease for $12,000 per year was signed with Burlington Northern Railroad for a 40-foot paved private road crossing. This drive provides convenient access to the subject property. This Private Roadway and Crossing Agreement can be terminated by Burlington Northern Railroad at any time with 30 days notice.

     ALTERATIONS

     Alteration costs initially include costs to prepare the vacant suites for tenant use. All of the subject's tenants suites have previously been occupied (second generation space). In the discounted cash flow analysis, we have forecasted a cost allowance for the subject office space of $5.00 per square foot with renewal tenants receiving $2.50 per square foot. For the subject's warehouse space, we have forecasted an alterations expense of $1.00 per square foot. Based on our renewal probability of 75/25, the tenant allowance at rollover is equal to $4.38 per square foot for the subject's office space and $1.00 per square foot for the subject's warehouse space. These rates are increased at our projected growth rated noted earlier.

     LEASING COMMISSIONS

     Based upon our analysis of competing properties within the market as well as historic leasing activity at the subject, we have made an allowance for leasing commissions for this assignment. For new leases, a commission of
     5.00 percent of gross income will be charged, while renewal leases will be charged half this rate. With the 75/25 probability assumption, the blended commission rate is 3.13 percent of gross income.

     Overall, our concluded expenses are in line with the history of operations and the budgeted amount.

NET OPERATING INCOME/NET CASH FLOW

     The total operating costs for the property are deducted from total income to derive the net operating income, before debt service. In the first year of the investment, the net operating income which the subject property is forecasted to generate is $691,682. Alternatively, net income is projected at approximately 68.0 percent of effective gross income. Following is an operating summary for the first investment year (FY 1998).


================================================================================
                                OPERATING SUMMARY
                      TOTEM VALLEY BUSINESS CENTER FY 1998
================================================================================
       Item                    Aggregate Sum           Unit Rate*        Ratio
--------------------------------------------------------------------------------
Effective Gross Income           $1,018,805             $9.69            100.0%
--------------------------------------------------------------------------------
Operating Expenses                 $327,308             $3.11             32.0%
--------------------------------------------------------------------------------
Net Operating Income               $691,497             $6.58             68.0%
--------------------------------------------------------------------------------
Alterations/Reserves                $81,545             $0.78               N/A
--------------------------------------------------------------------------------
Net Cash Flow (1)                  $609,952             $5.80               N/A
================================================================================

* Based on total owned GLA of 105,115 square feet.
(1) Cash flow to the property before debt service.

--------------------------------------------------------------------------------

                                                    TOTEM VALLEY BUSINESS CENTER
                                                      ANNUAL CASH FLOW REPORT
                                                   BEGINNING 5/1/97 FOR 11 YEARS

                       FY1998        FY1999        FY2000        FY2001        FY2002         FY2003        FY2004        FY2005
INCOME
------
MINIMUM RENT:
ALL TENANTS             746,398       773,308       818,240       805,420       883,514        900,431       891,167       973,452
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------
TOTAL MINIMUM RENT      746,398       773,308       818,240       805,420       883,514        900,431       891,167       973,452


RECOVERIES:
CAM GROUP 1             303,916       324,957       335,156       327,529       354,600        366,675       364,285       390,460
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------
                        303,916       324,957       335,156       327,529       354,600        366,675       364,285       390,460
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------

GROSS RENTAL
  INCOME              1,050,314     1,098,265     1,153,296     1,132,949     1,238,114      1,267,106     1,255,452     1,363,912
CREDIT LOSS             (31,509)      (32,948)      (34,602)      (33,988)      (37,143)       (38,013)      (37,663)      (40,917)
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------
TOTAL INCOME          1,018,895     1,065,317     1,118,794     1,098,961     1,200,971      1,229,093     1,217,789     1,322,995

EXPENSES
--------
REAL ESTATE TAXES        84,363        97,215       100,618       104,139       107,784        111,557       115,461       119,502
INSURANCE                11,128        11,518        11,921        12,338        12,770         13,217        13,680        14,158
REPAIRS & MAINT.         82,957        85,860        88,865        91,976        95,195         98,526       101,975       105,544
ADMINISTRATIVE           48,560        50,260        52,019        53,839        55,724         57,674        59,693        61,782
UTILITIES                47,548        49,213        50,935        52,718        54,563         56,473        58,449        60,495
GROUND RENT              12,000        12,000        12,000        12,000        12,000         12,000        12,000        12,000
MANAGEMENT FEE           40,752        42,613        44,752        43,958        48,039         49,164        48,712        52,920
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------
TOTAL EXPENSES          327,308       348,679       361,110       370,968       386,075        398,611       409,970       426,401
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------
NET OPERATING
  INCOME                691,497       716,638       757,684       727,993       814,896        830,482       807,819       896,594
ALTERATIONS              44,510        46,248        52,189       113,905        61,997         55,193       103,274       102,028
COMMISSIONS              16,012        17,150        19,078        40,010        23,176         19,850        36,544        37,442
RESERVES                 21,023        21,759        22,520        23,309        24,124         24,969        25,843        26,747
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------
CASH FLOW               609,952       631,481       663,897       550,599       705,599        730,470       642,158       730,377



                           FY2006        FY2007        FY2008
INCOME
------
MINIMUM RENT:
ALL TENANTS               1,001,614     1,007,611     1,060,570
                          ---------     ---------     ---------
TOTAL MINIMUM RENT        1,001,614     1,007,611     1,060,570


RECOVERIES:
CAM GROUP 1                 408,300       411,232       422,222
                          ---------     ---------     ---------
                            408,300       411,232       422,222
                          ---------     ---------     ---------

GROSS RENTAL
  INCOME                  1,409,914     1,418,843     1,482,792
CREDIT LOSS                 (42,297)      (42,565)      (44,484)
                          ---------     ---------     ---------
TOTAL INCOME              1,367,617     1,376,278     1,438,308

EXPENSES
--------
REAL ESTATE TAXES           123,685       128,014       132,494
INSURANCE                    14,654        15,167        15,698
REPAIRS & MAINT.            109,238       113,061       117,019
ADMINISTRATIVE               63,944        66,182        68,499
UTILITIES                    62,612        64,803        67,072
GROUND RENT                  12,000        12,000        12,000
MANAGEMENT FEE               54,705        55,051        57,532
                          ---------     ---------     ---------
TOTAL EXPENSES              440,838       454,278       407,314
                          ---------     ---------     ---------
NET OPERATING
  INCOME                    929,779       922,000       967,994
ALTERATIONS                  57,356       118,049        99,889
COMMISSIONS                  20,643        41,897        35,777
RESERVES                     27,683        28,652        29,655
                          ---------     ---------     ---------
CASH FLOW                   821,097       733,402       802,673

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

     The discounted cash flow is a method by which anticipated future net cash flows and the reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return). By forecasting the anticipated income stream and discounting future value at reversion to the current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property similar to the subject.

     An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the Pro-Ject+ computer model.

     In the discounted cash flow analysis of Totem Valley Business Center, we have utilized a 10-year holding period for the investment with the cash flow analysis commencing on May 1, 1997. The effective date of value of this appraisal is also May 1, 1997. Therefore, we have analyzed the cash flows on a fiscal year basis.

     A 10-year holding period is consistent with market based criteria. Although an asset such as the subject has a much longer useful life, an investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor.


DISCOUNTED CASH FLOW ASSUMPTIONS

     Our cash flow forecast for Totem Valley Business Center is presented on the facing page. To reiterate, the formulation of these cash flows incorporated into our computer model the following general assumptions.

     Years in Forecast:                    10
     Starting Date:                        May 1, 1997
     Market Rental Rates (Year 1):
          Warehouse                        $0.42/SF/MO
          Office:                          $0.90/SF/MO
     Growth in Market Rental Rate:         3.5 percent
     Rent Escalations:                     None
     Expense Pass-throughs:                Pro rata share of expense
     Management Expense:                   4.5 percent of minimum effective rent
     Expense Growth Rate:                  3.5 percent per annum
     Free Rent:                            None
     Lease Term (typical):                 3 years
     Consumer Price Index (CPI):           3.5 percent
     Renewal Probability:                  75 percent
     Tenant Allowances:
          New Leases (Office)              $5.00/SF
          Tenant Improvements-Renewals     $2.50/SF
          Warehouse Tenant Improvements    $1.00/SF

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


     Leasing Commissions:          5 percent of total lease amount, payable in
                                   year 1 of the lease. (Renewals at 2.5
                                   percent)
     Vacancy at Rollover:          2 months
     Vacancy and Credit Loss:      3.0 percent
     Reserves for Replacement:     $0.20 per square foot of center growing by
                                   forecasted CPI.
     Reversion Year:               11th
     Reversion Cap Rate:           9.50 to 10.25 percent (See discussion below)
     Reversion Selling Costs:      3.0 percent
     Discount Rate (IRR):          11.50 to 12.25 percent (See discussion below)

SELECTION OF CAPITALIZATION RATES

     OVERALL CAPITALIZATION RATE

     In the capitalization method, we estimated market value by dividing stabilized net operating income by an overall rate (OAR) derived from our analyses of market sales and computed by dividing the net operating income from a sold property by its sale price. The OARs derived from the improved property sales are shown below.

                ===========================================
                     COMPARABLE NO.             OAR

                -------------------------------------------
                           I-1                       9.24%
                           I-2                       9.58%
                           I-3                       8.99%
                           I-4                       9.29%
                           I-5                       9.48%
                ===========================================

     The overall rates for the transactions range from 8.99 to 9.58 percent. In determining an overall rate applicable to the subject property, we have not put principle emphasis on any one comparable sale. Each sale has its positive and negative attributes.

     Based upon this analysis, we can develop a going-in capitalization rate for the subject based upon its tenancy, investment appeal, quality, and inherent risks. The subject appears to be well positioned in its market with strong occupancy levels. On balance, we have looked toward a going-in capitalization rate between 9.00 and 9.50 percent for the subject based upon a stabilized operating basis.

     TERMINAL CAPITALIZATION RATE

     The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting.

     Therefore, to the range of stabilized overall capitalization rates, we have added 50 basis points to arrive at a projected terminal capitalization rate ranging from 9.50 to 10.00 percent. This provision is made for the risk of lease-up and maintaining a certain level of occupancy, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. Thus, this range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of say 9.75 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of approximately $9.9 million based on FY 2008 net income of approximately $0.97 million.

     From the projected reversionary value to an investor in the subject property, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses, including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.

=======================================================================================================================
                                        NET PROCEEDS AT REVERSION
-----------------------------------------------------------------------------------------------------------------------
                                                              Less Costs of Sale and
Net Income FY 2008           Gross Sale Price             Miscellaneous Expenses @ 3.0%              Net Proceeds
=======================================================================================================================
     $967,994                   $9,928,144                          ($297,844)                        $9,630,300
=======================================================================================================================


     DISCOUNT RATE ANALYSIS

     We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

     In order to determine appropriate internal rate of return and reversionary capitalization rate to apply to the subject's projected Income stream, we reviewed information contained in published surveys. The subject is considered to be a Class A Leased Asset. The Cushman & Wakefield REAL ESTATE OUTLOOK publication of Fall 1996 showed internal rates of return ranging from 10 to 12, with a low average of 10.9 and a high average of 11 percent. In a Third Quarter 1996 National Investor Survey prepared by CB Commercial, internal rates of

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


return for Class A Warehouse and Distribution properties ranged from 9.8 to 12.0 percent, with an average of 11.3 percent. The real rate of return (defined as the internal rate of return minus the inflation assumption) averaged 7.7 percent. Reversionary capitalization rates ranged from 8.5 to 11 percent, with an average of 9.6 percent.

     The Third Quarter 1996 Real Estate Investor Survey published by Peter F. Korpacz & Associates, Inc. indicated a range in internal rates of return for industrial property falling between 8.5 and 14 percent, with an average of 11.19 percent. Internal rates of return, real rates of return, and reversionary capitalization rates have dropped slightly in comparison to the previous year.

     The results of relevant published investor survey data are summarized in the following table.

==========================================================================================================================
                                                SUMMARY OF INVESTOR SURVEYS
                                            INVESTMENT INTERNAL RATES OF RETURN
                                                   INDUSTRIAL PROPERTIES
--------------------------------------------------------------------------------------------------------------------------
                 Investor Survey                          IRR Range              IRR Average          Date of Survey
--------------------------------------------------------------------------------------------------------------------------
Cushman & Wakefield Real Estate Outlook                                                                  Fall 1996
     National Industrial Market                            10% -12%              10.9% - 11%
     CLASS A LEASED ASSET
Korpacz Real Estate Investor Survey                                                                    3rd Qtr. 1996
     National Industrial Market                           8.5% - 14%               11.19%
CB Commercial National Investor Group                                                                  3rd Qtr. 1996
     Industrial Warehouse/Distribution - Class A          9.8% - 12%                11.3%
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

     The surveys indicate a range of discount rates between 8.8 and 14 percent, with rates generally clustering in the 11.0 to 11.5 percent range. The subject is a Class A property in a strong market. Given the subject's age, condition, location and leasing structure, it is likely the appropriate discount rate would fall close to the average as indicated by the surveys.

     Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. Provided below is a summary of the forecasted lease expiration schedule for the subject. A complete expiration report is included in the ADDENDA.

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                            LEASE EXPIRATION SCHEDULE

        -------------------------------------------------------------
            Fiscal Year               GLA (SF)             Cumulative %
        ============================================================
              FY 1998                  28,784                27.4%
        ------------------------------------------------------------
              FY 1999                  16,061                15.3%
        ------------------------------------------------------------
              FY 2000                  14,344                23.3%
        ------------------------------------------------------------
              FY 2001                  56,402                53.7%
        ------------------------------------------------------------
              FY 2002                  21,939                20.9%
        ------------------------------------------------------------
              FY 2003                  26,774                25.5%
        ------------------------------------------------------------
              FY 2004                  49,523                47.1%
        ------------------------------------------------------------
              FY 2005                  24,713                23.5%
        ------------------------------------------------------------
              FY 2006                  23,422                22.3%
        ------------------------------------------------------------
              FY 2007                  50,275                47.8%
        ------------------------------------------------------------
              FY 2008                  27,779                26.4%
        ============================================================

     From the above, we see that a relatively large percentage (66.0 percent) of GLA will expire by 2000. Over the total projection period, approximately 333 percent will turnover. Overall, consideration is given to this in our selection of an appropriate risk rate. WE WOULD ALSO NOTE THAT MUCH OF THE RISK FACTORED INTO SUCH AN ANALYSIS IS REFLECTED IN THE ASSUMPTIONS EMPLOYED WITHIN THE CASH FLOW MODEL, INCLUDING RENT GROWTH, TURNOVER, RESERVES FOR REPLACEMENT, AND VACANCY PROVISIONS.

     We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.50 and 12.25 percent.

PRESENT VALUE ANALYSIS

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a 10- year period commencing on May 1, 1997.

     A sale or reversion is deemed to occur at the end of the 10th year (April 30, 2007), based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

     The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

     For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 11.50 to 12.25 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 11.50 to 12.25 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject appears on the following table:

===================================================================================================================================
                                                VALUATION MATRIX (000)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Discount Rate
                              -----------------------------------------------------------------------------------------------------
      Terminal Cap Rate                 11.50%                  11.75%                   12.00%                   12.25%
===================================================================================================================================
                 9.50%                  $7,299                  $7,174                   $7,051                   $6,932
-----------------------------------------------------------------------------------------------------------------------------------
                 9.75%                  $7,217                  $7,094                   $6,973                   $6,855
-----------------------------------------------------------------------------------------------------------------------------------
                10.00%                  $7,139                  $7,017                   $6,898                   $6,782
-----------------------------------------------------------------------------------------------------------------------------------
                10.25%                  $7,064                  $6,944                   $6,827                   $6,713
===================================================================================================================================

     Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $6.7 to $7.3 million. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around 11.75 percent and a terminal rate around 9.75 percent as being most representative of the subject's value in the market.

     In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a market value of $7,100,000 for the subject property.

     Based on this analysis, the following investment indices are indicated.

        Value per SF of GLA                                  $66.59
        Implicit Going-In Cap Rate                           9.74%

DIRECT CAPITALIZATION

     To further support our prospective value conclusion derived via the discounted cash flow, we have also utilized the direct capitalization method. In direct capitalization, an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach as well as those rates established in our Investor Survey.

     In view of our total analysis, we would anticipate that the subject property would trade at an overall rate of approximately 9.00 to 9.50 percent applied to first year income. Applying these rates to the first year net operating income (FY 1998) before reserves, alterations, and

--------------------------------------------------------------------------------

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

other expenses for the subject of $691,497 results in a value of approximately $7.3 to $7.7 million.

               =============================================
                         FY 1998 NOI $691,497
               ---------------------------------------------
               ---------------------------------------------
               Cap Rate                      Indicated Value
               =============================================
                 9.00%                         $7,683,300
               ---------------------------------------------
                 9.50%                         $7,278,916
               =============================================

     From this range, we would be inclined to conclude at a Market Value of $7,400,000 via Direct Capitalization. This value is indicative of an overall rate of 9.35 percent.

--------------------------------------------------------------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------

     Reconciliation is the process of deriving a single point value estimate for the subject property from the indications provided by the approaches at hand. This process requires the weighing of each approach as they relate to the appraisal assignment and resolving the differences among the valuation procedures. In the end, a single estimate of market value is concluded based upon the appropriateness of each value indication. A summary of the value indications for the subject is set forth below.

        =============================================================
                               AS IS VALUE SUMMARY
        =============================================================
        Cost Approach                                           N/A
        -------------------------------------------------------------
        Sales Comparison Approach          $6,800,000 to $7,400,000
        -------------------------------------------------------------
        Income Approach
               Discounted Cash Flow                      $7,100,000
               Direct Capitalization                     $7,400,000

        =============================================================

     Two approaches to value have been utilized for this analysis. In general terms, the approaches included provide complimentary results, each approach or technique supporting the other.

COST APPROACH

     The Cost Approach is based on the principle of substitution which maintains that the prudent purchaser will not pay more for a property than the cost to construct an equally desirable substitute property. It is best applied to a property where improvements to the site are new or of a special design and use. The estimation of replacement cost new and developer's profit requires judgment, based upon cost services and interviews. Land value has been estimated using a market comparison approach based upon comparable transactions. Some limitations do exist with this approach when estimating market value.

     As discussed, this methodology has been omitted for this analysis due to the difficulty in valuing anchor store commitments to properties of the subject's caliber, as well as the estimation of accrued depreciation for properties of the subject's age. We have instead performed a replacement cost only for the improvements.

SALES COMPARISON APPROACH

     The Sales Comparison Approach has arrived at a value for the subject property by analyzing historical arms-length transactions, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject, and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable area sold.

     The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective

--------------------------------------------------------------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------


judgment necessarily becomes a part of the comparative process. The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, this methodology is best suited as support for the conclusions of the Income Capitalization Approach. It provides useful market extracted rates of return, such as overall rates, to simulate investor behavior in the Income Capitalization Approach.

INCOME CAPITALIZATION APPROACH

     DISCOUNTED CASH FLOW ANALYSIS

     The subject property is highly suited to analysis by the discounted cash flow method (DCF) as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital.

     The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject property, the DCF can analyze existing leases, probabilities of future rollovers and turnovers, and reflect the expectations of overage rents. Essentially, the DCF can model many of the dynamics of a complex shopping center.

     Particular emphasis is placed on the results of the discounted cash flow analysis because of the applicability of this method in accounting for the specific characteristics of the property, as well as being the tool used by many purchasers.

     CAPITALIZATION

     Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the "Sales Comparison Approach", and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price. This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income steam that is over or understated, this error is compounded by the capitalization process. Nonetheless, real estate of the subject's caliber is commonly purchased on a direct capitalization basis. Overall, this methodology has been given important consideration in our total analysis of the subject property.

CONCLUSIONS

     We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodologies. The ranges in value exhibited by the Income Approach are consistent with the leasing profiles. Each indicates complimentary results with the Sales

--------------------------------------------------------------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------

Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.

     As a result of our analysis, we have formed an opinion that the market value of the Leased Fee Estate in the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 9, 1997, the date of inspection, was:

                   SEVEN MILLION TWO HUNDRED THOUSAND DOLLARS
                                   $7,200,000

MARKETING TIME

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Consequently, the marketing time is subsequent to the effective date of the appraisal, whereas the exposure time, previously identified, is presumed to precede the effective date of appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

     Based on our discussions with numerous real estate professionals, coupled with the marketing times of the sales data presented herein, we conclude that a marketing period of no more than twelve months would be required in order to sell the property.

--------------------------------------------------------------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

--------------------------------------------------------------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

--------------------------------------------------------------------------------

                                                      CERTIFICATION OF APPRAISAL
--------------------------------------------------------------------------------

     We certify that, to the best of our knowledge and belief:

1.   Steven A. Zenker, MAI inspected the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Steven A. Zenker, MAI has completed the requirements of the continuing education program of the Appraisal Institute.


       /s/ STEVEN A. ZENKER
       ----------------------------------------------------
       Steven A. Zenker, MAI
       Director
       State Certified Appraiser No. 270-11 ZE-NK-ES-A399BM

--------------------------------------------------------------------------------

                                                                         ADDENDA
--------------------------------------------------------------------------------
                                Legal Description
                            Comparable Improved Sales
                               Comparable Rentals
                         Pro-Ject Cash Flow Assumptions
                        Pro-Ject Average Occupancy Report
                    Cushman & Wakefield's Real Estate Outlook
         Eastide/Northend Industrial Market Report - First Quarter 1997
                            Appraiser Qualifications

--------------------------------------------------------------------------------

                               LEGAL DESCRIPTION

--------------------------------------------------------------------------------

PARCEL 1-A:

Lot 4 of Short Plat No. 777086, according to the Short Plat survey recorded under King County Recording No. 7710060818;

EXCEPT that portion, if any, lying Southerly of the North line of the Burlington Northern Railroad right-of-way;

TOGETHER WITH an easement for ingress, egress and utilities as set forth in Short Plat No. 777086, according to the Short Plat survey recorded under Recording No. 7710060818;

TOGETHER WITH an easement for ingress, egress and utilities over an existing roadway from the centerline of Burlington Northern Crossing permit to N.E. 124th Street over strips 15 feet to the East and 15 feet to the West of the centerline of said roadway, the centerline of said easement being described as follows:

Beginning at a point on the South boundary of Lot 1, Short Plat No. 777086, according to survey recorded under Recording No. 7710060818, said point being 310 feet Easterly of the Southwest property corner of Lot 1 of said short plat; thence Northerly at right angles to said South boundary to a point on the South boundary of the Burlington Northern Railroad right of way, said point also being the intersection of the South boundary of said railroad right of way and the centerline of an existing crossing agreement. Said easement being established under Recording No. 8503290972.

TOGETHER WITH an easement for sign purposes on the following described property:
That portion of the South 20 feet of the East 20 feet of the West 290 feet of Lot 1 of Short Plat 777086, as recorded under Recording No. 7710060818, records of King County, Washington, lying Southerly and Westerly of existing curb and
pavement. Said easement being recorded under Recording No.                 .

TOGETHER WITH an easement for sign purposes on the following described property:
That portion of the South 20 feet of the East 20 feet of the West 345 feet of Lot 1 of Short Plat 777086, as recorded under Recording No. 7710060818, records of King County, Washington, lying Southerly and Easterly of existing curb and
pavement. Said easement being recorded under Recording No.                 .

Situate in the County of King, State of Washington.

--------------------------------------------------------------------------------

                               LEGAL DESCRIPTION

--------------------------------------------------------------------------------

PARCEL 2-A:

Lot 1 and those portion of Lots 2 and 3 in Block A of Totem Valley Business Center, as per plat recorded in Volume 126 of Plats, Pages 86 through 91, records of King County, described as follows:

Beginning at the Northeast corner of said Lot 1:
thence along the arc of a curve to the left, having a radius of 746.25 feet through a central angle of 05(degree)57'42", an arc distance of 77.05 feet to a point of tangency;
thence South 18(degree)20'32" West 358.39 feet;
thence along the arc of a curve to the left having a radius of 2,914.93 feet, through a central angle of 02(degree)27'59", an arc distance of 125.47 feet; thence North 01(degree)35'19" East 406.41 feet;
thence South 89(degree)52'37" East 255.02 feet to the point of beginning;

(ALSO KNOWN AS Lot 1 of King County Lot Line Adjustment No. LL-85-107 recorded under Recording No. 8511180890, being a revision of Lot Line Adjustment No. LL-84-40, recorded under Recording No. 8406291555;)

TOGETHER WITH an easement for sign purposes on the following described property:
A portion of Lot 2, Block G, Plat of Totem Valley Business Center, as recorded in Volume 126 of Plats, pages 86-91, records of King County, Wathington, located in Section 28, Township 26 North, Range 5 East, W.M., City of Kirkland, King County, Washington, more particularly described as follows:

That portion of the South 20 feet of Lot 2, Block G, Plat of Totem Valley Business Center lying West of a line parallel to and 20 feet Easterly of the East boundary of 128th Land N.E., a private road, and said East boundary of said
128th Lane N.E. Said easement being recorded under Recording No.              .

TOGETHER WITH an easement for ingress, egress and utilities over the West 40 feet of Lots 1 and 2 of Block G, Totem Valley Business Center according to the plat recorded in Volume 126 of Plats, Pages 86-91, records of King County, Washington. Said easement established under Recording No. 8204190515.

Situate in the County of King, State of Washington.

--------------------------------------------------------------------------------

                               LEGAL DESCRIPTION

--------------------------------------------------------------------------------

PARCEL 2-B:

Those portions of Lots 1, 2 and 3 in Block A of Totem Valley Business Center, as per plat recorded in Volume 126 of Plats, Pages 86 through 91, records of King County, described as follows:

Beginning at the Northwest corner of said Lot 2;
thence South 89(degree)52'37" East 147.42 feet;
thence South 01(degree)35'19" West 406.41 feet;
thence along the arc of a curve to the left having a radius of 2,914.93 feet, through a central angle of 02(degree)53'51", an arc distance of 147.42 feet; thence North 01(degree)35'19" East 405.67 feet to the point of beginning;

(ALSO KNOWN AS Lot 2 of King County Lot Line Adjustment No. LL-85-107, recorded under Recording No. 8511180890, being a revision of Lot Line Adjustment No. LL-84-40, recorded under Recording No. 8406291556;)

TOGETHER WITH an easement for sign purposes on the following described property:
A portion of Lot 2, Block G, Plat of Totem Valley Business Center, as recorded in Volume 126 of Plats, pages 86-91, records of King County, Washington, located in Section 28, Township 26 North, Range 5 East, W.M., City of Kirkland, King County, Washington, more particularly described as follows:

That portion of the South 20 feet of Lot 2, Block G, Plat of Totem Valley Business Center lying West of a line parallel to and 20 feet Easterly of the East boundary of 128th Lane N.E., a private road, and said East boundary of said
128th Lane N.E. Said easement being recorded under Recording No.              .

TOGETHER WITH an easement for ingress, egress and utilities over the West 40 feet of Lots 1 and 2 of Block G, Totem Valley Business Center according to the plat recorded in Volume 126 of Plats, Pages 86-91, records of King County, Washington. Said easement established under Recording No. 8204190515.

Situate in the County of King, State of Washington.

--------------------------------------------------------------------------------

                               LEGAL DESCRIPTION

--------------------------------------------------------------------------------

PARCEL 3-A:

Lots 1, 4 and 5 in Clock B of Totem Valley Business Center, as per plat recorded in Volume 126 of Plats, Pages 28 through 91, records of King County;

TOGETHER WITH an easement for sign purposes on the following described property:
A portion of Lot 2, Block G, Plat of Totem Valley Business Center, as recorded in Volume 126 of Plats, Pages 86-91, records of King County, Washington, located in Section 28, Township 26 North, Range 5 East, W.M., City of Kirkland, King County, Washington, more particularly described as follows:

That portion of the South 20 feet of Lot 2, Block G, Plat of Totem Valley Business Center lying West of a line parallel to and 20 feet Easterly of the East boundary of 128th Lane N.E., a private road, and said East boundary of said
128th Lane N.E. Said easement being recorded under Recording No.              .

TOGETHER WITH an easement for ingress and egress and utilities over the West 40 feet of Lots 1 and 2 of Block G, Totem Valley Business Center, according to Plat recorded in Volume 126 of Plats, Pages 86-91, records of King County, Washington;

Situate in the City of Kirkland, County of King, State of Washington.

PARCEL 3-B

Apartment Nos. B and C of B-2 Totem Valley Business Center, a condominium intended for commercial use according to the condominium plan and survey map delineating said apartments, recorded in Volume 70 of Condominiums, Pages 16 through 18, under King County Recording No. 8405290785, located at Lot 2 in Block B of Totem Valley Business Center, as per plat recorded in Volume 126 of Plats, Pages 86 through 91, records of King County;

TOGETHER WITH and undivided 27.1% and 16.7% interest, respectively, in the common area and facilities appertaining to said apartments;

AND INCLUDING THEREIN limited common areas and facilities so appertaining, according to the Condominium Declarations recorded under King County Recording No. 8405290786;

INCLUDING THEREWITH Uncovered Parking Spaces No. 8 and 9, 17 through 21 and 35 through 38, as to Apartment B. Spaces No. 12 and 13 shall be shared in common with Apartment C.

ALSO INCLUDING THEREWITH Uncovered Parking Spaces No. 10 and 11, 14 through 16, 39 and 40.

Spaces No. 12 and 13 shall be shared in common;

Situate in the City of Kirkland, County of King, State of Washington.

TOGETHER WITH a non-exclusive easement over that portion of Apartment A, B-2, Totem Valley Business Center Condominium, located in the Southwest corner of said Apartment A, being 6' X 8', more or less in size for installation, maintenance, repair, replacement and reconstruction and use of the facilities and related equipment located therein, Subject to the restrictions and limitations as set forth in said easement recorded as recording no. 8405240988.

--------------------------------------------------------------------------------

                               LEGAL DESCRIPTION

--------------------------------------------------------------------------------

PARCEL 3-C:

Apartment No. B of B-3 Totem Valley Business Center, a condominium intended for commercial use according to the condominium plan and survey map delineating said apartment, recorded in Volume 70 of Condominiums, Pages 24 through 26, under King County Recording No. 8406051110, located at Lot 3 in Block B of Totem Valley Business Center, as per plat recorded in Volume 126 of Plats, Pages 86 through 91, records of King County;

TOGETHER WITH and undivided 38.5% interest in the common areas and facilities appertaining to said apartment;

AND INCLUDING THEREIN limited common areas and facilities so appertaining, according to the Condominium Declarations recorded under King County Recording No. 8406051111;

INCLUDING THEREWITH Uncovered Parking Spaces No. 17 through 26 and 40 and 41.

Situate in the City of Kirkland, County of King, State of Washington.

--------------------------------------------------------------------------------

                                                INDUSTRIAL BUILDING SALE     I-1
================================================================================

Location Data
       Property Name:                 Springbrook II Business Park
       Location:                      7611 S. 180th Street

       City:                          Kent
       County:                        King
       State/Zip:                     Washington
       Assessor's Parcel No(s):       N/A
       Atlas Reference:               N/A

Physical Data
       Type:                          Business Park
       Land Area:                     5.310 Acres
       Gross Building Area:           80,973 SF
       Number of Buildings:           1
       Percent Office Area:           40%
       Percent Air Conditioned:       40%
       Clear Ceiling Height:          18 feet
       Year Built:                    1984
       Land/Building Ratio:           2.86:1
       Sprinklered:                   Yes
       Rail Access:                   No
       Condition:                     Good
       Exterior Walls:                Tilt-Up Pre-Cast
       Column Spacing:                N/A
       Loading:                       Grade and dock high
       Parking:                       2.5/1,000 SF

Sale Data
       Transaction Type:              Sale
       Date of Transaction:           11/96
       Marketing Time:                N/A
       Grantor:                       American Industrial Properties REIT
       Grantee:                       Seafirst National Bank (Tr.)
       Document No.:                  9611141796
       Sale Price:                    $4,500,000
       Financing:                     Cash to Seller
       Cash Equivalent Price:         $4,500,000
       Required Capital Cost:         $0
       Adjusted Sales Price:          $4,500,000
       Verification:                  Tom Woodworth

Financial Data
       Assumptions & Forecast:        Broker
       Occupancy at Sale:             96%
       Existing or Pro Forma Income:  Existing
                                      TOTAL         P.S.F.
                                      -----         ------
       Potential Gross Income:        N/A           N/A
       Vacancy and Credit Loss:       N/A           N/A
       Effective Gross Income:        N/A           N/A
       Expenses:                      N/A           N/A
       Net Operating Income:          $415,800      $5.14

SPRINGBROOK
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-1
================================================================================

Analysis
      Value Indicators:                     Direct Cap
      Overall Capitalization Rate (OAR):    9.24%
      Projected IRR:                        N/A%
      Effective Gross Multiplier (EGIM):    N/A
      Operating Expense Ratio (OER):        N/A%
      Price Per Square Foot:                $55.57

Comments
      This is a multi-tenant industrial building located in the Kent Valley area of the southern Seattle metropolitan area. The property includes 204 parking spaces. There are both dock-high and grade level loading doors in the building. There was no deferred maintenance at time of sale.


                                    [PHOTO]
SPRINGBROOK
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-2
================================================================================

Location Data
      Property Name:                Willows Park I & II
      Location:                     15225-15265 N.E. 95th Street

      City:                          Redmond
      County:                        King
      State/Zip:                     Washington
      Assessor's Parcel No(s):       N/A
      Atlas Reference:               N/A

Physical Data
      Type:                          Business Park
      Land Area:                     5.380 Acres
      Gross Building Area:           96,820 SF
      Number of Buildings:           3
      Percent Office Area:           49%
      Percent Air Conditioned:       49%
      Clear Ceiling Height:          18 feet
      Year Built:                    1979
      Land/Building Ratio:           2.42:1
      Sprinklered:                   Yes
      Rail Access:                   No
      Condition:                     Good
      Exterior Walls:                Tilt-Up Pre-Cast
      Column Spacing:                N/A
      Loading:                       Grade and dock high
      Parking:                       1.4/1,000 SF

Sale Data
      Transaction Type:              Sale
      Date of Transaction:           10/96
      Marketing Time:                8 months
      Grantor:                       Sierra Capital Corporate Advisors
      Grantee:                       D&H Investments
      Document No.:                  9610310388
      Sale Price:                    $6,100,000
      Financing:                     Cash to Seller
      Cash Equivalent Price:         $6,100,000
      Required Capital Cost:         $0
      Adjusted Sales Price:          $6,100,000
      Verification:                  Steve Sutherland

Financial Data
      Assumptions & Forecast:        Broker
      Occupancy at Sale:             94%
      Existing or Pro Forma Income:  Existing
                                     TOTAL         P.S.F.
                                     -----         ------
      Potential Gross Income:        N/A           N/A
      Vacancy and Credit Loss:       N/A           N/A
      Effective Gross Income:        N/A           N/A
      Expenses:                      N/A           N/A
      Net Operating Income:          $584,380      $6.04

WILLOWS I&II-KENT
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-2
================================================================================

Analysis
      Value Indicators:                     Direct Cap
      Overall Capitalization Rate (OAR):    9.58%
      Projected IRR:                        N/A%
      Effective Gross Multiplier (EGIM):    N/A
      Operating Expense Ratio (OER):        N/A%
      Price Per Square Foot:                $63.00

Comments
      This is a three-building business park located in the northern part of Redmond, Washington. The improvements include both dock-high and ground-level loading. There are 140 parking spaces. The property was part of a 1031 exchange.


                                    [PHOTO]

WILLOWS I&II-KENT
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-3
================================================================================

Location Data
      Property Name:                 Willows Commerce Park
      Location:                      9461, 9521 Willows Road

      City:                          Redmond
      County:                        King
      State/Zip:                     Washington
      Assessor's Parcel No(s):       N/A
      Atlas Reference:               N/A

Physical Data
      Type:                          Business Park
      Land Area:                     8.690 Acres
      Gross Building Area:           168,370 SF
      Number of Buildings:           2
      Percent Office Area:           65%
      Percent Air Conditioned:       65%
      Clear Ceiling Height:          24 feet
      Year Built:                    1996
      Land/Building Ratio:           2.25:1
      Sprinklered:                   Yes
      Rail Access:                   No
      Condition:                     Good
      Exterior Walls:                Tilt-Up Pre-Cast
      Column Spacing:                N/A
      Loading:                       Grade and dock high
      Parking:                       2.4/1,000 SF

Sale Data
      Transaction Type:              Sale
      Date of Transaction:           10/96
      Marketing Time:                5 months
      Grantor:                       Opus/Puget Western LLC
      Grantee:                       Kay Enterprises
      Document No.:                  9610020860
      Sale Price:                    $16,000,000
      Financing:                     Market Terms
      Cash Equivalent Price:         $16,000,000
      Required Capital Cost:         $0
      Adjusted Sales Price:          $16,000,000
      Verification:                  Brian Leibsohn

Financial Data
      Assumptions & Forecast:        Broker
      Occupancy at Sale:             100%
      Existing or Pro Forma Income:  Existing
                                     TOTAL        P.S.F.
                                     -----        ------
      Potential Gross Income:        $1,544,172   $9.17
      Vacancy and Credit Loss:       $77,209      $0.46
      Effective Gross Income:        $1,466,963   $8.71
      Expenses:                      $29,339      $0.17
      Net Operating Income:          $1,437,624   $8.54

WILLOWS COMM
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-3
================================================================================

Analysis
      Value Indicators:                   Direct Cap
      Overall Capitalization Rate (OAR):  8.99%
      Projected IRR:                      N/A%
      Effective Gross Multiplier (EGIM):  10.91
      Operating Expense Ratio (OER):      2.00%
      Price Per Square Foot:              $95.03

Comments
      This two-building complex is located in the central portion of Redmond, Washington. The property includes a 73,687 square foot multi-tenant building and a 92,683 square foot R&D building. Some of the tenants include AT&T, ENSR, and Cascade Contractors.


                                    [PHOTO]

WILLOWS COMM
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-4
================================================================================

Location Data
      Property Name:                  Northward Business Park
      Location:                       19203 68th Avenue South

      City:                           Kent
      County:                         King
      State/Zip:                      Washington
      Assessor's Parcel No(s):        N/A
      Atlas Reference:                N/A

Physical Data
    Type:                             Business Park
    Land Area:                        10.780 Acres
    Gross Building Area:              213,699 SF
    Number of Buildings:              3
    Percent Office Area:              39%
    Percent Air Conditioned:          39%
    Clear Ceiling Height:             18 to 24 feet
    Year Built:                       1990
    Land/Building Ratio:              2.20:1
    Sprinklered:                      Yes
    Rail Access:                      No
    Condition:                        Good
    Exterior Walls:                   Tilt-Up Pre-Cast
    Column Spacing:                   N/A
    Loading:                          Grade and dock high
    Parking:                          1.3/1,000 SF

Sale Data
    Transaction Type:                 Sale
    Date of Transaction:              09/96
    Marketing Time:                   N/A
    Grantor:                          VHM Group
    Grantee:                          Northward Business park, Inc.
    Document No.:                     9609121277
    Sale Price:                       $9,455,283
    Financing:                        Cash to Seller
    Cash Equivalent Price:            $9,455,283
    Required Capital Cost:            $0
    Adjusted Sales Price:             $9,455,283
    Verification:                     Scott Carter

Financial Data
       Assumptions & Forecast:        Broker
       Occupancy at Sale:             100%
       Existing or Pro Forma Income:  Existing
                                      TOTAL        P.S.F.
                                      -----        ------
       Potential Gross Income:        $1,224,324   $5.73
       Vacancy and Credit Loss:       $48,973      $0.23
       Effective Gross Income:        $1,175,351   $5.50
       Expenses:                      $297,019     $1.39
       Net Operating Income:          $878,332     $4.11

NORTHWARD
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-4
================================================================================

Analysis
      Value Indicators:                   Direct Cap
      Overall Capitalization Rate (OAR):  9.29%
      Projected IRR:                      N/A%
      Effective Gross Multiplier (EGIM):  8.04
      Operating Expense Ratio (OER):      25.27%
      Price Per Square Foot:              $44.25

Comments
      This three-building industrial complex is located in the Kent Valley area of the Seattle metropolitan area. The complex has 268 open parking stalls. There was one vacant unit (18,770 square feet) at the time of sale.


                                    [PHOTO]

NORTHWARD
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-5
================================================================================

Location Data
    Property Name:                    West Valley Executive Park
    Location:                         6601 South 190th Street

    City:                             Kent
    County:                           King
    State/Zip:                        Washington
    Assessor's Parcel No(s):          N/A
    Atlas Reference:                  N/A

Physical Data
    Type:                             Business Park
    Land Area:                        16.870 Acres
    Gross Building Area:              205,655 SF
    Number of Buildings:              19
    Percent Office Area:              38%
    Percent Air Conditioned:          38%
    Clear Ceiling Height:             14 feet
    Year Built:                       1982
    Land/Building Ratio:              3.57:1
    Sprinklered:                      Yes
    Rail Access:                      No
    Condition:                        Good
    Exterior Walls:                   Tilt-Up Pre-Cast
    Column Spacing:                   N/A
    Loading:                          Grade-level
    Parking:                          1.8/1,000 SF

Sale Data
    Transaction Type:                 Sale
    Date of Transaction:              06/96
    Marketing Time:                   N/A
    Grantor:                          T.R. Bell Kent Corp.
    Grantee:                          Cook Inlet Region, Inc.
    Document No.:                     960628053
    Sale Price:                       $10,655,000
    Financing:                        Cash to Seller
    Cash Equivalent Price:            $10,655,000
    Required Capital Cost:            $0
    Adjusted Sales Price:             $10,655,000
    Verification:                     Carol Gore

Financial Data
       Assumptions & Forecast:       Buyer
       Occupancy at Sale:            93%
       Existing or Pro Forma Income: Existing
                                     TOTAL          P.S.F.
                                     -----          ------
       Potential Gross Income:       N/A            N/A
       Vacancy and Credit Loss:      N/A            N/A
       Effective Gross Income:       N/A            N/A
       Expenses:                     N/A            N/A
       Net Operating Income:         $1,010,094     $4.91

WEST VALLEY EX
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                INDUSTRIAL BUILDING SALE     I-5
================================================================================

Analysis
      Value Indicators:                   Direct Cap
      Overall Capitalization Rate (OAR):  9.48%
      Projected IRR:                      N/A%
      Effective Gross Multiplier (EGIM):  N/A
      Operating Expense Ratio (OER):      N/A%
      Price Per Square Foot:              $51.81

Comments
      This is a 19-building business park complex located in the Kent Valley area of the Seattle metropolitan area. There are a total of 367 parking spaces. There is no dock-high loading in the center. There was no deferred maintenance at time of sale.


                                    [PHOTO]

WEST VALLEY EX
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-1
================================================================================

Location Data
    Property Name:                      Willows Business Center 1-2
    Location:                           14920-30 N.E. 95th Street
    City:                               Redmond
    County:                             King
    State/Zip:                          Washington
    Assessor's Parcel No(s):            N/A
    Atlas Reference:                    N/A

Physical Data
    Type:                               Business Park
    Land Area:                          N/A
    Gross Building Area:                72,580 SF
    Number of Buildings:                2
    Percent Office Area:                55%
    Percent Air Conditioned:            55%
    Clear Ceiling Height:               14 to 24 feet
    Year Built:                         1980
    Land/Building Ratio:                N/A
    Sprinklered:                        Yes
    Rail Access:                        No
    Condition:                          Average
    Exterior Walls:                     Tilt-Up Pre-Cast
    Column Spacing:                     N/A
    Loading:                            Gound level
    Parking:                            2 space/1,000 NRA

Lease Data
    Occupancy:                          96%
    Typical Size:                       4,000 SF
    Term:                               5 years
    Base Rent Per Square Foot:          $0.45 (whs)/$0.90 (off)
    Rent Escalations:                   Flat
    Basis:                              N/A
    Expense Pass-Through:               Triple net
    Free Rent (months):                 None
    Tenant Improvement:                 As is
    Leasing Agent:                      Steve Henderson
    Phone No.:                          (206) 455-4500
    Survey Date:                        05/97

WILLOWS BC
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-1
================================================================================

Comments
      This is the first phase of a two-phase multi-tenant business park located in the central part of Redmond, Washington. The suite sizes range from 1,000 up to 10,000 square feet.


                                    [PHOTO]

WILLOWS BC
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-2
================================================================================

Location Data
    Property Name:                      Willows Business Center 3-12
    Location:                           14620-950 N.E. 95th Street
    City:                               Redmond
    County:                             King
    State/Zip:                          Washington
    Assessor's Parcel No(s):            N/A
    Atlas Reference:                    N/A

Physical Data
    Type:                               Business Park
    Land Area:                          N/A
    Gross Building Area:                139,892 SF
    Number of Buildings:                10
    Percent Office Area:                55%
    Percent Air Conditioned:            55%
    Clear Ceiling Height:               14 to 16 feet
    Year Built:                         1985
    Land/Building Ratio:                N/A
    Sprinklered:                        Yes
    Rail Access:                        No
    Condition:                          Average
    Exterior Walls:                     Tilt-Up Pre-Cast
    Column Spacing:                     N/A
    Loading:                            Gound level
    Parking:                            2 space/1,000 NRA

Lease Data
   Occupancy:                           97%
    Typical Size:                       3,500 SF
    Term:                               5 years
    Base Rent Per Square Foot:          $0.45 (whs)/$0.90 (off)
    Rent Escalations:                   Flat
    Basis:                              N/A
    Expense Pass-Through:               Triple net
    Free Rent (months):                 None
    Tenant Improvement:                 As is
    Leasing Agent:                      Steve Henderson
    Phone No.:                          (206) 455-4500
    Survey Date:                        05/97

WILLOWS BC
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-2
================================================================================

Comments
      This is the second phase of a two-phase multi-tenant business park located in the central part of Redmond, Washington. The suite sizes range from 500 up to 5,000 square feet.


                                    [PHOTO]

WILLOWS BC
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-3
================================================================================

Location Data
    Property Name:                      Pacific Business & Tech Center
    Location:                           15225 N.E. 90th Street
    City:                               Redmond
    County:                             King
    State/Zip:                          Washington
    Assessor's Parcel No(s):            N/A
    Atlas Reference:                    N/A

Physical Data
    Type:                               Business Park
    Land Area:                          N/A
    Gross Building Area:                120,000 SF
    Number of Buildings:                4
    Percent Office Area:                55%
    Percent Air Conditioned:            55%
    Clear Ceiling Height:               12 to 22 feet
    Year Built:                         1986
    Land/Building Ratio:                N/A
    Sprinklered:                        Yes
    Rail Access:                        No
    Condition:                          Good
    Exterior Walls:                     Tilt-Up Pre-Cast
    Column Spacing:                     N/A
    Loading:                            Gound level
    Parking:                            3 space/1,000 NRA

Lease Data
    Occupancy:                          96%
    Typical Size:                       5,000 SF
    Term:                               5 years
    Base Rent Per Square Foot:          $0.50 (whs)/$0.90 (off)
    Rent Escalations:                   Flat
    Basis:                              N/A
    Expense Pass-Through:               Triple net
    Free Rent (months):                 None
    Tenant Improvement:                 As is
    Leasing Agent:                      N/A
    Phone No.:                          (206) 881-5975
    Survey Date:                        05/97

PCFC B & T
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-3
================================================================================

Comments
      This is a combination industrial and R&D industrial park. Some of the suites are 100 percent office and some suites have two levels. According to the leasing agent, the park has maintained an average occupancy of 95 percent for the past five years.


                                    [PHOTO]

PCFC B & T
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-4
================================================================================

Location Data
    Property Name:                   Totem Square
    Location:                        11813 124th Avenue N.E.
    City:                            Redmond
    County:                          King
    State/Zip:                       Washington
    Assessor's Parcel No(s):         N/A
    Atlas Reference:                 N/A

Physical Data
    Type:                            Business Park
    Land Area:                       N/A
    Gross Building Area:             64,800 SF
    Number of Buildings:             3
    Percent Office Area:             45%
    Percent Air Conditioned:         45%
    Clear Ceiling Height:            12 feet
    Year Built:                      1980
    Land/Building Ratio:             N/A
    Sprinklered:                     Yes
    Rail Access:                     No
    Condition:                       Average
    Exterior Walls:                  Tilt-Up Pre-Cast
    Column Spacing:                  N/A
    Loading:                         Gound level
    Parking:                         2 space/1,000 NRA

Lease Data
    Occupancy:                       85%
    Typical Size:                    4,000 SF
    Term:                            5 years
    Base Rent Per Square Foot:       $0.40 (whs)/$0.75 (off)
    Rent Escalations:                Flat
    Basis:                           N/A
    Expense Pass-Through:            Triple net
    Free Rent (months):              None
    Tenant Improvement:              As is
    Leasing Agent:                   Don Haze
    Phone No.:                       (206) 623-8901
    Survey Date:                     05/97

TOTEM SQ-REDMOND
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-4
================================================================================

Comments
      This complex includes both retail and an industrial component. There are three buildings that make-up the industrial portion of the complex. The development has poor access and exposure and has had a history of below market occupancy.


                                    [PHOTO]

TOTEM SQ-REDMOND
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-5
================================================================================

Location Data
    Property Name:                   Quadrant Tech Center
    Location:                        12341 134th Court
    City:                            Redmond
    County:                          King
    State/Zip:                       Washington
    Assessor's Parcel No(s):         N/A
    Atlas Reference:                 N/A

Physical Data
    Type:                            Business Park
    Land Area:                       N/A
    Gross Building Area:             47,470 SF
    Number of Buildings:             2
    Percent Office Area:             65%
    Percent Air Conditioned:         65%
    Clear Ceiling Height:            12 feet
    Year Built:                      1985
    Land/Building Ratio:             N/A
    Sprinklered:                     Yes
    Rail Access:                     No
    Condition:                       Average
    Exterior Walls:                  Tilt-Up Pre-Cast
    Column Spacing:                  N/A
    Loading:                         Gound level
    Parking:                         3 space/1,000 NRA

Lease Data
    Occupancy:                       100%
    Typical Size:                    5,000 SF
    Term:                            5 years
    Base Rent Per Square Foot:       $0.50 (whs)/$1.00 (off)
    Rent Escalations:                Flat
    Basis:                           N/A
    Expense Pass-Through:            Triple net
    Free Rent (months):              None
    Tenant Improvement:              As is
    Leasing Agent:                   Chris Langer
    Phone No.:                       (206)455-8500
    Survey Date:                     05/97

QUADRANT TCH
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      INDUSTRIAL BUILDING RENT COMPARABLE    R-5
================================================================================

Comments
      This industrial complex is geared more to high-tech tenants who require more office space than warehouse space. According to the leasing agent, the center has always maintained an above average occupancy level. The development is located just off of 134th Street.


                                    [PHOTO]

QUADRANT TCH
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                          TOTEM VALLEY BUSINESS CENTER
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS


BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF TOTEM VALLEY BUSINESS CENTER BEGINNING 5/1997 FOR 15 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

GLA
1997 VALUE -  105,115
THEREAFTER - CONSTANT

OCCA
1997 VALUE -    102,893
1998 VALUE -    100,371
1999 VALUE -    101,740
2000 VALUE -     98,370
2001 VALUE -     96,803
2002 VALUE -    100,474
2003 VALUE -     97,413
2004 VALUE -     98,326
2005 VALUE -     99,558
2006 VALUE -     99,285
2007 VALUE -     95,583
2008 VALUE -    100,854
2009 VALUE -     99,837
2010 VALUE -     94,715
2011 VALUE -    100,067
THEREAFTER - CONSTANT

CONSTANT

GROWTH RATES
------------

RNTG
1997 VALUE -    3.50
THEREAFTER - CONSTANT

EXPG
1997 VALUE -    3.50
THEREAFTER - CONSTANT

CPIG
1997 VALUE -    3.50
THEREAFTER - CONSTANT

NCOM
1997 VALUE -    5.00
THEREAFTER - CONSTANT

RCOM
1997 VALUE -    2.50
THEREAFTER - CONSTANT

BLCM
+25.0% OF NCOM + 75.0% OF RCOM

MARKET RATES
------------

WHSR
1997 VALUE -     0.42
THEREAFTER - GROWING AT GROWTH RATE RNTG

CONSTANT

OFFC
1997 VALUE -     0.90
THEREAFTER - GROWING AT GROWTH RATE RNTG

NTIR
1997 VALUE -     5.00
THEREAFTER - GROWING AT GROWTH RATE CPIG

RTIR
1997 VALUE -     2.50
THEREAFTER - GROWING AT GROWTH RATE CPIG

BLTR
+25.0% OF NTIR + 75.0% OF RTIR

WHTR
1997 VALUE -     1.00
THEREAFTER - GROWING AT GROWTH RATE CPIG

RESR
1997 VALUE -     0.20
THEREAFTER - GROWING AT GROWTH RATE EXPG

\\
CONSTANT

\\\
CONSTANT

\\\\
CONSTANT

 .
CONSTANT

 ..
CONSTANT

 ...
CONSTANT

MISCELLANEOUS INCOMES
---------------------

\
ZERO

EXPENSES
--------

REAL ESTATE TAXES, REFERRED TO AS RETX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -     78,497
1998 VALUE -     96,094
THEREAFTER - GROWING AT GROWTH RATE EXPG


INSURANCE, REFERRED TO AS INS
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -     11,000

THEREAFTER - GROWING AT GROWTH RATE EXPG

REPAIRS & MAINT., REFERRED TO AS MAIN
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      82,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

ADMINISTRATIVE, REFERRED TO AS ADMN
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      48,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

MANAGEMENT, REFERRED TO AS MGMT
AN INFORMATIONAL EXPENSE
1997 VALUE -      40,548
1998 VALUE -      41,727
1999 VALUE -      44,160
2000 VALUE -      44,663
2001 VALUE -      46,018
2002 VALUE -      49,114
2003 VALUE -      48,817
2004 VALUE -      51,689
2005 VALUE -      53,948
2006 VALUE -      55,306
2007 VALUE -      55,837
2008 VALUE -      61,064
2009 VALUE -      61,995
2010 VALUE -      60,860
2011 VALUE -      67,085
THEREAFTER - CONSTANT

UTILITIES, REFERRED TO AS UTIL
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      47,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM GROUP 1, REFERRED TO AS CAM1
AN INFORMATIONAL EXPENSE
+100.0% OF RETX+100.0% OF INS
+100.0% OF MAIN+100.0% OF ADMN
+100.0% OF MGMT+100.0% OF UTIL

CHARGED AGAINST NET OPERATING INCOME
CONSTANT

GROUND RENT, REFERRED TO AS GRNE
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      12,000
THEREAFTER - CONSTANT

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -      3.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1997 VALUE -      4.00

THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 6.000% OF TOTAL RENT

STANDARD METHOD #2 - 3.000% OF TOTAL RENT

STANDARD METHOD #3 - 3.900% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

1997 VALUE -      5.50
THEREAFTER - GROWING AT GROWTH RATE EXPG

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

RESERVES
MARKET RATE RESR MULTIPLIED BY AREA MEASURE GLA

PRIMARY CLASSIFICATION CODES
----------------------------

    1 - OFFICE SPACE
    2 - WAREHOUSE SPACE

SECONDARY CLASSIFICATION CODES
------------------------------

    1 - OCCUPIED SPACE
    2 - VACANT SPACE

COST CENTERS
------------

NONE

SALES VOLUME PROFILE
--------------------

         PERCENT OF     RELATIVE
MONTH   ANNUAL SALES     VOLUME
-----   ------------    --------
 JAN        8.33%         1.00
 FEB        8.33%         1.00
 MAR        8.33%         1.00
 APR        8.33%         1.00
 MAY        8.33%         1.00
 JUN        8.33%         1.00
 JUL        8.33%         1.00
 AUG        8.33%         1.00
 SEP        8.33%         1.00
 OCT        8.33%         1.00
 NOV        8.33%         1.00
 DEC        8.33%         1.00
          ------         -----
TOTALS    100.00%        12.00

GLOBAL RECOVERIES
-----------------

CAM GROUP 1, REFERRED TO AS GLB1
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/MONTH
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/MONTH

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/MONTH
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/MONTH

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 2 REFERENCE TENANT(S)

--------------------------------------------------------------------------------

#1 - SUITE 1        , OFFICE TENANT
BASE LEASE DATES:     1/1991 TO 12/2005
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:            1
PRIMARY CODE:              1 - OFFICE SPACE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/MO

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
 1         3.00          2       NONE        NONE         YES           YES
 2         3.00          2       NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE OFFC MULTIPLIED BY 1.000

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    GROWTH RATE BLCM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTR
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#2 - SUITE 1        , WAREHOUSE TENANT
BASE LEASE DATES:     6/1991 TO 5/1994
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:            1
PRIMARY CODE:              2 - WAREHOUSE SPACE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/MO

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------

 1         3.00          2       NONE        NONE         YES           YES
 2         3.00          2       NONE        NONE         YES           YES
 3         3.00          2       NONE        NONE         YES           YES
 4         3.00          2       NONE        NONE         YES           YES
 5         3.00          2       NONE        NONE         YES           YES
 6         3.00          2       NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE WHSR MULTIPLIED BY 1.000
WITH /SF/MO STEPS OF

RENEWAL RECOVERIES:

CAM GROUP 1
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE BLCM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE WHTR
RENEWAL PAYOUT:         CASHED OUT

                          TOTEM VALLEY BUSINESS CENTER
                            AVERAGE OCCUPANCY REPORT
                                FOR ALL TENANTS

                  1997     1998     1999     2000     2001     2002     2003     2004     2005     2006     2007     2008     2009
                 -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
JANUARY          102,965   99,610  102,676  102,052   87,442  103,915  101,765  103,915   93,198   93,465   76,370  103,915  101,365
FEBRUARY         105,115   96,748  102,210   97,748   89,542  101,476   99,812  100,750   93,198  103,915   98,542  103,915   90,915
MARCH            105,115   99,436  102,210   98,858   98,410  101,476  100,852   87,442  103,915  101,765  103,915   93,198   93,465
APRIL            105,115  103,363  105,115  105,115   95,548  101,010   96,548   89,542  101,476   99,812  100,750   93,198  103,915
MAY              105,115   99,237  105,115  105,115   98,236  101,010   97,658   98,410  101,476  100,852   87,442  103,915  101,765
JUNE              99,859   99,237  105,115  105,115  102,163  101,611  103,915   95,548  101,010   96,548   89,542  101,476   99,812
JULY              97,623  105,115  102,565  105,115   98,037  101,611  103,915   98,236  101,010   97,658   98,410  101,476  100,852
AUGUST           102,879  105,115   92,115   81,743   98,037  103,915  103,915  102,163  101,611  103,915   95,548  101,010   96,548
SEPTEMBER        105,115   94,398   94,665   76,370  103,915  101,365  103,915   98,037  101,611  103,915   98,236  101,010   97,658
OCTOBER          101,950   94,398  105,115   98,542  103,915   90,915   81,743   98,037  103,915  103,915  102,163  101,611  103,915
NOVEMBER         100,885  105,115  102,968  103,915   93,198   93,465   76,370  103,915  101,365  103,915   98,037  101,611  103,915
DECEMBER         102,985  102,676  101,012  100,750   93,198  103,915   98,542  103,915   90,915   81,743   98,037  103,915  103,915
                 -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
AVERAGE SF
  OCCUPIED-OCCA  102,893  100,371  101,740   98,370   96,803  100,474   97,413   98,326   99,558   99,285   95,583  100,854   99,837

TOTAL SF-GLA     105,115  105,115  105,115  105,115  105,115  105,115  105,115  105,115  105,115  105,115  105,115  105,115  105,115
                 -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
OCCUPANCY %        97.89    95.49    96.79    93.58    92.09    95.58    92.67    93.54    94.71    94.45    90.93    95.95    94.98
                 =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======


                  2010
                 -------
JANUARY          103,915
FEBRUARY          81,743
MARCH             76,370
APRIL             98,542
MAY              103,915
JUNE             100,750
JULY              87,442
AUGUST            89,542
SEPTEMBER         98,410
OCTOBER           95,548
NOVEMBER          98,236
DECEMBER         102,163
                 -------
AVERAGE SF
  OCCUPIED-OCCA   94,715

TOTAL SF-GLA     105,115
                 -------
OCCUPANCY %        90.11
                 =======


                  2011
                 -------
JANUARY           98,037
FEBRUARY          98,037
MARCH            103,915
APRIL            103,915
MAY               93,198
JUNE              93,198
JULY             103,915
AUGUST           101,476
SEPTEMBER        101,476
OCTOBER          101,010
NOVEMBER         101,010
DECEMBER         101,611
                 -------
AVERAGE SF
  OCCUPIED-OCCA  100,067

TOTAL SF-GLA     105,115
                 -------
OCCUPANCY %        95.20
                 =======

Real Estate
Outlook

           Autumn 1996
---------------------------------

   Cushman & Wakefield, Inc.
      51 West 52nd Street
       New York NY 10019
        (212) 841-7500

--------------------------------------------------------------------------------
Published by Valuation Advisory Services
--------------------------------------------------------------------------------

THE RECOVERY CONTINUES

The focus of our survey covering the first half of 1996 has been to incorporate the responses of a broad range of real estate investors. The respondents included a cross section of institutional investors and their advisors, who tend to concentrate on well-leased Class A product in favored markets nationally, as well as a number of active, well-capitalized, local and regional-based investors who acquire Class B or "value added" properties in both "favored" and "out-of-favor" market locations. In some instances one or two of these well-capitalized investors with relatively narrow geographical focus and specific asset criteria have successfully captured a dominant share of a major regional real estate market for a particular asset category through knowledge of the local markets and aggressive responses to investment opportunities. In several cases these investors had previously achieved outstanding returns on selected real estate acquisitions during the depth of the recession in 1991-1992, and these successes early during the recovery have resulted in additional sources of discretionary capital

(Continued on page 2)

[Logo] CUSHMAN & WAKEFIELD WORLDWIDE(SM)

Participants in Investor Survey
Autumn 1996:

American General Hospitality, Inc. * American Realty Advisors * Amresco Advisors, Inc. * Arden Realty Group * Ares Realty Capital * Ashford Financial Corporation * Bedford Property Investors * Capstar Hotels * Cornerstone Real Estate Advisors * Corporate Property Investors * Dean Witter Realty * DRA Advisors, Inc. * Equity Office Properties, Inc. * General Growth * Hotel Partners * Ivanhoe Inc. * K&F Development * Kensington Realty Advisors * Koll * The L&B Group * Layton-Belling & Associates * Lehman Brothers * Lincoln Investment Management, Inc. * Loews Hotels * Macerich Co. * Met Life Realty Group * MIG Realty Advisors, Inc. * N.Y. State Common Retirement Fund * New Castle Hotels * O'Connor Realty Advisors * Office Opportunity Fund * Plascencia Group * Prudential Real Estate Investors * Red Lion Hotels * The Rouse Company * Sedko Interest * Summit Commercial * Teachers Insurance and Annuities Assoc. * Westin Hotels and Resorts * Westrust Financial * The Yarmouth Group, Inc.

                                                                  CUSHMAN &
                                                                  WAKEFIELD

                                                            Improving your place
                                                             in the world.(SM)

The Recovery Continues

(Continued from page 1)

and favorable debt as the markets have continued to recover. The lack of investment activity by many of the major institutions and their advisors during the first portion of this decade left a void which was filled to a degree by more localized, entrepreneurial investors. These investors have been "first in-first out" in recovering markets across the country, often achieving attractive returns through short-term holds and re-sale at a premium to institutional buyers. Local market knowledge coupled with a short decision-making timeframe has enabled well-capitalized local investors to tie up vacant or partially occupied commercial buildings and lease all or most of the space prior to the closing of escrow. We are familiar with several properties which have transferred ownership three times during the past two years, to buyers higher up the "investment food chain," with each sale at a premium above the prior transaction.

      This pricing trend reflects the increased competition from buyers, which is evident in the number of bidders for available product and the shortened timeframe required to market properties and complete transactions. Of approximately 60 properties marketed for sale by Cushman & Wakefield's Financial Services Group (FSG) during the first five months of 1996, nearly 50% closed or were under contract by June, 1996. The sellers in these marketing efforts have received an average of roughly 7 offers per property.

      Excluding the hotel survey participants, the breakdown on a percentage basis of respondents to our survey and the reported capital sources for their investments are as follows:

    Investor Profile                          % of Total

Domestic Pension Funds                             4
Insurance Companies                                4
Investment Banks                                   4
Investment Advisors                               35
REITs                                             18
Individual U.S. Investors                         14
U.S. Investment Funds                              7
"Other"                                            7

Total                                            100


     Primary Capital Sources                   % of Total

REITs                                             11
Investment Banks/Wall Street                       6
Pension Funds                                     40
Endowment Funds                                   11
U.S. Individuals or Funds                         17
Offshore                                           7
Life Insurance/General Account                     8

Total                                            100

      The survey results have been re-categorized to a degree in this issue in order to offer a more detailed breakdown of appropriate criteria by both property type (office, industrial, retail, residential, hotel) and asset quality (Class A and B, including both "leased" and "Value Added"). For the most part the more specific definitions for the asset categories have resulted in a more narrow range of investment parameters than in previous surveys.

--------------------------------------------------------------------------------
The Fundamentals of Continued Recovery
--------------------------------------------------------------------------------

Other than retail properties, particularly regional malls, which continue to be out of favor for many investors, the real estate market recovery continued through the first half of 1996. This trend appears likely to continue through at least year end. With the benefit of hindsight the market fundamentals appear to have supported, in most instances, the soundness of real estate acquisitions during the past three years. The movement of capital on a regional basis during the past several years has followed fairly consistently the markets which have demonstrated improvement in employment, absorption, and a corresponding decline in vacancy rates. The basis for the allocation of capital for real estate on a regional basis over time is perhaps most easily analyzed through a review of vacancy trends in the office market over the past five years.

--------------------------------------------------------------------------------
Office Market Vacancy Trends and Investors' Preferences
--------------------------------------------------------------------------------

With assistance from Cushman & Wakefield's Research Services we compiled and analyzed vacancy trends over the past five years on a national, regional, and local basis. Cushman & Wakefield's Research Services tracks office market supply and demand statistics in approximately 50 markets across the United States. The accompanying charts and graphs provide an overview of the direct vacancy trends for office markets tracked consistently from 1991 through 1995. The figures are allocated to "CBD" and "Non-CBD" (or suburban) locations on a regional basis.

      The vacancy trends are based on 44 major and secondary office markets containing nearly 2.4 billion square feet of rentable area. The CBD and suburban sectors of the market have experienced substantially different vacancy trends during the past five years. While the non-CBD, or suburban office market direct vacancy level has declined more than five full percentage points from 18.6% to
13.5 % from 1991 through 1995, the CBD

                     CBD Versus Suburban Office Investments

                                                  Weighted Average Rates
Property Type Category(1)                    Going-In Cap Rates      IRRs

CBD Office            Class A-Leased             9.2%-9.6%       11.7%-12.0%
Suburban Office       Class A-Leased             8.8%-9.5%       11.2%-11.6%

CBD Office            Class B-Leased             10.0%-10.4%     12.8%-13.1%
Suburban Office       Class B-Leased             9.5%-10.0%      12.0%-12.5%

CBD Office            Class A-Value Added        9.4%-10.0%      12.8%-13.5%
Suburban Office       Class A-Value Added        9.1%-9.7%       13.4%-14.3%

CBD Office            Class B-Value Added        10.7%-11.0%     14.6%-15.3%
Suburban Office       Class B-Value Added        9.7%-10.0%      14.5%-15.2%

CBD Office            All Categories             9.8%-10.3%      13.0%-13.5%
Suburban Office       All Categories             9.3%-9.8%       12.8%-13.4%

(1) "Leased Asset" refers to predominantly "passive" investments involving substantially leased assets.

      "Value Added" denotes properties which require more active management due to leasing issued and/or additional capital investment for physical issues.


2  REAL ESTATE OUTLOOK

                            Direct CBD Vacancy Rates

Direct CBD             1991           1992         1993       1994        1995
--------------------------------------------------------------------------------
East                   13.9%          15.6%        15.2%      14.2%       12.8%
Midwest                18.2           20.1         19.8       16.1        16.6
South                  23.8           25.6         26.9       25.0        24.3
West                   16.4           16.6         15.3       14.5        13.2
Totals                 16.0%          17.5%        17.0%      15.7%       14.6%

                     [GRAPHICAL REPRESENTATION OF BAR CHART]


                          Direct Non-CBD Vacancy Rates

Direct Non-CBD         1991           1992         1993       1994        1995
--------------------------------------------------------------------------------
East                   16.2%          18.4%        17.0%      15.2%       13.4%
Midwest                20.3           19.7         17.9       12.5        11.9
South                  22.5           21.2         19.0       16.8        14.7
West                   17.5           16.7         15.7       14.2        13.0
Totals                 18.6%          18.8%        17.3%      15.1%       13.5%

                     [GRAPHICAL REPRESENTATION OF BAR CHART]

vacancy level of 14.6% as of year-end 1995 represents a decrease of only 1.4% from the 1991 vacancy rate of 16.0%. When sublease space is included in the analysis, the improvement in the suburban office vacancy rate over the past five years is even more substantial, with a decrease of 6.4% from year-end 1991 (21.5% nationally) through 1995 (15.1%). The basis for investor preference for suburban versus CBD office product is evident in the vacancy trends shown by the data, and this trend is supported by the responses to our survey. As shown in the two tables summarizing the respondents' criteria for CBD office versus suburban office properties, the Going-In Capitalization Rates and Internal Rates of Return (IRR's) were lower for nearly all suburban office categories than for CBD office buildings. The chart "CBD Versus Suburban Office Investments" summarizes these results on a comparison basis.

      The going-in capitalization rates for suburban office properties demonstrate a pattern from roughly 20 basis points to 50 basis points below the reported criteria for CBD properties of comparable caliber. Excluding the "Value Added" category, the reported IRR's for suburban office properties display a similar pattern. The similar IRR's for suburban office properties in this category versus CBD properties are attributable in part to the shorter-term holding periods (on average) used by the investors responding to this category.

--------------------------------------------------------------------------------
Regional Trends
--------------------------------------------------------------------------------

The vacancy trend data and investors' regional preferences can be further refined through a comparison of CBD and suburban office market vacancy trends in specific major U.S. markets over the past five years. The accompanying chart illustrates the direct and overall (including sublease availablities) vacancy rates for 14 major U.S. markets from 1991 through 1995. The relative performance of the office markets in these cities has fluctuated considerably when compared to the previous chart summarizing the aggregate national and regional data. Within the individual cities the CBD and suburban components of the market have also experienced different trends. Examples of substantial gaps in performance of CBD versus suburban office markets include Chicago, with year-end 1995 direct vacancies of 15.5% for the CBD versus 11.8% for suburban office space; Atlanta, with 1995 direct vacancy of 15.9% for CBD compared to 9.9% for suburban office; and Dallas, with a year-end 1995 vacancy gap of nearly 22 percentage points:
35.4% in the CBD and 13.5% for suburban office space. Miami, Los Angeles, and Phoenix also have significant spreads between the CBD and suburban office market vacancies. The "24-hour" cities tend to counter this trend, as shown by the figures for Boston, New York, San Francisco and Seattle.

--------------------------------------------------------------------------------
Timing the Markets
--------------------------------------------------------------------------------

The timing for major capital influxes to regional markets during the past several years has coincided generally with the first year of stabilization or improvement in the markets: Phoenix, Atlanta, and Denver, for example, experienced significant declines in both CBD and suburban office vacancies during 1993-1994, which the Boston, Chicago, and Dallas (suburban) markets have begun to recover more recently during 1994-1995. The movement of capital to office properties, particularly suburban office buildings, coincided with the initial stabilization of the vacancy rates in these market locations, in some cases just prior to evidence of actual improvement. The investors who achieved the greatest returns to date have typically been the buyers who were" ahead of the curve" and anticipated the initial market improvement. These buyers were usually the local and regional


                                                                  AUTUMN 1996  3

                       Historical Office Market Statistics
      [MAP]      Cushman & Wakefield Valuation Advisory Services
                                1991 through 1995

                                Direct Vacancy Rate        Overall Vacancy Rate
Market              Year      CBD    Non-CBD    Total      CBD   Non-CBD   Total
--------------------------------------------------------------------------------
Boston, MA          1991     17.5%    17.2%     17.4%     19.2%   20.3%    19.8%
                    1992     16.0     13.7      14.8      17.1    15.3     16.2
[MAP]               1993     13.0     11.6      12.3      14.0    13.5     13.7
                    1994     10.2      9.0       9.6      11.4    11.4     11.4
                    1995      8.1      7.9       8.0       9.2     9.6      9.5
--------------------------------------------------------------------------------
New York, NY        1991     14.6%     -        14.6%     17.7%    -       17.7%
                    1992     15.5      -        15.5      18.4     -       18.4
[MAP]               1993     15.3      -        15.3      17.5     -       17.5
                    1994     14.2      -        14.2      15.9     -       15.9
                    1995     13.0      -        13.0      14.7     -       14.7
--------------------------------------------------------------------------------
Washington, DC      1991     12.0%     -        12.0%     12.0%    -       12.0%
                    1992     13.2      -        13.2      13.2     -       13.2
[MAP]               1993     12.0      -        12.0      12.0     -       12.0
                    1994     11.8      -        11.8      11.8     -       11.8
                    1995     10.1      -        10.1      12.2     -       12.2
--------------------------------------------------------------------------------
Chicago, IL         1991     18.8%    21.0%     19.6%     20.7%   22.9%    21.5%
                    1992     20.2     20.5      20.3      21.8    22.4     22.0
[MAP]               1993     19.6     18.5      19.2      20.9    21.0     20.9
                    1994     17.6     15.9      17.0      18.8    17.5     18.3
                    1995     15.5     11.8      14.2      16.7    13.9     15.7
--------------------------------------------------------------------------------
Atlanta, GA         1991     20.2%    17.3%     17.7%     22.7%   19.3%    19.8%
                    1992     23.0     17.1      18.0      26.3    19.0     20.1
[MAP]               1993     22.4     13.3      14.7      24.4    16.0     17.3
                    1994     18.0     12.4      13.2      19.0    15.2     15.8
                    1995     15.9      9.9      10.9      17.8    11.7     12.6
--------------------------------------------------------------------------------
Dallas, TX          1991     30.2%    26.2%     27.2%     30.2%   26.2%    27.2%
                    1992     32.6     25.0      26.9      34.0    26.1     28.1
[MAP]               1993     36.7     22.7      26.1      37.3    23.4     26.8
                    1994     36.2     17.9      22.3      36.4    18.6     22.9
                    1995     35.4     13.5      18.7      36.0    14.1     19.3
--------------------------------------------------------------------------------
Houston, TX         1991     20.3%    23.1%     22.4%     21.9%   24.6%    23.9%
                    1992     21.6     22.5      22.3      23.3    24.6     24.3
[MAP]               1993     24.0     21.6      22.2      24.6    23.2     23.5
                    1994     22.2     20.8      21.1      24.5    22.3     22.8
                    1995     22.3     21.0      21.3      25.1    22.5     23.1
--------------------------------------------------------------------------------
Miami, FL           1991     25.3%    20.7%     22.3%    27.8%    21.2%    23.5%
                    1992     23.4     14.7      17.7     25.4     15.4     18.9
[MAP]               1993     23.3     12.1      15.9     24.7     13.8     17.4
                    1994     22.9     13.0      16.4     24.4     14.1     17.6
                    1995     22.4     12.3      15.8     23.9     13.3     16.9
--------------------------------------------------------------------------------
Denver, CO          1991     19.0%    20.0%     19.7%    22.4%    21.6%    21.9%
                    1992     17.5     18.6      18.2     20.2     19.7     19.9
[MAP]               1993     15.4     15.4      15.4     18.3     16.7     17.2
                    1994     11.9     12.9      12.6     13.6     14.2     14.0
                    1995     12.1      9.9      10.6     14.3     10.6     11.8
--------------------------------------------------------------------------------


4  REAL ESTATE OUTLOOK

                       Historical Office Market Statistics
      [MAP]      Cushman & Wakefield Valuation Advisory Services
                                1991 through 1995

                                Direct Vacancy Rate        Overall Vacancy Rate
Market              Year      CBD    Non-CBD    Total      CBD   Non-CBD   Total
--------------------------------------------------------------------------------
Los Angeles, CA     1991     18.5%    19.2%     19.0%     23.3%   22.4%    22.6%
                    1992     20.7     18.9      19.4      26.6    21.5     22.9
[MAP]               1993     20.0     18.3      18.8      26.3    21.2     22.5
                    1994     22.6     17.3      18.7      28.1    19.5     21.8
                    1995     22.4     17.3      18.7      24.8    19.6     21.0
--------------------------------------------------------------------------------
Phoenix, AZ         1991     25.0%    23.7%     24.2%     25.6%   24.4%    24.8%
                    1992     24.9     20.9      22.3      25.9    21.5     23.0
[MAP]               1993     20.1     17.8      18.6      20.5    18.2     19.0
                    1994     16.6     13.0      14.3      18.9    13.8     15.6
                    1995     15.9     10.4      12.4      19.4    11.7     14.5
--------------------------------------------------------------------------------
Portland, OR        1991     14.8%    12.5%     13.9%     15.8%   12.8%    14.6%
                    1992     13.6     11.2      12.6      15.0    11.6     13.6
[MAP]               1993      9.2      8.2       8.8      11.7     8.8     10.5
                    1994      8.0      7.1       7.6       8.4     8.0      8.2
                    1995      8.6      6.5       7.7       9.6     7.4      8.6
--------------------------------------------------------------------------------
San Francisco, CA   1991     10.7%    13.8%     11.6%     13.2%   14.6     13.6
                    1992     10.8     12.2      11.2      12.8    13.5     13.0
[MAP]               1993     12.4     11.8      12.2      14.0    12.9     13.7
                    1994      9.6      9.1       9.5      11.4    10.2     11.0
                    1995      7.6      8.4       7.8      10.6     9.5     10.3
--------------------------------------------------------------------------------
Seattle, WA         1991     13.0%    12.1%     12.8%     14.3%   13.4%    14.1%
                    1992     13.0     10.6      12.5      14.6    15.3     14.7
[MAP]               1993     10.8     17.9      12.3      13.6    25.8     16.2
                    1994      8.5     26.2      12.2       9.2    27.7     13.0
                    1995      6.0     22.3       9.1       7.7    22.8     10.6
--------------------------------------------------------------------------------

investors with strong local market knowledge. The initial recovering markets of Phoenix, Denver, and Atlanta are now considered by some as relatively high-priced. With the benefit of hindsight the best time to invest in suburban office product in selected cities would have been during 1993 for Phoenix, Denver, and Atlanta, and early 1995 for Chicago and Dallas.

--------------------------------------------------------------------------------
Market and Property Ratings
--------------------------------------------------------------------------------

In our current survey we asked investors to rate various regions of the country by property type based on the strength of the market fundamentals (i.e. supply, demand, absorption, near-term construction trends) excluding considerations of whether or not the real estate is over- or undervalued. Ratings were on a scale of 1 to 5, with 5 as most favorable. We also asked the participants to rate the markets and property types as investment opportunities, with 1 corresponding to the most undervalued assets and 5 corresponding to the most overvalued assets. The accompanying charts "Market and Property Ratings" and "Best Investment Opportunities" summarize the responses from our participants.

      A comparison of the ratings for office investment based on market fundamentals and the historical office market vacancy trends shown previously suggests that our participants have been "doing their homework" and analyzing the data prior to investing in the markets. On a "global" basis the higher weighted average rating of 3.7 for suburban office versus 2.9 for CBD office product is consistent with the demonstrated relative strengths of these asset categories. The tightest correlation between rankings for CBD and suburban office product corresponds to the "24-hour" cities mentioned previously:
Northern California (San Francisco), New York, the Pacific Northwest (Seattle and Portland), and New England (Boston). The greatest "gaps" between these two product types exist in the markets which have (for the most part) the most significant vacancy spreads between CBD and suburban product (Dallas, Chicago, and Phoenix).

      The weighted average rating "spread" between CBD and suburban office markets is more narrow when rated on the basis of investment opportunity (3.0 to 3.2) rather than fundamentals (2.9 to 3.7). CBD office product in Chicago, New York, and Miami was rated among the most undervalued asset categories in our survey.

      The most recent cycle in real estate, from the onset of the recession in 1989-1990 to the current period of recovery has demonstrated (again) that good timing (both buying and selling) remains one of the most important requirements for achieving superior returns from real estate investments. A number of regional markets for suburban office

Continued on pages 22, 23


                                                                  AUTUMN 1996  5

Rethinking the Regional Mall

by Richard W. Latella, MAI, Senior Director

      The unprecedented number of industry bankruptcies, consolidations and outright liquidations over the past 12 to 18 months have caused mall owners to look hard at their operations. Reportedly, approximately 4,000 stores were closed in 1995 and some analysts forecast that 7,000 more may close in 1996.

Some of the more recognized examples include:

o Merry-Go-Round liquidated its chain of 560+/- stores including its Merry-Go-Round, Dejaiz, and Cignal units.

o Petrie Retail, a company which operates such chains as M.J. Carroll, G&G, Jean Nicole, and Marianne and Stuarts is in bankruptcy.

o Edison Brothers, with such divisions as Jeans West, J. Riggins, Oak Tree, and 5-7-9 Shops is closing up to 500 stores.

o Melville Corporation continues its repositioning strategy which will leave it concentrating on its drug store division - CVS. In November 1995 it sold Marshalls (495 units - $2.25 billion in sales) to off-price rival TJX Companies. In May of this year it sold Kay-Bee Toys to Consolidated Stores and spun off Wilson's Leather. Its furniture chain, This End Up, will be sold shortly to an investor group and Melville plans to spin off its Footstar Unit (Meldisco, Footaction, and Thom McAn) in July. Mid next year, the company will likely spin off its Linen N' Things and Bob's Stores.

o Herman's Sporting Goods, an 80-year-old company which had filed Chapter 11 twice, decided to liquidate rather than reorganize.

o Discovery Zone, the nation's largest operator of children's indoor-recreation centers, filed Chapter 11 in March.

      Developers have come to the realization that the programmed or "cookie cutter" approach to regional mall development which was so successful in the 1970s and 1980s is no longer a prescription for success. While the heightened levels of store closures will inevitably accelerate the death knell for the often cited prediction that up to 15 percent of all regional centers (approximately 250-275) will close over the next five years, many owners now have exciting opportunities to begin the process of re-inventing their malls.

      The realization that has occurred from this period of turbulence is the homogeneity of malls (i.e. anchors, layout, food court) is no longer sufficient to compete against the myriad types of competition for the retail dollar. The proliferation of value-driven alternates as evidenced by the surge in construction of power centers, warehouse clubs, outlet centers, and electronic shopping has served to undermine sales at traditional centers. The current construction figures point toward a fundamental shift in consumer trends. For example, in the early 1990s new mall development nearly stopped. With financing again available, only five to seven malls per year are being delivered. In contrast, it is estimated that nearly 80 percent of all new retail construction (260+/- million square feet) was built by big box retailers least year. This is up on average from about 55 percent during the period 1992-1994.

      Instead of competing against them, some owners are finding opportunities to bring category killers into the mall as mini or junior anchor tenants. Evidence of success is seen with such retailers as Circuit City, Media Play, Borders Books/Barnes & Noble, and in the northeast such chains as Nobody Beats the Wiz and Dick's Sporting Goods. Since the rent that these deals typically generate falls in between the subsidized low rent of the traditional department stores and the average in-line rent paid by the specialty shops, careful consideration must be given to the financial feasibility of the deal. Of equal importance is the long-term effect on the investment appeal and value to the center as a whole.

      One of the most debated themes of late is the introduction of entertainment into a center. This loosely defined term covers a myriad of concepts available ranging from mini-amusement parks to multiplex theater and restaurant themes to interactive virtual reality applications. Clearly, choosing the right formula is a difficult task. Nonetheless, the underlying agenda is to not only attract the shopper but to entice the entire family to come and extend their stay at the mall.

      One formula which appears to be working is the trend in moving the cinema back into the mall from an outparcel location. The major theater companies have enjoyed a resurgence of patronage and are responding with 20 to 30 screen formats. In order to encourage length of stay and facilitate cross-shopping, owners are expending the food component to include several themed sit-down restaurants to enhance the repetitious food court operations found at many malls. An excellent example of this is the new "thEATery" concept, a term coined by Eklec Co., an affiliate of The Pyramid Companies at its West Nyack, New York project known as Palisades Center.

      Upon completion, this 3.3 million square foot "power mall" will be a super-regional retail/entertainment complex. The entertainment component consists of a 20-plex Sony Theater with a wide selection of casual dining and themed restaurants and themed concept clubs. The mall will contain a 50,000 square foot Dave & Busters, a Q-ZAR laser tag arena, and a skating rink. The project will be anchored with a mix of traditional department stores such as Lord & Taylor, JC Penney, and Filenes, along with several discount department stores and category killers including Wal-Mart, BJ's Wholesale Club, Home Depot, Toys R Us, Dick's Sporting Goods, Border's Books, The Wiz, and Bed, Bath & Beyond.

      Cushman & Wakefield, Inc. has been retained to provide appraisal and consulting

                  Overall Capitalization Rates
                      Regional Mall Sales

Year                    Range          Mean      Basis Point
                                                   Change
1988               5.00% - 8.00%       6.16%          -
1989               4.58% - 7.26%       6.05%        -11
1990               5.06% - 9.11%       6.33%        +28
1991               5.60% - 7.82%       6.44%        +11
1992               6.00% - 7.97%       7.31%        +87
1993               7.00% - 10.10%      7.92%        +61
1994               6.98% - 10.29%      8.37%        +45
1995               7.75% - 11.10%      9.20%        +83
1996               7.15% - 10.67%      8.69%        -51


6 REAL ESTATE OUTLOOK
services in connection with this unique project.

      This trend toward mega malls can probably first be traced to The Mills Corporation. Its "Mills" projects typically contain 1.5 to 1.8 million square feet and offer an assortment of value-oriented merchants built around 12 to 20 anchor and junior anchor tenants. These projects contain a unique mix of manufacturer, department store, and specialty store outlets, category killers, off-price retailers, and catalogs outlets. Entertainment is also a very important feature. The Mills projects each have a focused tourism program which has resulted in Potomac Mills being the top-rated tourist attraction in the Commonwealth of Virginia, and Sawgrass Mills being number 2 behind Disney World in the state of Florida. Cushman & Wakefield has been involved in each of these projects over the years, most recently having provided appraisal services for the bank group which financed the construction of the 1.7 million-square-foot Ontario Mills due to open in November in Ontario, California.

      As valuation consultants, we must constantly keep abreast of the dynamics of the retail industry which interplay to affect value. As retail continues to evolve and reinvent itself, Cushman & Wakefield will watch these trends closely. We continue to monitor regional mall transactions and have seen some signs that the rising trend in capitalization rates may be stabilizing. These trends are displayed in the chart on page 20. while retail has moved down on the scale of preferred investments by many of the institutional players, prices may be at a point now which signal significant buying opportunities. To date, there have been no significant transactions involving new or repositioned centers with a large entertainment theme from which capitalization rates can be extracted. Once an inevitable sale does occur, we will make every effort to secure and analyze the thought process of both parties.

      Cushman & Wakefield's Retail Valuation Group specializes in the appraisal and consultation of complex retail assets. Through July 1996 we have been awarded assignments involving 80 regional/superregional mall properties across the United States.

THE INSIDE STORY
The Upward Beat Continues...
by Daniel H. Lesser, Director, MAI,
CRE, CHA
and Mitchell S. Roberts, Director

The hospitality industry maintains its strong performance since our last survey. Occupancies continue to rise in most markets and average rate growth is exceeding inflation. According to Smith Travel Research (STR), national occupancy was 65.3 percent through June 1996 compared with 64.4 percent for the same period last year. The national average rate was $71.40, a 6.2 percent increase from last year. Of the top 25 markets followed by STR, Orlando, Florida had the greatest occupancy change for the first six months, a 6.7 increase from 1995. It also had the highest occupancy, 82.9 percent. With an 11.3% increase, Phoenix, Arizona had the highest increase in average rate between 1995 and 1996. New York City recorded the highest average rate of $141.12. According to Smith Travel Research, industry profitability increased from $5.5 billion in 1994 to $8.8 billion in 1995, a 60 percent increase in one year. The strength of the industry is attributed to revenue increases through occupancy and rate, increased expense efficiency, and overall lower fixed charges. At this point in time, many of the overleveraged properties of the 1980's and early 1990's have either been sold or restructured with financing based upon current market values.

      As a result of the strong performance results and the ability to achieve higher yields than other real estate types, the capital markets now view the hotel industry as a preferred investment type. Debt financing is now more readily available from the traditional sources such as commercial banks and insurance companies. Many of these lenders had stopped making hotel loans when the majority of the hotel markets were oversupplied. Today, there are a number of new capital sources including the public debt and equity markets. Historically, hotels investors had limited access to public debt capital, as loans were typically sourced from the private sector. As Wall Street has entered the market, the access to various forms of capital is unprecedented in the industry. However, with loan-to-value ratios ranging from 50% to 70% the overall underwriting is more conservative than experienced in the 1980's. Either through mortgage conduit programs or directly through the investment bankers, these programs make individual property and portfolio loans and through the public debt markets, package the loans to sell to investors. Hotels franchisors are now offering financing as well, through programs established with investment banks. This enables the individual franchisee to tap into a much larger source of financing than ever before.

      Equity financing continue to increase with REIT offerings and IPO's for public corporations. Recently, Interstate Hotels Co. with an approximate $204 million offering and Wyndham Hotels Corporation with an approximate $50 million offering entered the public equity markets. Also, Extended Stay America recently raised $290 million in a 9.7 million-share offering. In the last few years there has been tremendous growth in public hotel companies. These companies have a much wider access to capital which is being used to acquire additional hotel properties and retire debt. As evidenced by the most recent performance of the lodging stocks, the market views these stocks as good investments. Various lodging indexes, developed by Bankers Trust, had returns between 22 and 30 percent over the last seven months, compared to six percent return for the S&P 500.

      The development cycle is occurring with limited service and extended stay all-suite properties, due in part to less restrictive barriers to entry, lower construction costs, and less operating risk than their full service and luxury counterparts. Currently, it appears that wide scale development of full service hotels is still two or three years off. Full service hotels that are being developed usually involved some form of public subsidy or are located in gaming markets. Most full service hotels can still be acquired for less than the construction costs. Investors are assuming that with very few new full service hotels on the horizon, they will be able to ride the occupancy wave and increase average rates beyond inflation, therefore increasing overall profits and resultant values.

      Hotel operators are continuing to segment the markets further. The newest products being offered are middle market and budget extended stay products. Based on the success of the traditional extended stay products such as Residence Inn and Summerfield Suites, the hotel firms perceive a market need for products that target a


                                                            Continued on page 20

                                                                  AUTUMN 1996  7

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                 AUTUMN 1996  19

                       1996 Significant Hotel Transactions

Property                   Location            Number of Rooms      Estimated     Estimated
                                                                   Sales Price    Price/Room      Status
---------------------------------------------------------------------------------------------------------
Four Seasons               New York, NY              367          $190,000,000     $518,000       Closed
---------------------------------------------------------------------------------------------------------
Regent Beverly Wilshire    Beverly Hills, CA         295          $100,000,000     $339,000       Closed
---------------------------------------------------------------------------------------------------------
Copley Plaza               Boston, MA                379          $ 70,000,000     $185,000       Pending
---------------------------------------------------------------------------------------------------------
Mayfair Hotel              New York, NY              203          $ 61,000,000     $300,000       Pending
---------------------------------------------------------------------------------------------------------
Biltmore Hotel             Los Angeles, CA           687          $ 61,000,000     $ 89,000       Closed
---------------------------------------------------------------------------------------------------------
Ritz Carlton               Phoenix, AZ               281          $ 37,000,000     $132.000       Closed
---------------------------------------------------------------------------------------------------------
Clarion Hotel              Millbrae, CA              442          $ 30,000,000     $ 68,000       Closed
---------------------------------------------------------------------------------------------------------
Midland Hotel              Chicago, IL               257          $ 21,000,000     $ 82,000       Closed
---------------------------------------------------------------------------------------------------------

The Inside Story
The Upward Beat Continues...
(Continued from page 7)


demand segment that on average would rather spend $50.00 to $60.00 per night than $80.00 to $90.00. Examples of these products include Candlewood Suites, a joint venture between Doubletree Hotels and Jack DeBoer (the original founder of Residence Inns and Summerfield Suites), Choice's Mainstay Suites, Marriott's Townplace Suites, and Extended Stay America. Studio Plus, a budget-oriented lodging concept with limited services represents another niche product. Since these properties do not yet have a critical mass, it is not known whether the traveling public will discern the difference among the various suite products.

      The hotel gaming sector continues to show strength through both operations and merger activity. Casino gaming profits have continued to rise since 1990. Hilton recently announced its acquisition of Bally Entertainment Corporation in a $2 billion transaction. Hilton will now have 15 casino hotels worldwide with four more under construction in Las Vegas, Kansas City, and Uruguay. ITT Sheraton purchased Caesar's World to expand its presence in the gaming market, and plans a major addition and renovation of Caesar's Palace in Las Vegas. Furthermore, it has also formed a venture with Planet Hollywood to build new hotels in Las Vegas and Atlantic City.

      Individual and portfolio transactions continue at a torrid pace. In the past year, Starwood Lodging has spent about $700 million to acquire 25 hotels. It recently announced two major transactions. The first, a $309 million deal, involved a portfolio from Teachers Insurance and Annuity Association. The total price per room is less than $98,000, and includes Ritz-Carlton, Doubletree, Westin, and Sheraton brands. The second is a $134 million transaction to acquire the Hotels of Distinction Ventures Inc.'s entire nine-property portfolio. The total price per room is $55,000, and includes Embassy Suite, Raddison, and independently flagged hotels. Omni Hotels was purchased from Wharf Holdings for $500 million. Patriot American purchased five hotels from Wyndham for $96 million, or $87,000 per room. Polylinks, a Hong Kong-based group, recently acquired the Regent Beverly Wilshire Hotel for $100 million and the Four Seasons in New York for $190 million (the hotel was built for $360 million).

  Investor Survey Highlights

We continue to monitor the investment parameters and rationale of active participants in the industry. Highlights of our responses are shown above.

      The most desirable markets for hotel investment include New York, Chicago, San Francisco, and Hawaii. The respondents view these markets as one with strong occupancies, barriers to entry, and the greatest upside potential. Many of the investors interviewed believe the less desirable markets are Orlando, Detroit, and San Antonio, primarily due to the potential of oversupply.

      All respondents reported that REITs are the most active buyers. The next categories of active buyers are the hotel companies and pension funds, followed by individual investors and international companies. It is interesting to note, however, that although our respondents reported international investors are the least active of the buyers, two of the major transactions this year were completed by one international group. The most active sellers are the individual investor groups and international investors. Many of the hotels sold by international investors are properties purchased at elevated prices during the 1980's. Pension funds and hotel corporations were the next active sellers, followed by the REIT's. According to our respondents, financing is most readily available at commercial banks and credit companies followed by the insurance companies, mortgage conduits, and foreign institutions. Due to the strength of the market, seller financing was the least active form of financing.

      Floating rates in today's markets range from 150 to 300 basis points over an index, either treasury bills or LIBOR. Fixed rates range from 9.25 to 10 percent. The amortization schedules range from 15 to 25 years with terms of five to 10 years.

      For full-service hotels, when asked about when average rates and occupancies will be high enough to justify new construction, the ranges were from now to six years. Most respondents stated 18 months to three


20  REAL ESTATE OUTLOOK
years, with more towards two years.

      With regard to the value changes of both limited-service and full-service hotels, the respondents perceive that full-service hotels would increase nine percent in 1996 and 1997 and six percent in 1998. Limited service hotels are perceived to increase three percent in 1996, one percent in 1997, and to remain flat in 1998. The potential for over-building in this segment is most likely the reason for slow growth in values. When asked about the increases in ADR over the next three years, the respondents perceive that full service hotels would be able to increase rates on average 5.5 percent in 1996, 5.4 percent in 1997, and four percent in 1998. For limited-service hotels, the increases are perceived to be on average 3.5 percent in 1996, 3.3 percent in 1997, and 2.5 percent in 1998. Also included in the charts are the tabulations of expected returns (capitalization rates, internal rates of return, etc.)

      In summary, the U.S. hospitality industry remains strong and vibrant. Most markets continue to experience increasing rates and occupancies. The profitability of the industry continues on an upward movement. With limited amounts of new supply in the full-service and luxury sector, investors perceive these hotels to have the strongest upside potential. Hotel sales are continuing at a rapid pace and prices are increasing as well. There is some concern regarding the limited service sector as some markets may soon encounter plentiful new supply which may dampen occupancy rates.



For more information, please contact:

Daniel H. Lesser, MAI, CRE, CHA
Director, Hospitality Valuation Group
212-841-7828

Mitchell S. Roberts
Director, Hospitality Valuation Group
213-955-6442


Cushman & Wakefield's hospitality advisors have a broad base of experience affording a high level of competence for valuation, consulting, and brokerage assignments. Our hospitality advisors combine their real estate knowledge with a firm understanding of hotel operations, marketing strategies, and physical plants. Hotel debt and equity investors, seeking to make sound investment decisions must have the confidence that the advisor's judgment is based on a solid foundation and that this judgment is translated into an accurate assessment of the situation.

      We are committed to serving our clients with the highest degree of professionalism. Each assignment is tailored to the client's individual requirements with the objective of assisting them to attain their specific goals. An individual advisor or team of hospitality experts is available, depending upon the complexity of the property or the assignment.

         Our services include:

o     Appraisal and Valuations

o     Workout and Restructuring Advice

o     Acquisition and Disposition Analysis

o     Sales & Financings

o     Asset Management

o     Management/Franchise Agreement

o     Selection and Negotiation

o     Architectural/Renovation Reviews

o     Marketing Repositioning Studies

o     Financial and Operational Reviews

o     Property Tax Consulting

o     Expert Testimony & Litigation
      Support


                                                                 AUTUMN 1996  21

                           Market and Property Rating

                            Office                    Retail (Other   Retail
Region                  CBD     Non-CBD   Industrial   Than Malls)    Malls    Apartments
-----------------------------------------------------------------------------------------
Pacific Northwest       3.75     4.13        4.38         3.60         3.63       4.33
-----------------------------------------------------------------------------------------
Northern California     3.91     3.96        4.23         3.25         3.10       4.44
-----------------------------------------------------------------------------------------
Southern California     2.30     3.50        4.14         2.43         2.70       4.00
-----------------------------------------------------------------------------------------
Denver                  3.17     4.13        3.93         3.25         3.14       3.40
-----------------------------------------------------------------------------------------
Houston                 1.83     3.38        3.58         3.50         2.71       3.00
-----------------------------------------------------------------------------------------
Dallas                  1.80     4.14        4.17         3.33         3.l4       3.00
-----------------------------------------------------------------------------------------
Phoenix                 2.40     3.88        4.00         3.50         2.83       4.00
-----------------------------------------------------------------------------------------
Chicago                 2.33     3.57        3.86         3.00         3.50       4.50
-----------------------------------------------------------------------------------------
Other Midwest           3.00     3.00        3.50         3.00         3.20       4.00
-----------------------------------------------------------------------------------------
New England             3.40     3.60        3.40         2.67         3.33       3.67
-----------------------------------------------------------------------------------------
New York City           3.25     3.00        2.33         2.50         2.60       2.67
-----------------------------------------------------------------------------------------
Northeast Corridor      2.50     3.50        3.00         3.25         3.67       3.33
-----------------------------------------------------------------------------------------
Georgia and Carolinas   3.00     3.86        3.63         3.50         3.29       3.60
-----------------------------------------------------------------------------------------
Florida                 3.33     3.86        3.71         3.50         3.29       3.20
-----------------------------------------------------------------------------------------
Average                 2.86     3.68        3.70         3.16         3.15       3.65

                                            Scale: 1 = least favorable; 5 = most favorable

                          Beat Investment Opportunities

                            Office                    Retail (Other   Retail
Region                  CBD     Non-CBD   Industrial   Than Malls)    Malls    Apartments
-----------------------------------------------------------------------------------------
Pacific Northwest       3.14     3.44        4.00         3.67         3.14       3.60
-----------------------------------------------------------------------------------------
Northern California     2.90     3.31        3.80         3.00         3.00       4.13
-----------------------------------------------------------------------------------------
Southern California     2.82     3.29        3.64         3.50         2.90       4.11
-----------------------------------------------------------------------------------------
Denver                  3.60     3.50        3.57         3.25         3.00       2.75
-----------------------------------------------------------------------------------------
Houston                 3.50     3.13        3.50         3.00         2.83       2.75
-----------------------------------------------------------------------------------------
Dallas                  3.50     2.86        3.17         3.00         3.17       3.00
-----------------------------------------------------------------------------------------
Phoenix                 3.17     3.44        3.43         2.75         3.29       3.60
-----------------------------------------------------------------------------------------
Chicago                 2.00     3.00        3.43         3.33         2.86       3.00
-----------------------------------------------------------------------------------------
Other Midwest           3.00     3.00        3.25         2.50         3.14       3.00
-----------------------------------------------------------------------------------------
New England             3.75     3.40        3.20         3.00         2.67       4.25
-----------------------------------------------------------------------------------------
New York City           2.00     2.75        3.75         4.00         2.60       4.67
-----------------------------------------------------------------------------------------
Northeast Corridor      3.00     2.60        3.00         2.75         2.71       3.00
-----------------------------------------------------------------------------------------
Georgia and Carolinas   3.60     3.71        3.43         3.00         3.38       3.20
-----------------------------------------------------------------------------------------
Florida                 2.40     3.00        3.29         3.00         2.75       3.00
-----------------------------------------------------------------------------------------
Average                 3.03     3.17        3.46         3.13         2.96       3.43

                                         Scale: 1 = most undervalued; 5 = most overvalued


The Recovery Continues
(Continued from page 5)


buildings, for example, have experienced pricing increases in the range of 50% over relatively short timeframes, but the best "window" of opportunity for the regional/local investors is often only 12 to 24 months within a given market and asset type. The more localized, entrepreneurial buyers use shorter holding periods, and often re-sell the assets to institutional buyers who hold assets over a longer term.

  Buyer Profile

The best quality "institutional" properties are "in play" in many markets, and these assets typically trade relatively late in a market recovery. As the recovery has moved through the U.S. during the past three years investors have followed the recovery on a market-by-market basis. The more recent trend of the availability of and investment in higher-quality assets has coincided with the increasing profile of major institutional buyers including domestic pension funds. The greater magnitude of the individual deals, the lower costs of capital and corresponding lower return requirements for the institutional buyers has resulted in more limited roles (on the buy side) for the more opportunistic investors as market fundamentals have improved in different locations.

      The respondents to our survey were asked to indicate which categories of real estate investor were expected to be "net" sellers or buyers during the next 12 months. The responses are compiled in the following chart, with the relative weighted percentages for each category. Our respondents frequently indicated more than one category as sellers or buyers, and the percentage figures shown are based on the total selections for either sellers or buyers, rather than on the percentage of

Category                             Sellers         Buyers

Domestic Pension Funds                  5%             18%
Insurance Companies                    27%              3%
Investment Banks                        5%             11%
Investment Advisors                     4%             12%
REITs                                   4%             21%
Banks/Lending Institutions             23%              0%
Individual U.S. Investors               8%              6%
Individual Offshore Investors          12%             10%
U.S. Investment Funds                   3%             12%
Offshore Investment Funds               9%              7%
Total                                 100%            100%


22  REAL ESTATE OUTLOOK

Near-Term Value Trends

                            Office                    Retail (Other   Retail
Region                  CBD     Non-CBD   Industrial   Than Malls)    Malls    Apartments
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Pacific Northwest       4.33     4.44        4.00         3.67         2.57       3.67
-----------------------------------------------------------------------------------------
Northern California     4.10     4.58        4.22         3.00         2.67       4.43
-----------------------------------------------------------------------------------------
Southern California     3.10     4.29        4.42         3.00         2.40       4.56
-----------------------------------------------------------------------------------------
Denver                  3.80     4.44        4.83         3.25         2.50       3.40
-----------------------------------------------------------------------------------------
Houston                 3.00     4.44        4.25         3.25         2.50       4.00
-----------------------------------------------------------------------------------------
Dallas                  3.25     4.86        4.57         3.00         2.83       2.67
-----------------------------------------------------------------------------------------
Phoenix                 3.50     4.38        4.80         3.00         2.83       4.20
-----------------------------------------------------------------------------------------
Chicago                 3.20     4.67        4.50           -          3.00       4.25
-----------------------------------------------------------------------------------------
Other Midwest           3.00     3.75        4.00         3.00         2.57       4.00
-----------------------------------------------------------------------------------------
New England             3.50     4.00        4.25           -          2.83       3.75
-----------------------------------------------------------------------------------------
New York City           3.63     3.30        3.33           -          2.40       4.00
-----------------------------------------------------------------------------------------
Northeast Corridor      3.50     4.00        3.75         2.50         2.86       3.75
-----------------------------------------------------------------------------------------
Georgia and Carolinas   4.00     4.29        4.17         3.00         3.00       3.60
-----------------------------------------------------------------------------------------
Florida                 4.50     4.57        4.86         3.25         2.75       4.20
-----------------------------------------------------------------------------------------
Average                 3.60     4.29        4.28         3.08         2.69       3.89

                                         Scale: 1 = decreasing; 3 = flat, 5 = increasing

respondents selecting each category. Insurance companies, for example, were selected by virtually all the respondents as "net" sellers during the next 12 months.

      Insurance companies, with increased capital reserve requirements for real estate, are expected to continue to be significant sellers in the market. Banks and lending institutions are also expected to be active sellers, particularly of major, institutional quality office product than has been withheld from the market until conditions improved. Japanese banks are expected to dispose of major assets as well. Dominant players on the "buy" side are expected to include a mix of pension funds (and their advisors), REITs, and well-capitalized U.S. and offshore funds. The offshore investors, particularly from Malaysia, Indonesia, The Philippines, Taiwan, Hong Kong, and Singapore have become increasingly active in west coast markets not currently favored by pension funds (CBD markets in particular).

  Near-Term Outlook

In order to forecast near-term real estate investment we asked our participants to offer their opinions on near-term value changes by region and property type. The accompanying chart "Near-Term Value Trends" summarizes the responses, with rankings based on a 1 to 5 scale (1 = Decreasing; 3 = Flat; 5 = Increasing). Excluding the hotel/lodging market, which is analyzed under a separate heading, suburban office and industrial properties are considered to have the most favorable near-term outlook, while retail malls are the least favorable (see accompanying article "Re-Thinking the Regional Mall") in terms of value trends. Within the office sector of the market suburban office properties, with all market locations perceived favorably except New York. The northeast corridor (which includes Washington D.C., with uncertainty regarding federal government employment trends) is also rated below other suburban markets. Once again CBD office properties in the Pacific Northwest (Portland and Seattle) and San Francisco (Northern California) are expected to experience value increases, as are CBD properties in the southeast regions.

  Next in Line

If you start with the major assets of the largest components of the "net" sellers in the previous chart -- insurance companies and banks/lending institutions (including Japanese banks), add in the capital capabilities of the "net" buyers -- pension funds and their advisors and offshore buyers, "mix" in the only remaining property category which has yet to be favored in the current recovery, and "stir" with the most significant discount to replacement cost remaining in the market, the recipe results in the next hot property: CBD Office.


/s/ Brian R. Corcoran
----------------------------
Brian R. Corcoran, MAI, CRE
Executive Managing Director
Valuation Advisory Services


/s/ Frank P. Liantonio
----------------------------
Frank P. Liantonio, MAI, CRE
Executive Managing Director
Valuation Advisory Services



/s/ James W. Myers, MAI
----------------------------
Senior Director
Valuation Advisory Services



     CUSHMAN &
     WAKEFIELD
Improving your place
  in the world.(SM)


                                                                 AUTUMN 1996  23

VALUATION ADVISORY SERVICES MANAGEMENT DIRECTORY

NATIONAL

Brian Corcoran, MAI CRE
Executive Managing Director
Cushman & Wakefield, Inc.
51 West 52nd Street
New York, NY  10019
(212) 841-7885

Frank Liantonio, MAI, CRE
Executive Managing Director
Cushman & Wakefield, Inc.
51 West 52nd Street
New York, NY  10019
(212) 841-7887

Roy L. Gordon, Jr., MAI, CRE
Managing Director,
Appraisal Standards
Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 W. Peachtree Street
Atlanta, GA  30309
(404) 853-5224

John Coldren, MAI
Managing Director
Cushman & Wakefield of California, Inc.
555 South Flower Street, Suite 4200
Los Angeles, CA  90071
(213) 955-5100

Michael McKinney, MAI
Managing Director
Cushman & Wakefield of Texas, Inc.
Three Lincoln Center
5430 LBJ Freeway, Suite 1400
Dallas, TX  75240
(972) 770-2500

SPECIALIZED SERVICES

Douglas Koch, MAI
Director,
Affordable Housing Group
Cushman & Wakefield of Massachusetts, Inc.
101 Arch Street, 21st Fl.
Boston, MA  02110
(617) 330-6966

Daniel Lesser, MAI, CRE, CHA
Director, Hospitality Valuation Group
Cushman & Wakefield, Inc.
51 West 52nd Street
New York, NY  10019
(212) 841-7828

Mitchell Roberts
Director
Hospitality Valuation Group
Cushman & Wakefield of California, Inc.
555 South Flower Street, Suite 4200
Los Angeles, CA  90071
(213) 955-5100

Richard Latella, MAI
Senior Director
Retail Valuation Services
Cushman & Wakefield, Inc.
51 West 52nd Street
New York, NY  10019
(212) 841-7675

Joseph Dondiego, MAI
Managing Director
Tax Consulting Services
Cushman & Wakefield, Inc.
51 West 52nd Street
New York, NY  10019
(212) 841-5070

Mark B. Victor, MAI
Director
Corporate Business Development
Cushman & Wakefield of Connecticut, Inc.
107 Elm Street
4 Stamford Plaza, 8th Fl.
Stamford, CT 06902
(203) 348-8550

Stephen A. Remseur
Associate Director
Corporate Business Development
Cushman & Wakefield of Texas, Inc.
Three Lincoln Center
5430 LBJ Freeway, Suite 1400
Dallas, TX  75240
(972) 770-2500

Joseph Smurdon
Associate Director
Corporate Business Development
Cushman & Wakefield of Oregon, Inc.
200 S.W. Market Street, Suite 200
Portland, OR 97201
(503) 279-1745

-------------------------------------------
             EASTERN REGION
-------------------------------------------

Wallace White, MAI
Director
Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 W. Peachtree Street
Atlanta, GA  30309
(404) 853-5200

Alan Bascom, MAI
Managing Director
Cushman & Wakefield of Massachusetts, Inc.
101 Arch Street, 21st Fl.
Boston, MA  02110
(617) 330-6966

Ron Potts, MAI
Director
Cushman & Wakefield of Texas, Inc.
Three Lincoln Center
5430 LBJ Freeway, Suite 1400
Dallas, TX  75240
(972) 770-2500

Robert DiFalco, MAI
Director
Cushman & Wakefield of New Jersey, Inc.
One Meadowlands Plaza, Suite 1100
East Rutherford, NJ 07073
(201) 896-9400

John Littman, MAI
Director
Cushman & Wakefield of Texas, Inc.
First Interstate Bank Tower
1300 Post Oak Boulevard, Suite 1600
Houston, TX 77056
(713) 961-3700

Thomas Landon, MAI
Director
Cushman & Wakefield of Florida, Inc.
601 Brickell Key Drive, Suite 600
Miami, FL 33131
(305) 371-4411

John Busi, MAI
Director
Cushman & Wakefield, Inc.
51 West 52nd Street
New York, NY  10019
(212) 841-7792

John Rush, MAI
Director
Cushman & Wakefield of Pennsylvania, Inc.
Two Logan Square, 20th Fl.
Philadelphia, PA 19103
(215) 963-4000

Robert DiFalco, MAI
Director
Cushman & Wakefield of Connecticut, Inc.
107 Elm Street
4 Stamford Plaza, 8th Floor
Stamford, CT 06902
(203) 348-8550

Kenneth Foltz, MAI
Director
Cushman & Wakefield of Florida, Inc.
One Tampa City Center, Suite 1900
Tampa, FL 33602
(813) 223-6300

Donald Morris, MAI
Director
Cushman & Wakefield of
Washington, DC, Inc.
1875 Eye Street N.W., Suite 700
Washington, DC 20006
(202) 467-0600

-------------------------------------------
             WESTERN REGION
-------------------------------------------

Stanley Dennis, MAI
Director
Cushman & Wakefield of Illinois, Inc.
150 South Wacker Drive, Suite 3100
Chicago, IL 60606
(312) 853-0030

John Emmerling, MAI
Director
Cushman & Wakefield of Colorado, Inc.
410 Seventeenth Street, Suite 200
Denver, CO 80202
(303) 571-4100

Robert Bell, MAI
Director
Cushman & Wakefield of California, Inc.
2100 Main Street, Suite 100
Irvine, CA 92714
(714) 474-4004

James Myers, MAI
Senior Director
Cushman & Wakefield of California, Inc.
555 South Flower Street, Suite 4200
Los Angeles, CA 90071-2418
(213) 955-5100

Stephen Leach, MAI
Director
Cushman & Wakefield of Arizona, Inc.
1850 North Central Avenue, Suite 300
Phoenix, AZ 85004
(602) 253-7900

John Vissotzky, MAI
Director
Cushman & Wakefield of Oregon, Inc.
200 S.W. Market Street, Suite 200
Portland, OR 97201-5730
(503) 279-1745

Kenneth Matlin, MAI
Director
Cushman & Wakefield of California, Inc.
2055 Gateway Place, Suite 550
San Jose, CA 95110
(408) 436-5500

Kenneth Barnes, MAI
Director
Cushman & Wakefield of Washington, Inc.
Key Tower
700 Fifth Avenue, Suite 2700
Seattle, WA 98104
(206) 521-0243

                              Cushman & Wakefield
                                Office Locations

                                  Headquarters
                              51 West 52nd Street
                               New York, NY 10019

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                                   Washington
                                    Bellevue
                                    Seattle

                                Eastside/Northend
                                   Industrial
                                  Market Report

                               First Quarter 1997

                                    CUSHMAN &
                                  WAKEFIELD (R)
                              Improving your place
                               in the world. (SM)


             Bellevue Office - 777 108th Avenue N.E. - Suite 1850 -
                       Bellevue, WA 98004 - 206-455-4500

                Seattle Office - 700 Fifth Avenue - Suite 2700 -
                        Seattle, WA 98104 - 206-682-0666

--------------------------------------------------------------------------------
Table of                                                Industrial Market Report
Contents                                                      First Quarter 1997
--------------------------------------------------------------------------------

Cushman & Wakefield in Seattle and Bellevue ............................  Page 2

Eastside/Northend Industrial Market Summary
   Eastside ............................................................  Page 3
   Northend ............................................................  Page 5

Eastside/Northend Industrial Market Statistical Summary
   Market and Submarket Statistics (by market) .........................  Page 6
   Market and Space Type Statistics ....................................  Page 7
   Market and Submarket Statistics (by space type) .....................  Page 8
   Comparative Market Statistics .......................................  Page 9
   1997 Construction Deliveries / List of Projects Under Construction .. Page 10
   List of Projects Proposed ........................................... Page 11

Market Definitions ..................................................... Page 12

Glossary ............................................................... Page 14

Cushman & Wakefield Offices ............................................ Page 16

                   EASTSIDE/NORTHEND INDUSTRIAL MARKET REPORT
                         1997 Cushman & Wakefield, Inc.

The data compiled in the Eastside/Northend Industrial Market Report is the legal property of Cushman & Wakefield of Washington, Inc. Reproduction or dissemination of the information contained herein is strictly prohibited without the express written consent of Cushman & Wakefield of Washington. Inc.


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

--------------------------------------------------------------------------------
Cushman & Wakefield                                     Industrial Market Report
In Seattle and Bellevue                                       First Quarter 1997
--------------------------------------------------------------------------------

Cushman & Wakefield of Washington is pleased to present the Eastside/Northend Industrial Market Report, a quarterly overview of the area's major industrial markets. The information included in this report is based on First Quarter 1997 figures.

Since 1978, Cushman & Wakefield has been providing real estate solutions to companies in the greater Seattle area. In 1986, Cushman & Wakefield expanded its operations with the opening of a suburban office in Bellevue to service the growing needs of the Eastside and Northend office and industrial markets.

Today, the firm's combined Seattle and Bellevue offices employ more than 42 professionals providing local and national clients with solutions for all real estate needs and expertise in the following areas:

Core Capabilities

         Office and Industrial Brokerage Services
         o  Tenant Representation
         o  Landlord Representation
         o  Leasing and Sales

         Financial Services
         o  Acquisition
         o  Disposition
         o  Finance

         Valuation Advisory Services
         o  Appraisal
         o  Valuation Advisory
         o  Tax Consulting

         Asset Services
         o  Property Management
         o  Facilities Management
         o  Construction Services
         o  Agency Leasing

         Research Services
         o  Market Analysis
         o  Location Strategies
         o  Demographic Studies

         Corporate Services
         o  Strategic Advisory
         o  Transaction Management
         o  Portfolio Management

--------------------------------------------------------------------------------
Senior Managing Directors                          Valuation Advisory Services
Gordon J. Ahalt                                    Kenneth A. Barnes, Manager
Thomas J. Usher                                    Scott Biethan
                                                   Valerie Foster
Brokerage Services                                 Frank Rojas
Thomas Abbott                                      Michael Shigley
Steve Amey
Greg Berry                                         Tax Consulting
Thomas Bobman                                      Joseph C. Smurdon
Gary Burlington
Jennifer Casselli                                  Asset Services
Douglas Hanafin                                    Mark Floistad, Manager
Steve Henderson                                    John Blackburn
Chris Hughes                                       Richard Shorett
Joe Lane
Michael Livingston                                 Financial Services
David Magee                                        Gary Danklefsen
David Miller                                       Reynolds Haas
Garth Olsen                                        Scott Langley
Janet Reese-Backus                                 Robert Larsen
Jim Welle                                          J. Patrick Mahoney
Matt Wood                                          Bruce Rawlinson
David Young
Louis Zonta                                        Financial Systems
                                                   Jeffrey A. James
Research Services
Marilyn Bontrager, Area Manager                    Mortgage Brokerage
Kelly Everett                                      Gary J. Griff
Lori Hill
Lane Meyer
--------------------------------------------------------------------------------

Nationally, Cushman & Wakefield is one of the largest real estate firms, exclusively serving the needs of business. Founded in 1917 in New York City, Cushman & Wakefield is a subsidiary of The Rockefeller Group.

                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
                                                              First Quarter 1997
--------------------------------------------------------------------------------

Eastside

   Overall Inventory              25,675,928
   Overall Vacancy Rate                 6.6%

   Availabilities:
   Manufacturing                     170,091
     Warehouse/Distribution          698,170
     High Tech                       341,735
     Office/Service Center           495,775

   Wtd. Avg. Rental Rate:
     Manufacturing                     $0.49
     Warehouse/Distribution            $0.48
     High Tech                         $0.88
     Office/Service Center             $0.59

   YTD Net Absorption              (141,822)
   YTD Leasing Activity              554,361
   YTD Owner/User Sales Activity           0

The Eastside industrial market experienced a lull in activity during the quarter. New availabilities entering the market outpaced fairly strong leasing activity, resulting in negative net absorption and a slight increase in the vacancy rate. Construction activity, however, maintained an active pace and investor interest in the market remained strong.

The overall vacancy rate climbed 0.6 percentage points from the beginning of the year to 6.6%. This was caused by several new availabilities that came on-line during the quarter, including 60,000 square feet (sf) of high tech space at the North Building in the Kirkland submarket and 21,000 sf of high tech space at Westpark G-1 in the Redmond Willows submarket. As a result, the overall vacancy rate for high tech space was boosted to 5.0%, up from 3.2% at the beginning of the year. Numerous smaller availabilities in various office/service center parks caused the overall vacancy rate for that space type to jump 1.5 percentage points during the quarter to 6.8%. It is important to note that despite the increase in available space for these two space types, options for large space remains extremely limited. There are currently only six high tech spaces greater than 20,000 sf available on the entire Eastside, and only two office/service center spaces over 20,000 sf are vacant at this time. Meanwhile, available space within manufacturing and warehouse/distribution buildings continued to dwindle, as the overall vacancy rates for those space types dropped slightly to 4.9% and 8.6%, respectively.

                       YEAR-TO-DATE LEASING ACTIVITY

                    Eastside               Northend
                   [BAR CHART]            [BAR CHART]

                   MF  60,672 sf          MF 29,080 sf
                   WD 193,863 sf          WD 28,655 sf
                   HT 135,699 sf          HT  5,300 sf
                   OS 164,127 sf          OS  7,360 sf

                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
                                                              First Quarter 1997
--------------------------------------------------------------------------------

Although leasing activity totaled over 500,000 sf for the quarter, net absorption was marginal, totaling a negative 140,000 sf. The bulk of the space leased during the quarter was warehouse/distribution space, primarily in Woodinville; therefore, net absorption for that space type reached the modest figure of 50,000 sf. The high tech and office service center vacancies mentioned above caused net absorption for those two space types to total a combined negative 220,000 sf for the quarter, which adversely impacted the overall net absorption figure.

Despite lackluster net absorption performance during the quarter, the outlook for the industrial market remains positive. Given the strong demand for industrial space and the relative lack of large available spaces, new availabilities are expected to have a fairly short shelf life. Impending construction deliveries, which will total nearly one million square feet (msf), will substantially boost net absorption in the coming months, as most of the space under construction has already been preleased.

                          INVENTORY AND AVAILABLE SPACE

                     [GRAPHICAL REPRESENTATION OF BAR CHART]

                             <DATA POINTS TO COME>

                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
                                                              First Quarter 1997
--------------------------------------------------------------------------------

Northend

   Overall Inventory               8,389,607
   Overall Vacancy Rate                 7.6%

   Availabilties:
     Manufacturing                   264,971
     Warehouse/Distribution          273,569
     High Tech                        82,086
     Office/Service Center            17,979

   Wtd. Avg. Rental Rate:
     Manufacturing                     $0.42
     Warehouse/Distribution            $0.55
     High Tech                         $0.93
     Office/Service Center             $0.77

   YTD Net Absorption              (120,180)
   YTD Leasing Activity               70,395
   YTD Owner/User Sales Activity           0

Similar to the Eastside market, activity in the Northend was sluggish during the quarter, as the market posted an increase in supply of available space. Leasing activity was modest and failed to offset new availabilities entering the market. This resulted in weak net absorption for the quarter. Despite this, options for existing space remained limited and construction activity continued to progress.

The overall vacancy rate increased 0.9 percentage points from January to end the quarter at 6.7%. This represents approximately 640,000 sf currently available for lease. The increase in the overall vacancy rate is primarily the result 150,000 sf of warehouse/distribution space that became available at the Everett Industrial Center. This caused the vacancy rate for warehouse/distribution space to jump to 9.9%, up from 4.4% in January. This also affected the vacancy rate for the Everett submarket, which climbed to 11.4%, compared to 7.9% at the beginning of the year. All other space types actually registered decreases in overall vacancy rate.

Not surprisingly, warehouse/distribution space recorded a net absorption total of a negative 151,000 sf for the quarter, while net absorption in the Everett submarket totaled a negative 133,000 sf. Minimal leasing totaling 70,000 sf could not offset the negative impact of new availabilities, therefore, net absorption for the overall market totaled a negative 120,000 sf.

While the effects of the strong preleasing activity that occurred in 1996 have yet to be felt in the Northend market, impending built-to-suit construction deliveries will help to reverse the weak absorption levels achieved thus far this year. There is currently nearly 400,000 sf under construction, much of which is due to be completed in April and May. Of the space being built, only 29,000 sf remains vacant. Additionally, over 1.2 msf of new industrial space is proposed for the Northend, and with large contiguous space in short supply, build-to-suit opportunities are expected to continue to attract the interest of companies seeking to expand.


================================================================================
                   FIRST QUARTER 1997 SIGNIFICANT TRANSACTIONS

                                                            Square    Transaction
Tenant/Buyer              Building                         Footage    Type         Submarket
--------------------------------------------------------------------------------------------
Spieker Properties        Quadrant Corporate Center        205,000    Sale         Bothell
Elizabeth Lynn Trust      Lang Manufacturing Building      111,018    Sale         Everett
UVAG Realty Partnership   95 Riverside Park                 94,000    Sale         Willows
Matsushita                Canyon Park East Building J       71,402    Prelease     Bothell
Rosche Finanz of Germany  Eddie Bauer Call Center           65,000    Sale         Bothell
============================================================================================


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
Statistical Summary                                           First Quarter 1997
--------------------------------------------------------------------------------

                               MARKET AND SUBMARKET STATISTICS

                                                                           Overall         Net Absorption
                              No. of        Overall            Overall     Vacancy  ----------------------------
Market                      Projects      Inventory     Availabilities        Rate  4th Qtr 1996    1st Qtr 1997
================================================================================================================
EASTSIDE                         416     25,675,928          1,705,771        6.6%       204,396       (141,822)
----------------------------------------------------------------------------------------------------------------
  Bellevue                        76      4,040,652            268,502        6.6%        25,087        (98,595)
  Issaquah/East 1-90              15      1,529,905             53,818        3.5%        (5,440)       (19,296)
  Redmond (Overlake)              17      2,294,161            121,285        5.3%        22,835          3,380
  Redmond (Willows)               80      4,332,783            300,190        6.9%       (23,203)       (97,738)
  Redmond (East)                  54      2,871,509             80,752        2.8%        36,797          9,668
  Kirkland                        45      2,453,598            219,322        8.9%        55,932        (54,579)
  Woodinville                     63      4,020,925            469,694       11.7%        41,167         73,823
  Bothell                         66      4,132,395            192,208        4.7%        51,221         41,515
================================================================================================================
NORTHEND                         154      8,389,607            638,605        7.6%        48,153       (120,180)
----------------------------------------------------------------------------------------------------------------
  Edmonds/Mountlake Terrace       18        462,747                  0        0.0%             0              0
  Lynnwood                        44      1,485,136            107,049        7.2%        (4,953)         7,255
  Mukilteo                        34      2,388,233             69,976        2.9%        40,196          6,178
  Everett                         58      4,053,491            461,580       11.4%        12,910       (133,613)
================================================================================================================
TOTAL                            570     34,065,535          2,344,376        6.9%       252,549       (262,002)
----------------------------------------------------------------------------------------------------------------


                             OVERALL AVAILABILITIES
                                  BY SIZE RANGE

                     [GRAPHICAL REPRESENTATION OF BAR CHART]

                             <DATA POINTS TO COME>

                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
Statistical Summary                                           First Quarter 1997
--------------------------------------------------------------------------------

                               MARKET AND SPACE TYPE STATISTICS

                                                                  Overall          Net Absorption
                          No. of        Overall         Overall   Vacancy   -----------------------------
Market                  Projects      Inventory  Availabilities      Rate   4th Qtr 1996     1st Qtr 1997
=========================================================================================================
EASTSIDE                     416     25,675,928       1,705,771      6.6%        204,396        (141,822)
---------------------------------------------------------------------------------------------------------
  Manufacturing               64      3,443,577         170,091      4.9%        (26,198)         33,372
  Warehouse/Distribution     140      8,160,407         698,170      8.6%         93,726          47,545
  High Tech                  101      6,788,279         341,735      5.0%         79,693         (87,012)
  Office/Service Center      111      7,283,665         495,775      6.8%         57,175        (135,727)
=========================================================================================================
NORTHEND                     154      8,389,607         638,605      7.6%         48,153        (120,180)
---------------------------------------------------------------------------------------------------------
  Manufacturing               63      4,131,759         264,971      6.4%          2,901          20,028
  Warehouse/Distribution      68      2,766,022         273,569      9.9%         30,101        (151,624)
  High Tech                   10      1,044,612          82,086      7.9%          9,000           5,300
  Office/Service Center       13        447,214          17,979      4.0%          6,151           6,116
=========================================================================================================
TOTAL                        570     34,065,535       2,344,376      6.9%        252,549        (262,002)
---------------------------------------------------------------------------------------------------------
  Manufacturing              127      7,575,336         435,062      5.7%        (23,297)         53,400
  Warehouse/Distribution     208     10,926,429         971,739      8.9%        123,827        (104,079)
  High Tech                  111      7,832,891         423,821      5.4%         88,693         (81,712)
  Office/Service Center      124      7,730,879         513,754      6.6%         63,326        (129,611)
---------------------------------------------------------------------------------------------------------


                           YEAR-TO-DATE NET ABSORPTION

                     [GRAPHICAL REPRESENTATION OF BAR CHART]

                             <DATA POINTS TO COME>

                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
Statistical Summary                                           First Quarter 1997
--------------------------------------------------------------------------------

                         MARKET AND SUBMARKET STATISTICS

                                                 Manufacturing                          Warehouse/Distribution
                                  ----------------------------------------  ---------------------------------------------
                                                                   Overall                                        Overall
                                     Overall           Overall     Vacancy       Overall             Overall      Vacancy
Market                             Inventory    Availabilities        Rate     Inventory      Availabilities         Rate
=========================================================================================================================
EASTSIDE                           3,443,577           170,091        4.9%     8,160,407             698,170         8.6%
-------------------------------------------------------------------------------------------------------------------------
  Bellevue                           548,807                 0        0.0%     1,417,263             106,170         7.5%
  Issaquah/East 1-90                  22,603                 0        0.0%       513,430              31,669         6.2%
  Redmond (Overlake)                 123,341                 0        0.0%       246,050                   0         0.0%
  Redmond (Willows)                  561,023           116,676       20.8%       457,102              18,800         4.1%
  Redmond (East)                     207,646             7,000         34%     1,046,187              31,400         3.0%
  Kirkland                           647,297             9,715        1.5%       716,541              87,602        12.2%
  Woodinville                        531,286            36,700        6.9%     3,002,662             400,529        13.3%
  Bothell                            801,574                 0        0.0%       761,172              22,000         2.9%
=========================================================================================================================
NORTHEND                           4,131,759           264,971        6.4%     2,766,022             273,569         9.9%
-------------------------------------------------------------------------------------------------------------------------
  Edmonds/Mountlake Terrace           85,342                 0        0.0%       315,787                   0         0.0%
  Lynnwood                           429,652             7,200        1.7%       691,454              12,930         1.9%
  Mukilteo                         1,560,294            39,951       2.6%        291,489              23,875         8.2%
  Everett                          2,056,471           217,820       10.6%     1,467,292             236,764        16.1%
=========================================================================================================================
TOTAL                              7,575,336           435,062        5.7%    10,926,429             971,739         8.9%
-------------------------------------------------------------------------------------------------------------------------

                                                     High Tech                          Office/Service Center
                                  ----------------------------------------  ---------------------------------------------
                                                                   Overall                                        Overall
                                     Overall           Overall     Vacancy       Overall             Overall      Vacancy
Market                             Inventory    Availabilities        Rate     Inventory      Availabilities         Rate
=========================================================================================================================
EASTSIDE                           6,788,279           341,735        5.0%     7,283,665             495,775         6.8%
-------------------------------------------------------------------------------------------------------------------------
  Bellevue                           328,288                 0        0.0%     1,746,294             162,332         9.3%
  Issaquah/East 1-90                 366,017            11,389        3.1%       627,855              10,760         1.7%
  Redmond (Overlake)                 825,023                 0        0.0%     1,099,747             121,285        11.0%
  Redmond (Willows)                2,236,196           111,564        5.0%     1,078,462              53,150         4.9%
  Redmond (East)                     722,688             3,709        0.5%       894,988              38,643         4.3%
  Kirkland                           128,170            69,570       54.3%       961,590              52,435         5.5%
  Woodinville                         52,872             9,000       17.0%       434,105              23,465         5.4%
  Bothell                          2,129,025           136,503        6.4%       440,624              33,705         7.6%
=========================================================================================================================
NORTHEND                           1,044,612            82,086        7.9%       447,214              17,979         4.0%
-------------------------------------------------------------------------------------------------------------------------
  Edmonds/Mountlake Terrace                0                 0         N/A        61,618                   0         0.0%
  Lynnwood                           193,936            73,936       38.1%       170,094              12,983         7.6%
  Mukilteo                           439,300             6,150        1.4%        97,150                   0         0.0%
  Everett                            411,376             2,000        0.5%       118,352               4,996         4.2%
=========================================================================================================================
TOTAL                              7,832,891           423,821        5.4%     7,730,879             513,754         6.6%
-------------------------------------------------------------------------------------------------------------------------


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
Statistical Summary                                           First Quarter 1997
--------------------------------------------------------------------------------

                          COMPARATIVE MARKET STATISTICS

                                    Overall Availabilities              Overall Vacancy Rate             Net Absorption
                                ------------------------------   ------------------------------   ---------------------------
Market                          1st Qtr 1996      1st Qtr l997    1st Qtr 1996     1st Qtr 1997      YTD 1996       YTD 1997
=============================================================================================================================
EASTSIDE                           1,469,493         1,705,771            6.0%             6.6%       716,757       (141,822)
-----------------------------------------------------------------------------------------------------------------------------
     Bellevue                        107,126           268,502            3.1%             6.6%       (21,744)       (98,595)
     Issaquah/East I-90               13,964            53,818            0.9%             3.5%        59,102        (19,296)
     Redmond (Overlake)              105,678           121,285            4.6%             5.3%       244,712          3,380
     Redmond (Willows)               311,648           300,190            7.3%             6.9%       218,384        (97,738)
     Redmond (East)                  171,970            80,752            6.2%             2.8%       (13,078)         9,668
     Kirkland                        188,828           219,322            8.2%             8.9%        14,651        (54,579)
     Woodinville                     259,567           469,694            7.1%            11.7%       182,550         73,823
     Bothell                         310,712           192,208            7.5%             4.7%        32,180         41,515
=============================================================================================================================
NORTHEND                             408,246           638,605            4.9%             7.6%        98,269       (120,180)
-----------------------------------------------------------------------------------------------------------------------------
     Edmonds/Mountlake Terrace             0                 0            0.0%             0.0%             0              0
     Lynnwood                        103,713           107,049            7.1%             7.2%        28,358          7,255
     Mukilteo                        188,625            69,976            7.9%             2.9%        32,465          6,178
     Everett/Mukilteo                115,908           461,580            2.9%            11.4%        37,446       (133,613)
=============================================================================================================================
TOTAL                              1,877,739         2,344,376            5.7%             6.9%       815,026       (262,002)
-----------------------------------------------------------------------------------------------------------------------------


                           OVERALL VACANCY RATE TRENDS

                     [GRAPHICAL REPRESENTATION OF BAR CHART]

                                   Eastside           Northend
                                   --------           --------
               1st Quarter 1996        6.0%               4.9%
               2nd Quarter 1996        7.3%              10.3%
               3rd Quarter 1996        6.5%               8.0%
               4th Quarter 1996        6.1%               7.1%
               1st Quarter 1997        6.6%               7.6%


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
Statistical Summary                                           First Quarter 1997
--------------------------------------------------------------------------------

                          1997 CONSTRUCTION DELIVERIES

                                                 Space                    Completion      Total    Available
Project                             Submarket    Type   Owner/Developer         Date    Sq. Ft.      Sq. Ft.
============================================================================================================
FIRST QUARTER                                                                            28,000        6,277
------------------------------------------------------------------------------------------------------------
  Par Mac 100 Building Annex        Kirkland     WD     Thomas Schafer          3/97     28,000        6,277
============================================================================================================
GRAND TOTAL                                                                              28,000        6,277
------------------------------------------------------------------------------------------------------------

                                LIST OF PROJECTS

                               UNDER CONSTRUCTION

                                                   Space                              Completion       Total       Available
Project                             Submarket      Type   Owner/Developer                   Date     Sq. Ft.         Sq. Ft.
============================================================================================================================
EASTSIDE                                                                                             928,902         101,760
----------------------------------------------------------------------------------------------------------------------------
   Universal Avionics Building      Willows        HT     Quadrant Corporation              4/97      65,000               0
   Underwood Johnson Corp. Pk.      Redmond East   WD     Underwood Johnson Group           4/97     400,000               0
   Western Medical Building         Woodinville    WD     Teutsch Partners                  5/97      26,000          19,800
   Ridgewood Corp. Park             Woodinville    WD     Teutsch Partners                  5/97     103,500          81,960
   AT&T Wireless Bldg II            Bothell        HT     Jack Martin Development           5/97     103,000               0
   SeaMed - Canyon Park             Bothell        HT     Washington Capital                5/97      95,000               0
   Eddie Bauer Call Center          Bothell        HT     Quadrant Corporation              7/97      65,000               0
   Canyon Park East Bldg J          Bothell        HT     WRC Properties                   12/97      71,402               0
============================================================================================================================
NORTHEND                                                                                             393,218          28,819
----------------------------------------------------------------------------------------------------------------------------
   Synsor Building                  Everett        WD     Partners Trust 1                  4/97      90,000               0
   Intracorp Seaway Ctr Tract I     Everett        WD     Intracorp Industrial Group        4/97     192,200          28,819
   Lang Manufacturing Building      Everett        MF     Quadrant Corporation              5/97     111,018               0
============================================================================================================================
TOTAL                                                                                              1,322,120         130,579
----------------------------------------------------------------------------------------------------------------------------


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Eastside/Northend                                       Industrial Market Report
Statistical Summary                                           First Quarter 1997
--------------------------------------------------------------------------------

                                LIST OF PROJECTS

                                    PROPOSED

                                                                                                                           Estimated
                                                                Space                                  Completion              Total
Project                                    Submarket            Type     Owner/Developer                     Date            Sq. Ft.
====================================================================================================================================
EASTSIDE                                                                                                                   2,402,868
------------------------------------------------------------------------------------------------------------------------------------
     Mercer Island Building                Issaquah/I-90        HT       Trammell Crow Company               TBD              30,000
     I-90/Preston Ind. Park III            Issaquah/I-90        WD       Bernard Development                 TBD              60,000
     Willows Commerce Park II              Willows              HT       Opus Northwest L.L.C.               TBD             220,000
     Quadrant Willows Corp. Ctr.           Willows              HT       Quadrant Corporation                TBD             338,500
     Redmond Hilltop Buildings             Redmond (East)       HT       Redmond Hilltop Associates          TBD              95,180
     Northwest Business Center             Redmond (East)       WD       Not Available                       TBD             119,867
     Guincher Project                      Redmond (East)       HT       Luis Guincher                       TBD             600,000
     Touchstone Building                   Kirkland             HT       Key Bank Tacoma                     9/97            100,179
     Park 144 - Phase II                   Woodinville          MF       Schoening                           TBD              20,000
     Construction Trade Center II          Woodinville          MF       RRR Partnership                     TBD              21,675
     Woodinville Business Ctr. II          Woodinville          OS       Marcol Development                  TBD              30,882
     Woodview Business Park 8/9            Woodinville          MF       Harvey M. Anderson                  TBD              48,300
     Seavestco Corporate Center            Woodinville          WD       Seavestco                           TBD             128,756
     Quadrant Bus. Park Lot 1              Bothell              OS       Quadrant Corporation                TBD              22,200
     Monte Villa Lot 10                    Bothell              HT       Quadrant Corporation                TBD              26,850
     Monte Villa Lot 6                     Bothell              HT       Quadrant Corporation                TBD              43,200
     Canyon Park East Bldg L               Bothell              HT       WRC Properties                      TBD              45,630
     Monte Villa Lots 19 & 20              Bothell              HT       Quadrant Corporation                TBD              45,800
     Highlands Tract 42, Bldg C            Bothell              HT       Roger Belanich                      TBD              51,440
     Highlands Tract 44, Bldg F            Bothell              HT       Roger Belanich                      TBD              54,000
     Highlands Tract 44, Bldg E            Bothell              HT       Roger Belanich                      TBD              54,500
     Highlands Tract 42, Bldg B            Bothell              HT       Roger Belanich                      TBD              57,830
     Monte Villa Lot 1A                    Bothell              HT       Quadrant Corporation                TBD              58,250
     Highlands Tract 42, Bldg A            Bothell              HT       Roger Belanich                      TBD              64,229
     Monte Villa Lot 11                    Bothell              HT       Quadrant Corporation                TBD              65,600
====================================================================================================================================
NORTHEND                                                                                                                   1,271,427
------------------------------------------------------------------------------------------------------------------------------------
     Lincoln Way Industrial Park I         Lynnwood             WD       First Western Development           TBD              35,997
     Lincoln Way Industrial Park II        Lynnwood             WD       First Western Development           TBD              48,305
     Quadrant I-5 Corporate Ctr.           Lynnwood             HT       Quadrant Corporation                TBD             240,600
     Harbour Pointe Industrial Bldg        Mukilteo             WD       Not Available                       TBD              25,000
     Pointe 525 Business Center II         Mukilteo             OS       The Petersons                       TBD              26,000
     Viking Freight Building               Everett              WD       Viking Freight                      TBD              35,000
     Frito Lay Distribution Center         Everett              WD       Frito Lay                           TBD              36,250
     Casino Industrial Center              Everett              WD       Jack Martin Development             TBD              70,000
     Quadrant Seaway Lot 2C                Everett              MF       Quadrant Corporation                TBD              99,975
     Quadrant Seaway Lot 5B                Everett              MF       Quadrant Corporation                TBD             104,300
     Intracorp Seaway Ctr Tract III        Everett              WD       Intracorp Industrial Group          TBD             300,000
     Intracorp Seaway Ctr Tract II         Everett              WD       Intracorp Industrial Group          TBD             250,000
====================================================================================================================================
TOTAL                                                                                                                      3,674,295
------------------------------------------------------------------------------------------------------------------------------------


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Market                                                  Industrial Market Report
Definitions                                                   First Quarter 1997
--------------------------------------------------------------------------------

Bellevue

Including all buildings located within the Bellevue city limits, this area features some of the Eastside's initial light industrial business park developments. While growth continues to move to the perimeter markets due to the decreasing supply of zoned land, this area has begun to experience the conversion of industrial buildings to other uses. Major multi-tenant projects include Evans Industrial Park and Twelfth Place.

Issaquah/I-90 Corridor

Proximity to Interstate 90 is a key consideration for industrial users located in the Issaquah/I-90 market. Extending from Mercer Island along I-90 to North Bend, the I-90 Corridor provides immediate freeway access and high visibility.

Redmond (Overlake)

Providing immediate access to SR-520 and to 148th Avenue Northeast, the Overlake market offers a central location to the entire Eastside and close proximity to retail support services. Overlake Business Center is the largest project in this market and is available to both office and industrial users. Major tenants in this market include Microsoft, Nintendo, Eddie Bauer and Spacelabs.

Redmond (Willows)

Situated along Willows Road, this area contains the highest concentration of tenants on the Eastside, including Data I/0, Physio Control and AT&T Wireless. The submarket contains a high concentration of high tech projects, including Westpark, Pacific Business & Tech Center, and Willows Commerce Center.

Redmond (East)

Surrounding the eastern border of the city of Redmond, this area contains primarily build-to-suit and owner-user buildings and offers immediate access to SR-520. Major projects include Marymoor Business Campus, Park East, Redmond East Business Campus and Underwood Johnson Corporate Park.

Kirkland

Consisting of buildings located within the Kirkland city limits, this area features immediate access to Interstate 405, which intersects this market. Spot zoning has limited development primarily to the Totem Lake area, yet the market is quite expansive. Major projects include Kirkland 405 Corporate Center, Par Mac Industrial Park and the Totem Valley Business Center.

Woodinville

Consisting of projects located within the Woodinville city limits, industrial development continues to expand north to this area. Over 50 percent of the built space in this market consists of warehouse/distribution space, including The Park at Woodinville, Woodinville Corporate Center and K & S Business Park.

Bothell

Consisting primarily of light industrial and high technology space, the city of Bothell is located in the northeast corner of King county and the southeast corner of Snohomish county. Home to the Technology Corridor, this area offers the largest concentration of planned business parks in the area, including Quadrant Business Park, Koll North Creek Business Center and Canyon Park Business Center.

Edmonds/Mountlake Terrace

Bordered by Puget Sound to the west and the King/Snohomish county line to the south, this area consists of all buildings located within the Edmonds and Mountlake Terrace city limits. Intersected by both Highway 99 and Interstate 5, this area offers immediate freeway access north to Lynnwood and Everett and south to Seattle.


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Market                                                  Industrial Market Report
Definitions continued                                         First Quarter 1997
--------------------------------------------------------------------------------

Lynnwood

Lynnwood's central location within Snohomish county contributes to its appeal for industrial development. The majority of the projects consist of manufacturing or warehouse/distribution space. Building sizes typically total 100,000 sf or less, with the exception of Quadrant 1-5 Center, a 300,000-square foot high tech project. Bordered on the east by the interchange of Interstates 5 and 405, Lynnwood offers easy access to Seattle, the Eastside and north to Everett.

Mukilteo

The city of Mukilteo is bordered by the Puget Sound and the cities of Everett and Lynnwood. The 2,500 acre Harbor Pointe development is located within its southern boundary. Major projects include Hers Industrial Park and Quadrant Business Park/Mukilteo.

Everett

Consisting of buildings located within the Everett city limits, this area contains the largest concentration of industrial space in the Northend, totaling over 3.9 msf. Major tenants include Boeing, Intermec and Alliant Techsystems. Everett is also the location of the Navy Homeport.


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Glossary                                                Industrial Market Report
                                                              First Quarter 1997
--------------------------------------------------------------------------------

Overall Inventory

Includes all existing competitive single tenant and multi-tenant industrial buildings; located in King County on the east side of Lake Washington including the cities of Edmonds, Mountlake Terrace, Lynnwood and Mukilteo in Snohomish county; consisting of 10,000 rentable square feet in size or larger as well as significant buildings less than 10,000 sf. Owner occupied buildings are included.

Speculative Inventory

Includes all existing competitive single tenant and multi-tenant industrial buildings; located in King county on the east side of Lake Washington including the cities of Edmonds, Mountlake Terrace, Lynnwood, Everett and Mukilteo in Snohomish county; consisting of 10,000 rentable square feet in size or larger as well as significant buildings less than 10,000 sf. Owner occupied buildings are not included.

High Tech/R&D/Flex Space

Buildings which are primarily used for research and development, engineering, bio-technology or electronic assembly. Part of the space could be built-out for certain types of office or warehouse use. Buildings are characterized by landscaped office park type construction, state-of-the-art amenities, typically high parking ratios (3.5/1000), with an emphasis on office and common area, and may include wiring for heavy amps. High tech facilities can incorporate a design that can accommodate 100% office build-out, loading capabilities and an extensive amount of glass.

Warehouse/Distribution Space

Buildings that contain high-cubed ceilings, dock high and/or grade level doors which would accommodate a distribution or warehouse user. Warehouse/distribution facilities are typically constructed with a functional design which will accommodate larger bay sizes and easily accessible loading capabilities. The facilities typically offer extensive maneuvering areas and truck circulation around each building, as well as provisions for constructing mezzanine office space. Characteristics include a low parking ratio, minimal landscaping and maximum lot coverage.

Manufacturing Space

Facilities used for manufacturing and fabrication purposes with some warehouse/storage capabilities. Building features may include craneways, heavy power and grade level doors. Manufacturing buildings typically consist of a functional design created to accommodate larger bay size users and which provide generous maneuvering areas and truck circulation between buildings. Manufacturing facilities typically include both dock high and grade level loading, high bay storage and provisions for mezzanine office space.

Office/Service Center (Business Park) Space

Primarily buildings with storefront/showroom areas, grade level loading, lower ceiling heights and service/repair areas. The buildings generally contain a high showroom/office versus warehouse build-out ratio. Incubator space is designed primarily for small bay users and is characterized by an extensive use of glass in office areas, a minimum parking ratio (3/1000), drive-in loading capabilities and maximum maneuvering area. Flex space offers additional features, including upper-level glass areas, the potential to build-out mezzanine office space, and both grade level and dock high loading capabilities.

Will Build-to-Suit Space

A developable parcel of industrial property in which the owner will improve the land to a particular tenant's specific needs within certain zoning, square footage and height limitations.

Construction Deliveries

Buildings that received their Certificate of Occupancy in 1997. Tenancy may not yet have taken place.


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

--------------------------------------------------------------------------------
Glossary                                                Industrial Market Report
continued                                                     First Quarter 1997
--------------------------------------------------------------------------------

Under Construction

Projects which are beyond site preparation and contain predominantly industrial space. A certificate of final completion has not been issued. Under construction projects do not include projects undergoing renovation.

Proposed

Projects that are in the planning stages that may or may not have been approved. Construction has not yet begun.

Direct Vacancy Rate

Space, available for lease through the landlord, divided by the speculative inventory. Space in buildings under construction is not included.

Overall Vacancy Rate

Space, available both directly and through sublease, divided by the inventory, including space available in buildings for sale. Space in buildings under construction is not included.

Direct Space

Space available for lease through the building owner.

Sublease Space

Space available for lease through the lessee to a third party for the remainder of the lessee's term and/or beyond.

Rental Rates

Triple net asking rental rates for direct space.

Net Absorption

The net change in occupied space during a given period of time excluding sublet space and preleasing activity.

Leasing Activity

The sum of all completed lease transactions in a given period of time including sublet space and preleasing activity and excluding renewals.

Preleasing Activity

The sum of all completed transactions in under construction, under renovation and proposed projects.

Sales Activity

The sum of all completed owner/user sales transactions in a given period of time.

Symbols
TBD:  to be determined
N/A:  not available
SF:   square feet
MSF:  million square feet
MF:   manufacturing
WD:   warehouse/distribution
HT:   high tech
OS:   office/service center
BTS:  build-to-suit

*Inventory numbers may vary somewhat due to building additions, deletions or other changes; therefore, inventory numbers may not match those reported last quarter.


                                                                CUSHMAN &
                                                              WAKEFIELD (R)
                                                          Improving your place
                                                           in the world. (SM)

Source:  Cushman & Wakefield of Washington Research Services

                                                                  QUALIFICATIONS
================================================================================

                                                           Steven A. Zenker, MAI

Professional Affiliations

  Member Appraisal Institute (MAI designation #11,006)
  OREGON              Certified Real Estate Appraiser - #C000202
  WASHINGTON          Certified Real Estate Appraiser - General -
                      #270-11 ZE-NK-ES-A399BM
  CALIFORNIA          Certified General Real Estate Appraiser - #AG001948
                      State of California Real Estate Broker
  ALASKA              Certified General Real Estate Appraiser - #AA 169
  IDAHO               Certified General Appraiser - #CGA-159
  UTAH                Temporary Permit - Certified General - #94-04-04

Real Estate Experience

  Director, Cushman & Wakefield of Oregon, Inc., Valuation Advisory Services Group, a full service real estate organization specializing in appraisal and consulting. November 1991 to present.

  Associate, Diversified Realty Appraisal, Newport Beach, California. 1986-1991.

  Research Assistant, Grubb & Ellis, Newport Beach, California. 1985-1986.

  Office Buildings              Residential Income
  Hotels/Motels                 Residential Condominiums
  Shopping Centers              Regional Malls
  Commercial Land               Golf Courses/Country Clubs
  Auto Dealerships              Industrial Land
  Industrial Facilities         Special Purpose

Education

   Bachelor of Arts Degree (Economics/Mathematics), 1983
   University of California, Irvine

   Appraisal Institute
       #1A1 Real Estate Appraisal Principles
       #1A2 Basic Valuation Procedures
       #1BA Capitalization Theory and Techniques, Part A
       #1BB Capitalization Theory and Techniques, Part B
       #SPP Standards of Professional Practice
       #2-1 Case Studies in Real Estate Valuation
       #2-2 Report Writing and Valuation Analysis


                                                              CUSHMAN &
                                                            WAKEFIELD (R)
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                                                     VALUATION ADVISORY SERVICES
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                                                                  QUALIFICATIONS
================================================================================

                                                           Steven A. Zenker, MAI

   University of California, Irvine and Coastline Community College
       Real Estate Principles
       Real Estate Law
       Real Estate Finance
       Real Estate Economics
       Real Estate Management
       Real Estate Investment Analysis


                                                              CUSHMAN &
                                                            WAKEFIELD (R)
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                                                     VALUATION ADVISORY SERVICES
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